Exhibit 10.1

AMENDMENT NO. 2, dated as of June 21, 2024 (this “Amendment No. 2”), among Nextracker Inc., a Delaware corporation (“Parent”), the other Holding Entities party hereto, Nextracker LLC, a Delaware limited liability company (the “Borrower”), the Amendment No. 2 Incremental Lenders (as defined below), the Swingline Lender, each Issuing Bank, the other Lenders party hereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined in this Amendment No. 2 shall have the meanings assigned to such terms in the Amended Credit Agreement (as defined below).

WHEREAS, the Borrower, Parent, the other Holding Entities party thereto, the Lenders from time to time party thereto and the Administrative Agent entered into that certain Credit Agreement, dated as of February 13, 2023 (as amended by Amendment No. 1, dated as of October 24, 2023, and as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; and, as further amended by this Amendment No. 2, the “Amended Credit Agreement”);

Required Incremental Amendment

WHEREAS, immediately prior to the Incremental Transactions (as defined below), the Borrower has requested that the Lenders consent to the incurrence of the Revolving Facility Increase (as defined below) (such consent, the “Required Incremental Amendment”);

WHEREAS, pursuant to Section 9.02(b) of the Credit Agreement, the Borrower, Lenders constituting the Required Lenders (immediately prior to consummation of the Incremental Transactions) and the Administrative Agent have agreed to the Required Incremental Amendment;

Incremental Transactions

WHEREAS, immediately after giving effect to the Required Incremental Amendment, the Borrower has requested, pursuant to Sections 2.20 and 9.02(b) of the Credit Agreement, (i) to increase the aggregate principal amount of Revolving Commitments to $1,000,000,000 (this clause (i), the “Revolving Facility Increase”) and (ii) immediately after giving effect to the Revolving Facility Increase, that the Lenders consent to certain amendments to the Credit Agreement (clause (i) and (ii), collectively, the “Incremental Transactions”);

WHEREAS, each Lender party hereto as an “Amendment No. 2 Incremental Lender” (each, an “Amendment No. 2 Incremental Lender” and, collectively, the “Amendment No. 2 Incremental Lenders”) has agreed to provide a portion of the Revolving Facility Increase, in each case, effective as of the Amendment No. 2 Effective Date upon the terms and subject to the conditions set forth herein and in the Amended Credit Agreement;

WHEREAS, (i) each of JPMorgan Chase Bank, N.A., BofA Securities, Inc., Citibank, N.A., Barclays Bank PLC, BNP Paribas Securities Corp., HSBC Bank USA, N.A., Mizuho Bank, Ltd., The Bank of Nova Scotia, Truist Securities, Inc., KeyBanc Capital Markets Inc., UniCredit Bank GmbH, New York Branch and U.S. Bank National Association has been appointed by the Borrower to act, and has agreed to act, as joint lead arranger and joint bookrunner (in such capacities, the “Amendment No. 2 Arrangers”) and (ii) each of Goldman Sachs Bank USA and Sumitomo Mitsui Banking Corporation has been appointed by the Borrower to act, and has agreed to act, as co-documentation agent (in such capacities, the “Amendment No. 2 Co-Documentation Agents”) for this Amendment No. 2; and

WHEREAS, pursuant to Section 9.02(b) of the Credit Agreement, the Borrower, Lenders constituting the Required Lenders (immediately after giving effect to the Revolving Facility Increase) and the Administrative Agent have agreed to amend the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.   REVOLVING FACILITY INCREASE.

(a)   Subject to the terms and conditions of this Amendment No. 2 (including the satisfaction of the conditions set forth in Section 4), immediately after giving effect to the Required Incremental Amendment, each Amendment No. 2 Incremental Lender agrees (i) in the case of any Amendment No. 2 Incremental Lender that is a Revolving Lender immediately prior to the Amendment No. 2 Effective Date, to increase its existing Revolving Commitment by the amount set forth next to such Lender’s name in the column titled “Amendment No. 2 Revolving Commitment” in Exhibit B thereto and (ii) in the case of any Amendment No. 2 Incremental Lender that is not a Revolving Lender immediately prior to the Amendment No. 2 Effective Date (each, a “New Revolving Lender”), to provide Revolving Commitments in the amount set forth next to such Lender’s name in the column titled “Amendment No. 2 Revolving Commitment” in Exhibit B thereto (the commitments provided by such Amendment No. 2 Incremental Lenders pursuant to the preceding clause (i) or (ii), the “Amendment No. 2 Revolving Commitments”), in each case, from and after the Amendment No. 2 Effective Date in accordance with, and subject to the terms and conditions of, the Amended Credit Agreement. As of the Amendment No. 2 Effective Date (after giving effect to this Amendment No. 2 and the Revolving Facility Increase), (i) the aggregate Revolving Commitments of each Revolving Lender shall be as set forth in Exhibit C hereto and (ii) the Letter of Credit Commitment of each Issuing Bank shall be as set forth in Exhibit D hereto.

(b)   Each of the parties hereto hereby acknowledges and agrees that, effective as the Amendment No. 2 Effective Date, (i) each Revolving Lender immediately prior to the Amendment No. 2 Effective Date (each, an “Existing Revolving Lender”) will automatically and without further act be deemed to have assigned to each relevant Amendment No. 2 Incremental Lender, and each relevant Amendment No. 2 Incremental Lender will automatically and without further act be deemed to have assumed a portion of such Existing Revolving Lender’s participations under the Amended Credit Agreement in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each deemed assignment and assumption of participations, all of the Revolving Lenders’ (including each Amendment No. 2 Incremental Lender) (A) participations under the Amended Credit Agreement in Letters of Credit and (B) participations under the Amended Credit Agreement in Swingline Loans shall be held on a pro rata basis on the basis of their respective Revolving Commitments (after giving effect to this Amendment No. 2 and the Revolving Facility Increase), (ii) the Existing Revolving Lenders shall assign Revolving Loans to the Amendment No. 2 Incremental Lenders, and such Amendment No. 2 Incremental Lenders shall purchase such Revolving Loans, in each case, to the extent necessary so that all of the Revolving Lenders participate in each outstanding Borrowing of Revolving Loans pro rata on the basis of their respective Revolving Commitments (after giving effect to this Amendment No. 2 and the Revolving Facility Increase), (iii) each New Revolving Lender shall become a “Revolving Lender” under the Loan Documents with respect to its Amendment No. 2 Revolving Commitment and all matters relating thereto and (iv) U.S. Bank National Association shall become an “Issuing Bank” under the Loan Documents with respect to its Letter of Credit Commitment and all matters relating thereto. Notwithstanding anything to the contrary herein, the minimum borrowing, pro rata borrowing and pro rata payment requirements contained in the Credit Agreement shall not apply to the transactions effected pursuant to this paragraph (b).

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(c)   On the Amendment No. 2 Effective Date, the Borrower shall pay to the Administrative Agent, for the ratable account of the Existing Revolving Lenders, all accrued and unpaid interest, if any, in respect of the Revolving Loans to, but not including, the Amendment No. 2 Effective Date and all other amounts accrued and unpaid or otherwise owed in respect of the Revolving Facility under the Credit Agreement on the Amendment No. 2 Effective Date.

SECTION 2.   AMENDMENTS. Effective as of the Amendment No. 2 Effective Date (after giving effect to the Revolving Facility Increase):

(a)   the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A attached hereto pursuant to and in accordance with the terms and conditions set forth in this Amendment No. 2 and the Credit Agreement;

(b)   Schedule 2.01A to the Credit Agreement is amended and restated in its entirety as set forth in Exhibit C attached hereto pursuant to and in accordance with the terms and conditions set forth in this Amendment No. 2 and the Credit Agreement; and

(c)   Schedule 2.01B to the Credit Agreement is amended and restated in its entirety as set forth in Exhibit D attached hereto pursuant to and in accordance with the terms and conditions set forth in this Amendment No. 2 and the Credit Agreement.

SECTION 3.   REPRESENTATIONS AND WARRANTIES. Each Holding Entity and the Borrower each hereby represents that as of the Amendment No. 2 Effective Date, after giving effect to this Amendment No. 2:

(a)   each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct in all material respects (provided that, any representation and warranty that is qualified by Material Adverse Effect or other materiality qualifier shall be true and correct in all respects) as of such date except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, in the case of any representation or warranty qualified by Material Adverse Effect or other materiality qualifier, in all respects) as of such earlier date; and

(b)   no Default or Event of Default has occurred and is continuing.

SECTION 4.   CONDITIONS TO EFFECTIVENESS OF AMENDMENT NO. 2. This Amendment No. 2 shall become effective on and as of the date (the “Amendment No. 2 Effective Date”) of satisfaction of the following conditions:

(a)   the Administrative Agent shall have received executed counterparts of this Amendment No. 2 from Parent, each other Holding Entity, the Borrower, the Administrative Agent, each Amendment No. 2 Incremental Lender, the Swingline Lender, each Issuing Bank, Lenders constituting the Required Lenders (immediately prior to consummation of the Incremental Transactions) and Lenders constituting the Required Lenders (immediately after giving effect to the Revolving Facility Increase);

(b)   the representations and warranties set forth in Section 3 hereof shall be true and correct;

(c)   the Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment No. 2 Effective Date, including, to the extent invoiced at least two (2)

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Business Days prior to the Amendment No. 2 Effective Date, reimbursement or payment of all reasonable and documented out of pocket expenses required to be reimbursed or paid by any Loan Party under any Loan Document;

(d)   the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent:

(i)  a certificate of each Loan Party as of the Amendment No. 2 Effective Date, dated as of the Amendment No. 2 Effective Date and executed by a secretary, assistant secretary or other Responsible Officer thereof, which shall:

(A)  certify that:

(1)  attached thereto is a true and complete copy of the certificate or articles of incorporation, formation or organization (including all amendments thereto) of such Loan Party certified as of a recent date by the relevant authority of its jurisdiction of incorporation, association, organization, formation or registration;

(2)  such certificate or articles of incorporation, formation or organization of such Loan Party attached thereto have not been amended (except as attached thereto) since the date reflected thereon and are in full force and effect;

(3)  attached thereto is a true and correct copy of the by-laws or operating, management, partnership or similar agreement of such Loan Party, together with all amendments thereto as of the Amendment No. 2 Effective Date and such by-laws or operating, management, partnership or similar agreements are in full force and effect; and

(4)  attached thereto is a true and complete copy of the resolutions or written consent, as applicable, of its board of directors, board of managers, sole member, general partner, shareholders or other applicable governing body authorizing the execution, delivery and performance of Amendment No. 2 and the transactions contemplated thereby, which resolutions or consent have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect; and

(B)  identify by name and title and bear the signatures of the officers, managers, directors or authorized signatories of such Loan Party authorized to sign Amendment No. 2 and the other Loan Documents to which such Loan Party is a party on the Amendment No. 2 Effective Date; and

(ii)  a good standing (or equivalent) certificate as of a recent date for such Loan Party from the relevant authority of its jurisdiction of incorporation, organization or formation (to the extent applicable);

(e)   the Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks and dated the Amendment No. 2 Effective Date) of Katten Muchin Rosenman LLP, counsel for the Loan Parties, and covering such as the Administrative Agent shall reasonably request;

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(f)   (i) the Administrative Agent shall have received, at least three (3) Business Days prior to the Amendment No. 2 Effective Date, all documentation and other information regarding the Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing at least ten (10) Business Days prior to the Amendment No. 2 Effective Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three (3) Business Days prior to the Amendment No. 2 Effective Date, any Lender that has requested, in a written notice to the Borrower at least three (3) Business Days prior to the Amendment No. 2 Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (f) shall be deemed to be satisfied);

(g)   to the extent requested at least three (3) Business Days prior to the Amendment No. 2 Effective Date, a Note executed by the Borrower in favor of each Amendment No. 2 Incremental Lender which has requested a Note pursuant to Section 2.10(e) of the Amended Credit Agreement shall have been received by each such Lender; and

(h)   the Administrative Agent shall have received a Solvency Certificate, dated the Amendment No. 2 Effective Date and signed by a Financial Officer of the Borrower.

Without limiting the generality of the provisions in Section 9.02 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 4, each Lender that has signed this Amendment No. 2 shall conclusively be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment No. 2 Effective Date specifying its objection thereto.

SECTION 5.   CONTINUING EFFECT; NO NOVATION.

(a)   Except as expressly amended, waived or modified hereby, the Loan Documents shall continue to be and shall remain in full force and effect in accordance with their respective terms. This Amendment No. 2 shall not constitute an amendment, waiver or modification of any provision of any Loan Document not expressly referred to herein and shall not be construed as an amendment, waiver or modification of any action on the part of the Borrower or the other Loan Parties that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein, or be construed to indicate the willingness of the Administrative Agent or the Lenders to further amend, waive or modify any provision of any Loan Document amended, waived or modified hereby for any other period, circumstance or event. Except as expressly modified by this Amendment No. 2, Loan Documents are ratified and confirmed and are, and shall continue to be, in full force and effect in accordance with their respective terms. Except as expressly set forth herein, each Lender and the Administrative Agent reserves all of its rights, remedies, powers and privileges under the Credit Agreement, the other Loan Documents, applicable law and/or equity. Any reference to “this Agreement” in the Credit Agreement or the “Credit Agreement” in any Loan Document or any related documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment No. 2 and the term “Loan Documents” in the Amended Credit Agreement and the other Loan Documents shall include this Amendment No. 2.

(b)   Neither this Amendment No. 2 nor the execution, delivery or effectiveness of this Amendment No. 2 shall extinguish the obligations outstanding under the Credit Agreement. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement, which shall remain in full force and effect. Nothing implied in this Amendment No. 2, the Amended Credit Agreement, the Collateral Documents, the other Loan Documents or in any other

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document contemplated hereby or thereby shall be construed as a release or other discharge of any of Borrower or any other Loan Party from any of its obligations and liabilities as a “Borrower,” “Holding Entity,” “Guarantor,” or “Loan Party,” under the Credit Agreement or any other Loan Document. Each of the Credit Agreement, the Collateral Documents and the other Loan Documents shall remain in full force and effect, until (as applicable) and except to any extent expressly modified hereby.

(c)   Each Loan Party hereby approves and consents to the amendments contemplated by this Amendment No. 2 and the Amended Credit Agreement and agrees that its obligations under the Credit Agreement and the other Loan Documents to which it is a party shall not be extinguished or diminished as a result of the execution of this Amendment No. 2 or the consummation of the transactions contemplated by this Amendment and the Amended Credit Agreement. Each Loan Party acknowledges and agrees that all of the Liens and security interests created and arising under any Loan Document remain in full force and effect and continue to secure its Obligations (including, without limitation, in respect of the Revolving Facility Increase) unimpaired, uninterrupted and undischarged, regardless of the effectiveness of this Amendment No. 2 and the consummation of the transactions contemplated by this Amendment No. 2 and the Amended Credit Agreement.

(d)   This Amendment No. 2 shall constitute, and be deemed to be, a “Loan Document” and an “Incremental Amendment”, in each case, for all purposes of the Amended Credit Agreement and the other Loan Documents.

SECTION 6.   GOVERNING LAW. THIS AMENDMENT NO. 2 SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.   ENTIRE AGREEMENT. This Amendment No. 2, the Amended Credit Agreement and the other Loan Documents represent the entire agreement of the Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Amended Credit Agreement or the other Loan Documents.

SECTION 8.   COUNTERPARTS. This Amendment No. 2 may be signed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall be an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment No. 2 that is an Electronic Signature transmitted by emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment No. 2. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment No. 2, any document to be signed in connection herewith and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper based recordkeeping system, as the case may be; provided that, nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided further that, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all

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purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the other Loan Parties, Electronic Signatures transmitted by emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Amendment No. 2 shall have the same legal effect, validity and enforceability as any paper original, (ii) agrees that the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Amendment No. 2 in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Amendment No. 2 based solely on the lack of paper original copies of this Amendment No. 2, including with respect to any signature pages thereto and (iv) waives any claim against any Lender Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.   HEADINGS. Section headings used in this Amendment No. 2 are for convenience of reference only, are not part of this Amendment No. 2 and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment No. 2.

SECTION 10.   AGREEMENTS OF EACH NEW REVOLVING LENDER. Each New Revolving Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment No. 2 and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to become a Lender, (iii) from and after the Amendment No. 2 Effective Date, it shall be bound by the provisions of the Amended Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment No. 2 on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any Arranger or any other Lender or any of their respective Related Parties, and (v) any documentation required to be delivered by it pursuant to the terms of the Credit Agreement has been separately delivered to the Administrative Agent, duly completed and executed by such New Revolving Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Arrangers or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

[Remainder of page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed and delivered by their duly authorized officers as of the date first written above.

NEXTRACKER INC.,
as Parent

By:	/s/ Charles Boynton
	Name:	Charles Boynton
	Title:	Chief Financial Officer

TPG Rise Climate Flash CI BL, LLC,
as a Holding Entity

By:	/s/ Charles Boynton
	Name:	Charles Boynton
	Title:	Chief Financial Officer

TPG Rise Climate Flash BL, LLC,
as a Holding Entity

By:	/s/ Charles Boynton
	Name:	Charles Boynton
	Title:	Chief Financial Officer

The Rise Fund II Flash BL, LLC,
as a Holding Entity

By:	/s/ Charles Boynton
	Name:	Charles Boynton
	Title:	Chief Financial Officer

Yuma Acquisition Sub LLC,
as a Holding Entity

By:	/s/ Charles Boynton
	Name:	Charles Boynton
	Title:	Chief Financial Officer

[Signature Page to Amendment No. 2]

Yuma Subsidiary, Inc.,
as a Holding Entity

By:	/s/ Charles Boynton
	Name:	Charles Boynton
	Title:	Chief Financial Officer

NEXTRACKER LLC,
as the Borrower

By:	/s/ Charles Boynton
	Name:	Charles Boynton
	Title:	Chief Financial Officer

[Signature Page to Amendment No. 2]

JPMORGAN CHASE BANK, N.A.,
as the Administrative Agent, a Lender, an Issuing Bank and the Swingline Lender

By:	/s/ Ayesha Nabi
	Name:	Ayesha Nabi
	Title:	VP

[Signature Page to Amendment No. 2]

BANK OF AMERICA, N.A.,
as an Amendment No. 2 Incremental Lender, a Lender and an Issuing Bank

By:	/s/ Puneet Lakhotia
	Name:	Puneet Lakhotia
	Title:	Director

[Signature Page to Amendment No. 2]

BARCLAYS BANK PLC,
as an Amendment No. 2 Incremental Lender, a Lender and an Issuing Bank

By:	/s/ Craig Malloy
	Name:	Craig Malloy
	Title:	Director

[Signature Page to Amendment No. 2]

CITIBANK, N.A.,
as an Amendment No. 2 Incremental Lender, a Lender and an Issuing Bank

By:	/s/ Cathy Shepherd
	Name:	Cathy Shepherd
	Title:	Managing Director

[Signature Page to Amendment No. 2]

MIZUHO BANK, LTD.,
as an Amendment No. 2 Incremental Lender, a Lender and an Issuing Bank

By:	/s/ Tracy Rahn
	Name:	Tracy Rahn
	Title:	Managing Director

[Signature Page to Amendment No. 2]

THE BANK OF NOVA SCOTIA,
as an Amendment No. 2 Incremental Lender, a Lender and an Issuing Bank

By:	/s/ David Dewar
	Name:	David Dewar
	Title:	Director

[Signature Page to Amendment No. 2]

BNP PARIBAS,
as an Amendment No. 2 Incremental Lender, a Lender and an Issuing Bank

By:	/s/ Nicolas Anberrée
	Name:	Nicolas Anberrée
	Title:	Director

By:	/s/ Andrey Pimenov
	Name:	Andrey Pimenov
	Title:	Vice President

[Signature Page to Amendment No. 2]

HSBC BANK USA, N.A.,
as an Amendment No. 2 Incremental Lender, a Lender and an Issuing Bank

By:	/s/ Jillian Clemons
	Name:	Jillian Clemons
	Title:	Senior Vice President

[Signature Page to Amendment No. 2]

KEYBANK NATIONAL ASSOCIATION,
as an Amendment No. 2 Incremental Lender, a Lender and an Issuing Bank

By:	/s/ Allyn A. Coskun
	Name:	Allyn A. Coskun
	Title:	Senior Vice President

[Signature Page to Amendment No. 2]

TRUIST BANK,
as an Amendment No. 2 Incremental Lender, a Lender and an Issuing Bank

By:	/s/ Troy R. Weaver
	Name:	Troy R. Weaver
	Title:	Managing Director

[Signature Page to Amendment No. 2]

UNICREDIT BANK GMBH, NEW YORK BRANCH,
as an Amendment No. 2 Incremental Lender and a Lender

By:	/s/ Douglas Riahi
	Name:	Douglas Riahi
	Title:	Managing Director

By:	/s/ Laura Shelmerdine
	Name:	Laura Shelmerdine
	Title:	Director

[Signature Page to Amendment No. 2]

U.S. BANK NATIONAL ASSOCIATION,
as an Amendment No. 2 Incremental Lender, a Lender and an Issuing Bank

By:	/s/ Brian Seipke
	Name:	Brian Seipke
	Title:	Senior Vice President

[Signature Page to Amendment No. 2]

GOLDMAN SACHS BANK USA,
as an Amendment No. 2 Incremental Lender

By:	/s/ Andrew Vernon
	Name:	Andrew Vernon
	Title:	Authorized Signatory

[Signature Page to Amendment No. 2]

SUMITOMO MITSUI BANKING CORPORATION,
as an Amendment No. 2 Incremental Lender and a Lender

By:	/s/ Irlen Mak
	Name:	Irlen Mak
	Title:	Director

[Signature Page to Amendment No. 2]

Exhibit A

Amended Credit Agreement

[see attached]

EXHIBIT A

CREDIT AGREEMENT

dated as of

February 13, 2023

as amended by Amendment No. 1 dated as of October 24, 2023 and Amendment No. 2 dated as of June 21, 2024 among

NEXTRACKER INC.,
as Parent,

The Other Holding Entities Party Hereto,

NEXTRACKER LLC,
as the Borrower,

The Lenders Party Hereto,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

and

GOLDMAN SACHS BANK USA and Sumitomo Mitsui Banking Corporation, ~~UniCredit Bank AG, New York Branch and U.S. Bank National Association,~~

as Co-Documentation Agents

JPMORGAN CHASE BANK, N.A., BofA Securities, Inc., CITIBANK, N.A., Barclays Bank PLC, BNP Paribas Securities Corp., HSBC Bank USA, N.A., Mizuho Bank, Ltd., The Bank of Nova Scotia, Truist Securities, Inc. ~~and~~, KEYBANC CAPITAL MARKETS INC., UNICREDIT BANK GMBH, NEW YORK BRANCH and U.S. BANK NATIONAL ASSOCIATION,
as Joint Bookrunners and Joint Lead Arrangers

Page

Article I Definitions		1

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Classification of Loans and Borrowings	~~52~~53
SECTION 1.03.	Terms Generally	~~52~~53
SECTION 1.04.	Accounting Terms; Changes in GAAP; Rounding	53
SECTION 1.05.	Times of Day	54
SECTION 1.06.	Interest Rates; Benchmark Notification	54
SECTION 1.07.	Currency Equivalents Generally; Change of Currency	~~54~~55
SECTION 1.08.	Timing of Payment and Performance	55
SECTION 1.09.	[Reserved]	~~55~~56
SECTION 1.10.	Letter of Credit Amounts	~~55~~56
SECTION 1.11.	Divisions	~~55~~56
SECTION 1.12.	Certain Calculations	~~55~~56

Article II The Credits		58

SECTION 2.01.	Commitments	58
SECTION 2.02.	Loans and Borrowings	58
SECTION 2.03.	Requests for Borrowings	59
SECTION 2.04.	[Reserved]	~~59~~60
SECTION 2.05.	Swingline Loans	~~59~~60
SECTION 2.06.	Letters of Credit	61
SECTION 2.07.	Funding of Borrowings	~~66~~67
SECTION 2.08.	Interest Elections	~~66~~68
SECTION 2.09.	Termination and Reduction of Commitments	~~68~~69
SECTION 2.10.	Repayment and Amortization of Loans; Evidence of Debt	~~68~~70
SECTION 2.11.	Prepayment of Loans	~~70~~71
SECTION 2.12.	Fees	~~71~~72
SECTION 2.13.	Interest	~~72~~73
SECTION 2.14.	Alternate Rate of Interest	~~73~~74
SECTION 2.15.	Increased Costs	~~76~~77
SECTION 2.16.	Break Funding Payments	~~77~~78
SECTION 2.17.	Taxes	~~77~~79
SECTION 2.18.	Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Setoffs	~~81~~82
SECTION 2.19.	Mitigation Obligations; Replacement of Lenders	~~83~~84
SECTION 2.20.	Incremental Facilities	~~83~~85
SECTION 2.21.	Defaulting Lenders	87

Article III Representations and Warranties		~~89~~90

SECTION 3.01.	Organization; Powers; Subsidiaries	~~89~~90
SECTION 3.02.	Authorization; No Contravention	~~89~~90
SECTION 3.03.	Governmental Approvals; Other Consents	90
SECTION 3.04.	Binding Effect	90
SECTION 3.05.	Financial Condition; No Material Adverse Change	~~90~~91
SECTION 3.06.	Litigation	~~90~~91
SECTION 3.07.	No Default	91
SECTION 3.08.	Ownership of Property; Liens	91

i

(continued)

Page

SECTION 3.09.	Environmental	91
SECTION 3.10.	Insurance	~~91~~92
SECTION 3.11.	Taxes	~~91~~92
SECTION 3.12.	ERISA Compliance	92
SECTION 3.13.	Subsidiaries; Equity Interests	92
SECTION 3.14.	Margin Regulations; Investment Company Act	~~92~~93
SECTION 3.15.	Disclosure	~~92~~93
SECTION 3.16.	Compliance with Laws	93
SECTION 3.17.	[Reserved]	93
SECTION 3.18.	Intellectual Property; Licenses	93
SECTION 3.19.	Solvency	~~93~~94
SECTION 3.20.	Collateral Documents	~~93~~94
SECTION 3.21.	Senior Debt	94
SECTION 3.22.	Anti-Terrorism; Anti-Money Laundering; Etc.	94
SECTION 3.23.	Anti-Corruption Laws	~~94~~95
SECTION 3.24.	Affected Financial Institution	~~94~~95

Article IV Conditions		~~94~~95

SECTION 4.01.	Effective Date	~~94~~95
SECTION 4.02.	Each Credit Event	~~97~~98

Article V Affirmative Covenants		~~97~~98

SECTION 5.01.	Financial Statements	98
SECTION 5.02.	Certificates; Other Information	~~99~~100
SECTION 5.03.	Notices of Material Events	~~100~~101
SECTION 5.04.	Preservation of Existence, Etc.	~~101~~102
SECTION 5.05.	Maintenance of Properties	~~101~~102
SECTION 5.06.	Maintenance of Insurance	~~101~~102
SECTION 5.07.	Compliance with Laws	~~102~~103
SECTION 5.08.	Books and Records	~~102~~103
SECTION 5.09.	Inspection Rights	~~102~~103
SECTION 5.10.	Use of Proceeds	103
SECTION 5.11.	Covenant to Guarantee Obligations and Give Security	~~103~~104
SECTION 5.12.	Compliance with Environmental Laws	109
SECTION 5.13.	Lender Calls	109
SECTION 5.14.	Further Assurances	~~109~~110
SECTION 5.15.	Post-Closing Obligations	~~109~~110
SECTION 5.16.	Designation of Restricted and Unrestricted Subsidiaries	~~109~~110
SECTION 5.17.	Accuracy of Information	~~110~~111

Article VI Negative Covenants		111

SECTION 6.01.	Liens	111
SECTION 6.02.	Investments	~~114~~115
SECTION 6.03.	Indebtedness	~~117~~118
SECTION 6.04.	Fundamental Changes	~~121~~122
SECTION 6.05.	Dispositions	~~121~~123
SECTION 6.06.	Restricted Payments	~~123~~125

(continued)

Page

SECTION 6.07.	Change in Nature of Business	~~125~~126
SECTION 6.08.	Transactions with Affiliates	~~125~~127
SECTION 6.09.	Restrictive Agreements	~~126~~127
SECTION 6.10.	Use of Proceeds	~~127~~128
SECTION 6.11.	Maximum Total Net Leverage Ratio	~~127~~129
SECTION 6.12.	Holding Entity Covenants	~~128~~129
SECTION 6.13.	Fiscal Year	~~130~~131
SECTION 6.14.	Prepayments of Indebtedness	~~130~~131
SECTION 6.15.	Sale and Leaseback Transactions	~~130~~132
SECTION 6.16.	Amendments to Indebtedness	~~130~~132

Article VII Events of Default		~~131~~132

SECTION 7.01.	Events of Default	~~131~~132
SECTION 7.02.	Remedies Upon an Event of Default	~~133~~134
SECTION 7.03.	Application of Payments	~~134~~135

Article VIII The Administrative Agent		~~135~~137

SECTION 8.01.	Authorization and Action	~~135~~137
SECTION 8.02.	Administrative Agent’s Reliance, Limitation of Liability, Etc	~~138~~139
SECTION 8.03.	Posting of Communications	~~139~~140
SECTION 8.04.	The Administrative Agent Individually	~~140~~141
SECTION 8.05.	Successor Administrative Agent	~~141~~142
SECTION 8.06.	Acknowledgements of Lenders and Issuing Banks	~~141~~143
SECTION 8.07.	Collateral Matters	~~143~~144
SECTION 8.08.	Credit Bidding	~~144~~145
SECTION 8.09.	Certain ERISA Matters	~~145~~146
SECTION 8.10.	Cash Management Agreements and Secured Hedge Agreements	~~146~~148

Article IX Miscellaneous		~~147~~148

SECTION 9.01.	Notices	~~147~~148
SECTION 9.02.	Waivers; Amendments	~~148~~150
SECTION 9.03.	Expenses; Limitation of Liability; Indemnity Etc	~~151~~152
SECTION 9.04.	Successors and Assigns	~~153~~154
SECTION 9.05.	Survival	~~158~~159
SECTION 9.06.	Counterparts; Integration; Effectiveness; Electronic Execution	~~158~~159
SECTION 9.07.	Severability	~~159~~160
SECTION 9.08.	Right of Setoff	~~159~~160
SECTION 9.09.	Governing Law; Jurisdiction; Consent to Service of Process	~~160~~161
SECTION 9.10.	WAIVER OF JURY TRIAL	~~161~~162
SECTION 9.11.	Headings	~~161~~162
SECTION 9.12.	Confidentiality	~~161~~162
SECTION 9.13.	USA PATRIOT Act	~~162~~163
SECTION 9.14.	Collateral and Guaranty Matters	~~162~~163
SECTION 9.15.	Appointment for Perfection	~~164~~165
SECTION 9.16.	Interest Rate Limitation	~~164~~165
SECTION 9.17.	No Fiduciary Duty, etc	~~164~~166
SECTION 9.18.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~165~~166

(continued)

Page

SECTION 9.19.	Acknowledgement Regarding Any Supported QFCs	~~166~~167
SECTION 9.20.	Intercreditor Agreements	~~166~~167
SECTION 9.21.	Judgment Currency	~~166~~168

Article X Borrower Guarantee		~~167~~168

SCHEDULES:

Schedule 2.01A – Commitments
Schedule 2.01B – Letter of Credit Commitments
Schedule 3.01 – Guarantors
Schedule 3.13 – Subsidiaries; Equity Interests
Schedule 5.15 – Post-Closing Obligations
Schedule 6.01 – Existing Liens
Schedule 6.02 – Existing Investments Schedule 6.03 – Existing Indebtedness
Schedule 6.08 – Transactions with Affiliates

EXHIBITS:

Exhibit A – Form of Assignment and Assumption
Exhibit B-1 – Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships)
Exhibit B-2 – Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships)
Exhibit B-3 – Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships)
Exhibit B-4 – Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships)
Exhibit C-1 – Form of Borrowing Request
Exhibit C-2 – Form of Interest Election Request
Exhibit D-1 – Form of Revolving Loan Note Exhibit D-2 – Form of Term Loan Note
Exhibit E – Form of Compliance Certificate
Exhibit F – From of Collateral Agreement
Exhibit G – Form of Guarantee Agreement
Exhibit H – Solvency Certificate

CREDIT AGREEMENT (this “Agreement”) dated as of February 13, 2023 among NEXTRACKER INC., a Delaware corporation (“Parent”), the other Holding Entities party hereto, NEXTRACKER LLC, a Delaware limited liability company (the “Borrower”), the LENDERS from time to time party hereto, and JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as Administrative Agent, as amended by Amendment No. 1 dated as of October 24, 2023 and Amendment No. 2 dated as of June 21, 2024.

The parties hereto agree as follows:

Article I
Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR” when used in reference to any Loan or Borrowing, refers to such Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate. All ABR Loans shall be denominated in Dollars.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that, if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that, if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that, if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMorgan Chase Bank, N.A. (or any of its designated branch offices or affiliates), in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent-Related Person” has the meaning assigned to such term in Section 9.03(d).

“Agreed Currencies” means Dollars and each Alternative Currency.

“Agreement” has the meaning assigned to such term in the introductory paragraph.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two (2) U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that, for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Alternative Currency” means (i) in the case of Revolving Loans, Euros and any additional currencies determined after the Effective Date by mutual agreement of the Borrower, each of the Revolving Lenders and the Administrative Agent and (ii) in the case of Letters of Credit, Euros and any additional currencies determined by mutual agreement of the Borrower, the applicable Issuing Bank~~s~~ and the Administrative Agent; provided that, in each case, each such currency is a lawful currency that is readily available, freely transferable and not restricted and able to be converted into Dollars.

“Amendment No. 1” means that certain Amendment No. 1, dated as of October 24, 2023, among the Borrower, the Holding Entities party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 2” means that certain Amendment No. 2, dated as of the Amendment No. 2 Effective Date, among the Borrower, the Holding Entities party thereto, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 2 Arrangers” has the meaning set forth in Amendment No. 2.

“Amendment No. 2 Co-Documentation Agents” has the meaning set forth in Amendment No. 2.

“Amendment No. 2 Effective Date” means June 21, 2024.

“Ancillary Document” has the meaning assigned to such term in Section 9.06

“Anti-Corruption Laws” means any laws, rules and regulations of any jurisdiction applicable to any Holding Entity, the Borrower or any of its Restricted Subsidiaries concerning or relating to bribery or corruption of public officials, including without limitation the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act 2010.

“Anti-Money Laundering Laws” has the meaning assigned to such term in Section 3.22.

“Applicable Parties” has the meaning assigned to such term in Section 8.03(c).

“Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, LC Exposure or Swingline Loans, the percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the aggregate Revolving Commitments of all Revolving Lenders (if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments); provided that in the case of Section 2.21 when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Commitment shall be disregarded in the calculation and (b) with respect to the Term Loans, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Term Loans and the denominator of which is the aggregate outstanding principal amount of the Term Loans of all Term Lenders.

“Applicable Rate” means, for any day, with respect to any Term Benchmark Loan (or, solely to the extent applicable following a Benchmark Replacement or otherwise pursuant to Section 2.14, any RFR Loan), any ABR Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Term Benchmark Spread”, “RFR Spread”, “ABR Spread” or “Commitment Fee Rate”, as the case may be, based upon the Total Net Leverage Ratio applicable on such date:

	Total Net Leverage Ratio	Term Benchmark Spread and RFR Spread	ABR Spread	Commitment Fee Rate
Category 1:	≤ 0.50:1.00	1.625%	0.625%	0.20%
Category 2:	> 0.50:1.00 but ≤ 1.00:1.00	1.750%	0.750%	0.25%
Category 3:	> 1.00:1.00 but ≤ 2.00:1.00	1.875%	0.875%	0.30%
Category 4:	> 2.00:1.00	2.000%	1.000%	0.35%

For purposes of the foregoing,

(i)  if at any time the Borrower fails to deliver the Financials on or before the date the Financials are due pursuant to Section 5.01, Category 4 shall be deemed applicable for the period commencing three (3) Business Days after the required date of delivery and ending on the date which is three (3) Business Days after the Financials are actually delivered, after which the Category shall be determined in accordance with the table above as applicable;

(ii)  adjustments, if any, to the Category then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change); and

(iii)  notwithstanding the foregoing, Category 2 shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable Financials for the Borrower’s first full fiscal quarter ending after the Effective Date and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs.

“Applicable Time” means, with respect to any Borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Applicable Total Net Leverage Ratio” means ~~3.00~~2.50:1.00.

“Approved Electronic Platform” has the meaning assigned to such term in Section 8.03(a).

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).

“Arrangers” means (i) in the case of the Transactions, each of JPMorgan Chase Bank, N.A., BofA Securities, Inc., Citibank, N.A., Barclays Bank PLC, BNP Paribas Securities Corp., HSBC Bank USA, N.A., Mizuho Bank, Ltd., The Bank of Nova Scotia, Truist Securities, Inc., and KeyBanc Capital Markets Inc., in its capacity as a joint bookrunner and a joint lead arranger hereunder and (ii) in the case of the Incremental Transactions, the Amendment No. 2 Arrangers.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“ASU” has the meaning assigned to such term in Section 1.04(d).

“Attributable Indebtedness” means, on any date, in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Available Amount” means, as at any date of determination, an amount equal to (x) the greater of (i) $~~38,750,000~~180,000,000 and (ii) ~~25~~35% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 5.01(a) or (b) plus (y) an amount, which shall not be less than zero, equal to (i) to the extent constituting income (rather than loss), 50% of Consolidated Net Income, or (ii) to the extent constituting loss (rather than income), 100% of Consolidated Net Income (it being understood that such any loss shall reduce rather than increase the Available Amount), in each case, for the period from the first day of the first full fiscal quarter commencing after the Effective Date to and including the last day of the most recently completed fiscal quarter with respect to which the Administrative Agent has received the Compliance Certificate required to be delivered pursuant to Section 5.02(a), minus (z) any portion of such amount utilized by the Borrower and its Restricted Subsidiaries on or prior to such date of determination to make (1) Investments pursuant to Section 6.02(c)(iv)(C)(3), (2) Investments pursuant to Section 6.02(o)(3), (3) Restricted Payments pursuant to Section 6.06(e)(3), or (4) prepayments, redemptions, purchases, defeasances or other payments of Junior Indebtedness pursuant to Section 6.14(c)(3).

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.

“Available Revolving Commitment” means, at any time with respect to any Lender, the Revolving Commitment of such Lender then in effect minus the Revolving Credit Exposure of such Lender at such time; it being understood and agreed that any Lender’s Swingline Exposure shall not be deemed to be a component of the Revolving Credit Exposure for purposes of calculating the commitment fee under Section 2.12(a).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that, a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, the Relevant Rate for such Agreed Currency; provided that, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency, “Benchmark Replacement” shall mean the alternative set forth in (2) below:

(1)   in the case of Loans denominated in Dollars, Adjusted Daily Simple SOFR;

(2)   the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides, in consultation with the Borrower, may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides, in consultation with the Borrower, is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)   in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)   in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)   a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)   a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)   a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” has the meaning assigned to such term in the introductory paragraph.

“Borrower Materials” has the meaning specified in Section 5.02.

“Borrower Notice” has the meaning specified in Section 5.11(b).

“Borrowing” means (a) Revolving Loans of the same Type and Agreed Currency, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect, (b) a Term Loan of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect or (c) a Swingline Loan.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, which shall be substantially in the form attached hereto as Exhibit C-1 or any other form approved by the Administrative Agent.

“Business” means the legacy solar tracker business of Flex Ltd. (including the Borrower and its Subsidiaries).

“Business Day” means any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be (x) in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day and (y) in relation to Loans referencing the Adjusted Term SOFR Rate (or, solely to the extent applicable following a Benchmark Replacement or otherwise pursuant to Section 2.14, any RFR Loan) and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate (or, solely to the extent applicable following a Benchmark Replacement or otherwise pursuant to Section 2.14, the Adjusted Daily Simple SOFR) or any other dealings of such Loans referencing the Adjusted Term SOFR Rate (or, solely to the extent applicable following a Benchmark Replacement or otherwise pursuant to Section 2.14, any RFR Loan), any such day that is a U.S. Government Securities Business Day.

“Capital Lease” means, with respect to any Person, any capital lease or financing lease that (subject to Section 1.04) is required by GAAP to be accounted for as a capital lease or financing lease.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease, which obligations are required to be classified and accounted for as Capital Leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, in each case subject to Section 1.04.

“Captive Insurance Subsidiary” means any Restricted Subsidiary of the Borrower that is subject to regulation as an insurance company.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, any Issuing Bank or the Swingline Lender (as applicable) and the Lenders, as collateral for the LC Exposure, Obligations in respect of Swingline Loans or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the applicable Issuing Bank or the Swingline Lender benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the applicable Issuing Bank or the Swingline Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Restricted Subsidiaries:

(a)  readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b)  time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state or province thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System that has combined capital and surplus of at least $250,000,000, in each case with maturities of not more than 365 days from the date of acquisition thereof;

(c)  commercial paper maturing no more than 365 days from the time of the acquisition thereof, and having, at the time of acquisition thereof, a rating of A-1 (or the then equivalent grade) or better from S&P or P-1 (or the then equivalent grade) or better from Moody’s;

(d)  Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Restricted Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition;

(e)  fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the requirements in clause (b) of this definition; and

(f)  instruments equivalent to those referred to in clauses (a) to (e) in this definition denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, card services (including services related to credit cards, including purchasing and commercial cards, prepaid cards, including payroll, stored value and gift cards, merchant services processing and debit cards), electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement with the Borrower or any of its Restricted Subsidiaries, is a Lender, the Administrative Agent or an Arranger or an Affiliate of a Lender, the Administrative Agent or an Arranger, in its capacity as a party to such Cash Management Agreement, and (b) in the case of any Cash Management Agreement entered into prior to, and existing on, the Effective Date, any Person that is, on the Effective Date, a Lender, the Administrative Agent or an Arranger or Affiliate of a Lender, the Administrative Agent or an Arranger, in its capacity as a party to such Cash Management Agreement.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.

“CBR Spread” means the Applicable Rate, applicable to such Loan that is replaced by a CBR Loan.

“Central Bank Rate” means, the greater of (I)(A) for any Loan denominated in (a) Euros, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time and (b) any other Alternative Currency determined after the Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion; plus (B) the applicable Central Bank Rate Adjustment and (II) the Floor.

“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euros, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central

Bank Rate in respect of Euros in effect on the last Business Day in such period and (b) any other Alternative Currency determined after the Effective Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate, on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month.

“CFC” means (a) any “controlled foreign corporation” within the meaning of Section 957 of the Code and (b) each Subsidiary of any such Person.

“CFC Holding Company” means each Domestic Subsidiary substantially all of the assets of which consist of Equity Interests and/or Indebtedness of one or more (a) CFCs or (b) Persons described in this definition.

“Change in Law” means the occurrence after the date of this Agreement of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the occurrence of any of the following:

(a)  any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding (x) any employee benefit plan of Parent, the Borrower or its Subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (y) any Permitted Holder) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of the Borrower, Parent or any other Holding Entity (other than a TPG Blocker) entitled to vote for members of the board of directors or equivalent governing body of the Borrower, Parent or such other Holding Entity on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b)  Parent shall cease to Control the Borrower; or

(c)  a “Change of Control,” “Change in Control” or similar event shall occur under any Indebtedness of the Borrower or any of its Restricted Subsidiaries with an aggregate principal amount in excess of the Threshold Amount (to the extent that the occurrence of such event permits the holders of Indebtedness thereunder to accelerate the maturity thereof or to resell such other Indebtedness to the Borrower or any of its Restricted Subsidiaries, or requires the Borrower or any of its Restricted Subsidiaries to repay, or offer to repurchase, such Indebtedness prior to the stated maturity thereof).

“Charges” has the meaning assigned to such term in Section 9.16

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended.

“Co-Documentation Agent” means (i) in the case of the Transactions, each of Sumitomo Mitsui Banking Corporation, UniCredit Bank ~~AG~~GmbH, New York Branch and U.S. Bank National Association, in its capacity as co-documentation agent for the credit facilities evidenced by this Agreement and (ii) in the case of the Incremental Transactions, the Amendment No. 2 Co-Documentation Agents.

“Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the Collateral Documents and all of the other property provided as collateral security under the terms of the Collateral Documents; provided that, on any date of determination, the Collateral shall exclude any Excluded Assets as of such date.

“Collateral Agreement” means the collateral agreement of even date herewith executed and delivered by the Loan Parties and substantially in the form of Exhibit F.

“Collateral Documents” means, collectively, the Collateral Agreement, the Mortgages, each of the mortgages, collateral assignments, supplements to all of the foregoing, security agreements, pledge agreements, control agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 4.01(a), 5.11 or 5.14 and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Reinstatement Date” means, the first date after the occurrence of any IG Release Date on which the Investment Grade Condition is not satisfied.

“Commitment” means, (a) the Revolving Commitments and the Term Loan Commitments and (b) with respect to each Lender, the sum of such Lender’s Revolving Commitment and Term Loan Commitment. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01A, or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Revolving Commitment or Term Loan Commitment pursuant to the terms hereof, as applicable.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 8.03, including through an Approved Electronic Platform.

“Compliance Certificate” means a certificate substantially in the form of Exhibit E.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Borrower and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period, plus (i) the following, without duplication, to the extent deducted in calculating such Consolidated Net Income:

(a)  Consolidated Interest Expense, plus

(b)  the provision for federal, state, local and foreign income and franchise taxes payable (calculated net of federal, state, local and foreign income tax credits) and other taxes, interest and penalties included under GAAP in income tax expense (provided that such amounts in respect of any Restricted Subsidiary shall be included in this clause (b) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Borrower by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its Organization Documents and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders), plus

(c)  depreciation and amortization expenses (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), plus

(d)  other non-recurring expenses, write-offs, write-downs or impairment charges which do not represent a cash item in such period (or in any future period) (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period and any non-cash charge, expense or loss relating to write-offs, write-downs or reserves with respect to accounts receivable or inventory), plus

(e)  non-cash charges or expenses related to stock-based compensation and other non-cash charges or non-cash losses (including, extraordinary, unusual or non-recurring non-cash losses) incurred or recognized, plus

(f)  cash or non-cash charges constituting fees and expenses incurred in connection with the Transactions, plus

(g)  unrealized losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of FASB ASC 830 or any similar accounting standard, plus

(h)  any expenses or charges related to any issuance of Equity Interests or debt securities, Investment, acquisition, Disposition, recapitalization or the incurrence, modification or repayment of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful), including any amendment or other modification of the Obligations or other Indebtedness; plus

(i)  one-time deal advisory, financing, legal, accounting, and consulting cash expenses incurred by the Borrower and its Restricted Subsidiaries in connection with any Permitted Acquisitions not constituting the consideration for any such Permitted Acquisition, plus

(j)  non-cash losses and expenses resulting from fair value accounting (as permitted by Accounting Standard Codification Topic No. 825-10-25 – Fair Value Option or any similar accounting standard), plus

(k)  restructuring charges or reserves or integration costs or other business optimization expenses, including in connection with (x) the Transactions or any Permitted Acquisition or (y) the consolidation or closing of facilities during such Measurement Period; provided that the aggregate amount of integration costs related to any Permitted Acquisition added-back pursuant to this clause (k) in any four consecutive fiscal quarter period shall not exceed, together with amounts added back pursuant to clause (iii) below for such period, ~~20~~30% of Consolidated EBITDA for such period prior to giving effect to this clause (k) or clause (iii) below, plus

(l)  extraordinary, unusual or non-recurring cash charges and cash losses incurred or recognized;

and (ii) minus, without duplication,

(a)  unrealized gains included in Consolidated EBITDA for such Measurement Period in respect of hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of FASB ASC 830 or any similar accounting standard and

(b)  non-cash gains included in Consolidated Net Income for such Measurement Period (excluding any such non-cash gain to the extent it represents the reversal of an accrual or a reserve for a potential cash gain in any prior period).

If there has occurred a Permitted Acquisition or other Investment in the nature of an acquisition permitted by this Agreement during the applicable Measurement Period, or for purposes of calculating pro forma Total Net Leverage Ratio or pro forma Secured Net Leverage Ratio after the applicable Measurement Period but on or prior to the Ratio Calculation Date in accordance with Section 1.12(b), Consolidated EBITDA shall be calculated on a Pro Forma Basis in accordance with Section 1.12(b).

Calculating Consolidated EBITDA on a “Pro Forma Basis” shall mean giving effect to any such Permitted Acquisition or other Investment in the nature of an acquisition, and any Indebtedness incurred or assumed in connection therewith, as follows:

(i)  any Indebtedness incurred or assumed in connection with such Permitted Acquisition or other permitted Investment in the nature of an acquisition was incurred or assumed on the first day of the applicable Measurement Period and remained outstanding,

(ii)  the rate on such Indebtedness shall be calculated as if the rate in effect on the date of such Permitted Acquisition or other permitted Investment in the nature of an acquisition had been the applicable rate for the entire period (taking into account any interest rate Swap Contracts applicable to such Indebtedness), and

(iii)  all income, depreciation, amortization, taxes, and expense associated with the assets or entity acquired in connection with such Permitted Acquisition or other permitted Investment in the nature of an acquisition for the applicable period shall be calculated on a pro forma basis after giving effect to cost savings, operating expense reductions, other operating improvements and cost synergies that are reasonably identifiable and projected by the Borrower in good faith to be realized within eighteen (18) months after such Permitted Acquisition or other permitted Investment in the nature of an acquisition (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken by the Borrower or any Restricted Subsidiary in connection with such Permitted Acquisition or other such permitted Investment and net of (x) the amount of actual benefits realized during such period from such actions that are otherwise included in the calculation of Consolidated EBITDA in each case from and after the first day of such Measurement Period and (y) the amount of all income, depreciation, amortization, taxes and expenses associated with any assets or entity acquired in connection with such Permitted Acquisition or other such permitted Investment that the Borrower reasonably anticipates will be divested pursuant to Section 6.05(k) or otherwise;

provided that:

(A)  the aggregate amount of cost savings, operating expense reductions, other operating improvements and cost synergies added-back in connection with Permitted Acquisitions or other such permitted Investments pursuant to this clause (iii) in any four consecutive fiscal quarter period shall not exceed, together with amounts added back pursuant to clause (k) above for such period, ~~20~~30% of Consolidated EBITDA for such period prior to giving effect to this clause (iii) and clause (k) above; and

(B)  at the time any such calculation pursuant to this clause (iii) is made, the Borrower shall deliver to the Administrative Agent a certificate signed by a Responsible Officer (which may be the Compliance Certificate) setting forth reasonably detailed calculations in respect of the matters referred to in this clause (iii), as well as the relevant factual support in respect thereof.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum, without duplication of (if and to the extent the same would constitute indebtedness or a liability in accordance with GAAP), (i) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (ii) all purchase money Indebtedness, (iii) all direct non-contingent obligations arising in connection with letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments (other than letters of credit and bank guarantees, to the extent undrawn), (iv) all obligations to pay the deferred purchase price of property or services (other than (x) trade accounts payable in the ordinary course of business and (y) contingent earn-outs, hold-backs and other deferred payment of consideration in Permitted Acquisitions), (v) Attributable Indebtedness in respect of Capital Leases, (vi) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (i) through (v) above of Persons other than the Borrower or any Restricted Subsidiary, and (vii) all

Indebtedness of the types referred to in clauses (i) through (vi) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Restricted Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Restricted Subsidiary.

“Consolidated Interest Expense” means, with reference to any period, the interest expense (including without limitation interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP) of the Borrower and its Restricted Subsidiaries calculated on a consolidated basis for such period with respect to all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries allocable to such period in accordance with GAAP (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and net costs under interest rate Swap Contracts to the extent such net costs are allocable to such period in accordance with GAAP).

“Consolidated Net Income” means, at any date of determination, the net income (or loss) of the Borrower and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period taken as a single accounting period determined in conformity with GAAP; provided that Consolidated Net Income shall exclude, without duplication, (a) extraordinary gains and extraordinary losses for such Measurement Period, (b) the net income (to the extent positive) of any Restricted Subsidiary that is not a Loan Party during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Restricted Subsidiary during such Measurement Period, except that the Borrower’s equity in any net loss of any such Restricted Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income, (c) any income (or loss) for such Measurement Period of any Person if such Person is not a Restricted Subsidiary, except that (x) the Borrower’s equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Measurement Period to the Borrower or a Restricted Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Restricted Subsidiary, such Restricted Subsidiary is not precluded from further distributing such amount to the Borrower as described in clause (b) of this proviso) and (y) any such loss for such Measurement Period shall be included to the extent funded with cash contributed by the Borrower or a Restricted Subsidiary, (d) any cancellation of debt income arising from any early extinguishment of Indebtedness, hedging agreements or other similar instruments, and (e) the effects of purchase accounting adjustments (including the effects of such adjustments pushed down to the Borrower and its Restricted Subsidiaries) in component amounts required or permitted by GAAP resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes.

“Consolidated Secured Debt” means, as of any date of determination, without duplication, the aggregate principal amount of Consolidated Funded Indebtedness outstanding on such date that is secured by a Lien on any asset or property of the Borrower or any Restricted Subsidiary (including, for the avoidance of doubt, purchase money Indebtedness and Attributable Indebtedness in respect of Capital Leases).

“Consolidated Total Assets” means, on any date of determination, the total assets of the Borrower and its Restricted Subsidiaries, determined in accordance with GAAP as shown on the most recent consolidated balance sheet of the Borrower delivered pursuant to Section 5.01(a) or (b) on or prior to such date or, for the period prior to the time any such statements are so delivered pursuant to Section 5.01(a) or (b), the total assets of the Business, determined in accordance with GAAP as shown on the combined balance sheet of the Business for the fiscal quarter ended September 30, 2022, in each case after giving pro forma effect to acquisitions or dispositions of Persons, divisions or lines of business that had occurred on or after such balance sheet date and on or prior to such date of determination.

“Consolidated Total Revenue” means, on any date of determination for any period, the total revenue of the Borrower and its Restricted Subsidiaries for such period, determined in accordance with GAAP as shown the on the most recent consolidated statement of operations and comprehensive income of the Borrower delivered pursuant to Section 5.01(a) or (b) on or prior to such date or, for the period prior to the time any such statements are so delivered pursuant to Section 5.01(a) or (b), the total revenue of the Business, determined in accordance with GAAP as shown on the combined statement of operations and comprehensive income of the Business for the fiscal quarter ended September 30, 2022, in each case after giving pro forma effect to acquisitions or dispositions of Persons, divisions or lines of business that had occurred on or after such balance sheet date and on or prior to such date of determination.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covenant Transaction” has the meaning specified in Section 1.12(d).

“Covered Entity” means any of the following:

(i)  a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)  a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)  a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.19

“Credit Event” means a Borrowing, the issuance, amendment, renewal or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Credit Exposure at such time, plus (b) an amount equal to the aggregate principal amount of its Term Loans outstanding at such time.

“Credit Party” means the Administrative Agent, each Issuing Bank, the Swingline Lender or any other Lender.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is an U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any property by any Person, including (x) any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith and (y) any issuance of Equity Interests by any Restricted Subsidiary of such Person. For the avoidance of doubt, any issuance of Equity Interests by the Borrower shall not be a Disposition.

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise

(except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provide for the mandatory scheduled payment of dividends in cash or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case prior to the date that is 91 days after the Latest Maturity Date in effect at the time of issuance of such Equity Interests; provided, however, that only the portion of Equity Interests which so mature or are mandatorily redeemable, are redeemable at the option of the holder thereof, provide for the mandatory scheduled payment of dividends or which are or become convertible as described above shall be deemed to be Disqualified Equity Interests; provided further, however, that that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of any change of control, any offering of Equity Interests or any Disposition occurring prior to the date that is 91 days after the Latest Maturity Date in effect at the time of issuance of such Equity Interests shall not constitute Disqualified Equity Interests if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments; and provided further, however, that notwithstanding the foregoing, (i) if such Equity Interests are issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants, in each case in the ordinary course of business of the Borrower or any Restricted Subsidiary, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations, and (ii) no Equity Interests held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or Immediate Family Members) of the Borrower (or any Restricted Subsidiary) shall be considered Disqualified Equity Interests because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Disqualified Institution” means (a) any Person that is a competitor of the Borrower or any of its Subsidiaries that has been identified by legal name in writing prior to such date to (x) the Arrangers, if such identification was made prior to the Effective Date, or (y) the Administrative Agent, if such identification is made on or after the Effective Date (any such person, a “Competitor”), (b) any affiliate of any Competitor that (x) has been identified by legal name in writing prior to such date to (1) the Arrangers, if such identification was made prior to the Effective Date, or (2) the Administrative Agent, if such identification is made on or after the Effective Date or (y) is clearly (based solely on the similarity of the legal name of such affiliate to the name of the Competitor) an affiliate of such Competitor or (c) any financial institutions, investors or other persons designated in writing by the Borrower to the Arrangers prior to January 13, 2023 (or Affiliates of the foregoing that are (x) identified in writing from time to time by you prior to such date to (1) the Arrangers, if such identification is made prior to the Effective Date, or (2) to the Administrative Agent, if such identification is made on or after the Effective Date or (y) are clearly identifiable based solely on the similarity of the legal name of such affiliate); provided that, (i) any changes or additions to the list of Disqualified Institutions made after the Effective Date shall be delivered via email to the Administrative Agent at

JPMDQ_Contact@jpmorgan.com (the “Notice Email Address”), (ii) with respect to clause (a) and clause (b) above, the Borrower shall be permitted to update such list from time to time, (iii) any such updates to the list of Disqualified Institutions shall not become effective until after at least two (2) Business Days after notice thereof by the Borrower is furnished to the Administrative Agent at the Notice Email Address, (iv) the foregoing shall not apply retroactively to disqualify any person that previously acquired an assignment of, or participation in, the Commitments and/or the Loans to the extent such person was not a Disqualified Institution at the time of such trade and (v) the Disqualified Institutions shall not include any bona fide fixed income investor or debt fund that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, notes, bonds and similar extensions of credit or securities in the ordinary course of its business.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of dollars with the Alternative Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.

“Dollars”, “dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means a Restricted Subsidiary organized under the laws of a jurisdiction located in the United States of America.

“DQ List” has the meaning assigned to such term in Section 9.04(e)(iv).

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions precedent specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Effective Date Distribution” means a distribution made by the Borrower on (or within two Business Days after) the Effective Date to certain equityholders of the Borrower (or a direct or indirect parent thereof) that were equityholders immediately prior to giving effect to the Qualifying Public Offering in an amount not to exceed $175,000,000.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Environmental Claim” means any written notice, claim, demand, action, litigation, toxic tort, proceeding, demand, request for information, complaint, citation, summons, investigation, notice of non-compliance or violation, cause of action, consent order, consent decree, investigation, or other proceeding by any Governmental Authority or any other Person, arising out of, based on or pursuant to any Environmental Law or related in any way to any actual, alleged or threatened Environmental Liability.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, agreements or governmental restrictions relating to human health and safety (as it pertains to exposure to hazardous materials), pollution, the protection of the environment or the release of any materials into the environment, including those related to hazardous materials, substances or wastes and air emissions and water discharges.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), obligation, responsibility or cost directly or indirectly resulting from or based upon (a) any violation of, or liability under, any Environmental Law, (b) the generation, use, handling, transportation, storage, distribution, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment, (e) natural resource damage or (f) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization issued pursuant to or required under any Environmental Law.

“Equity Interest Collateral” means the Equity Interests in any Person now owned or held or hereafter acquired or held by any Loan Party and any interest of such Loan Party in the books and records of such Person and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests and any other warrant, right or option to acquire any of the foregoing and any proceeds, substitutions or replacements of the foregoing; provided that, the Equity Interest Collateral shall exclude, on any date of determination, any Excluded Assets as of such date.

“Equity Interest Collateral Period” means each of (i) the period commencing on the Effective Date until (but not including) the first Springing Collateral Date to occur thereafter and (ii) each period commencing on a Collateral Reinstatement Date (solely to the extent that (x) the Total Net Leverage Ratio does not exceed the Applicable Total Net Leverage Ratio on such date and (y) a Surety

Trigger has not occurred on or prior to such date) until (but not including) the first Springing Collateral Date to occur thereafter.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(a)(14) of ERISA (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means the occurrence of any of the following (a) a Reportable Event with respect to a Pension Plan; (b) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (c) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification concerning the imposition upon any Loan Party or any ERISA Affiliate of any liability with respect to such withdrawal, or a determination that a Multiemployer Plan is or is expected to be insolvent or in endangered or critical status within the meaning of Title IV of ERISA; (e) the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Multiemployer Plan amendment as a termination, under Section 4041 or 4041A of ERISA; (f) the institution by the PBGC of proceedings to terminate a Pension Plan; (g) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the determination that the adjusted funding target attainment percentage (as defined in Section 436(j)(2) of the Code) of any Pension Plan is both less than 80% and such Pension Plan is more than $20,000,000 underfunded on an adjusted funding target attainment percentage basis; (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (j) the failure of any Loan Party or ERISA Affiliate to satisfy the Pension Funding Rules with respect to any Pension Plan or Multiemployer Plan, whether or not waived; or (k) a Foreign Plan Event.

“Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 8.06(c)(iii).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euro” and “€” mean the single currency of the Participating Member States.

“EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate, two TARGET Days prior to the commencement of such Interest Period.

“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Evidence of Flood Insurance” has the meaning specified in Section 5.11(b)(vii).

“Excluded Accounts” means, collectively, trust accounts, payroll accounts, custodial accounts, escrow accounts and other similar deposit or securities accounts.

“Excluded Assets” means:

(a)  any fee-owned real property that is not a Material Real Estate Asset and all leasehold interests in real property;

(b)  assets subject to certificates of title (other than motor vehicles subject to certificates of title, provided that perfection of security interests in such motor vehicles, if not constituting a Specified Asset, shall be limited to the filing of UCC financing statements);

(c)  assets in respect of which pledges and security interests are prohibited by applicable U.S. law, rule or regulation or agreements with any United States Governmental Authority (other than to the extent that such prohibition would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any applicable jurisdiction or any other applicable law); provided that, immediately upon the ineffectiveness, lapse or termination of any such prohibitions, such assets shall automatically cease to constitute “Excluded Assets”;

(d)  Equity Interests in any Person other than (i) the TPG Blockers or any other Holding Entity (other than Parent), (ii) the Borrower and (iii) wholly-owned Subsidiaries of the Borrower, in each case, to the extent not permitted by customary terms in such Person’s organizational or joint venture documents (unless any such restriction would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any applicable jurisdiction or any other applicable law);

(e)  any lease, license or other agreement or any property subject to a purchase money security interest or similar arrangement, to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than a Loan Party or any Subsidiary or Affiliate thereof) (other than (i) proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition, (ii) to the extent that any such term has been waived or (iii) to the extent any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any applicable jurisdiction or any other applicable law); provided that, immediately upon the ineffectiveness, lapse or termination of any such express term, such assets shall automatically cease to constitute “Excluded Assets”;

(f)  Excluded Accounts;

(g)  cash (other than Cash Collateral) to secure letter of credit reimbursement obligations (other than in respect of Letters of Credit) to the extent such secured letters of credit are issued or permitted, and such cash collateral is permitted, by this Agreement;

(h)  any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent, if any, that and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;

(i)  voting Equity Interests of a Foreign Subsidiary, CFC or CFC Holding Company, in each case, directly or indirectly held by a Loan Party that would constitute a “United States Shareholder” within the meaning of Section 951(b) of the Code in respect of such Foreign Subsidiary, CFC or CFC Holding Company, and in each case that are in excess of 65% of the total outstanding voting Equity Interests of such Foreign Subsidiary, CFC or CFC Holding Company;

(j)  Equity Interests in any Immaterial Subsidiary or Unrestricted Subsidiary; and

(k)  during any Equity Interest Collateral Period, any assets or property other than the Equity Interest Collateral;

provided that, “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets). Notwithstanding the foregoing, no Loan Party shall be required to take any action in order to create or perfect a security interest in Specified Assets.

“Excluded Subsidiary” means:

(a)  any Foreign Subsidiary, CFC or CFC Holding Company,

(b)  any Unrestricted Subsidiary,

(c)  any Immaterial Subsidiary,

(d)  any Subsidiary of the Borrower that is not a wholly-owned Subsidiary (other than any Subsidiary that is a Loan Party on the Effective Date),

(e)  any not-for-profit Subsidiary,

(f)  any Captive Insurance Subsidiary,

(g)  any Subsidiary (i) that is prohibited or restricted by any applicable Law or any Contractual Obligation (limited, in the case of a Contractual Obligation, to such Contractual Obligations in place on the Effective Date or on the date such Restricted Subsidiary was acquired by the Borrower or any of its Restricted Subsidiaries and that was not entered into in contemplation thereof) from providing a Guarantee of the Obligations, (ii) that would require a governmental consent, approval, license or authorization (including any regulatory consent, approval, license or authorization) in order to provide a Guarantee of the Obligations (other than any such consent, approval, license or authorization that has been obtained) or (iii) if the provision of a Guarantee of the Obligations by such Subsidiary would result in adverse tax consequences to the Borrower, as reasonably determined by the Borrower in consultation with the Administrative Agent,

(h)  without limiting clause (g) above, any Restricted Subsidiary acquired by the Borrower or any of its Restricted Subsidiaries after the Effective Date that, at the time of the relevant acquisition, is an obligor in respect of assumed Indebtedness that is permitted under this Agreement to the extent (and for so long as) the documentation governing the applicable assumed Indebtedness prohibits such Restricted Subsidiary from providing a Guarantee of the Obligations so long as such restriction was not incurred in contemplation of such acquisition, or

(i)  any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the burden or cost of providing a Guarantee of the Obligations outweighs the benefits afforded thereby.

Notwithstanding the foregoing, in no event shall the Borrower or any Holding Entity be an “Excluded Subsidiary”.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes or would become effective with respect to such Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any withholding Taxes imposed under FATCA.

“Extraordinary Receipt” means any cash received by or paid to any Person as a result of proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings) and condemnation awards (and payments in lieu thereof); provided, however, that an Extraordinary Receipt shall not include cash receipts from proceeds of insurance or condemnation awards (or payments in lieu thereof) to the extent that such proceeds or awards are received by any Person in respect of any third party claim against, or liability of, such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim or liability and the costs and expenses of such Person with respect thereto.

“Facility” means the Term Facility, a Revolving Facility, or an Incremental Facility, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that, if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents, of the Borrower and its Subsidiaries required to be delivered pursuant to Section 5.01(a) or 5.01(b).

“Fiscal Year” means the fiscal year of the Borrower and its Restricted Subsidiaries ending on or about March 31 of each calendar year.

“Fitch” means Fitch Ratings Inc.

“Flex Shareholder” means Flex Ltd, and any wholly-owned domestic Subsidiary of Flex Ltd., in each case, so long as no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding (x) any employee benefit plan of Flex Ltd or its Subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan or (y) any Permitted Holder) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of Flex Ltd. entitled to vote for members of the board of directors or equivalent governing body of Flex Ltd. on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right).

“Flood Determination Form” has the meaning specified in Section 5.11(b).

“Flood Laws” means (i) the National Flood Insurance Act of 1968, (ii) the Flood Disaster Protection Act of 1973, (iii) the National Flood Insurance Reform Act of 1994, (iv) the Flood Insurance Reform Act of 2004 and (v) the Biggert –Waters Flood Insurance Reform Act of 2012, in each case, together with all regulations promulgated thereunder, as such statutes or regulations may be amended or modified from time to time.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted Daily Simple SOFR or the Central Bank Rate, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted Daily Simple SOFR or the Central Bank Rate shall be zero.

“Foreign Lender” means (a) if the Borrower is a U.S. Person (including if the Borrower is a disregarded entity of a U.S. Person for U.S. federal income tax purposes), a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person (including if the Borrower is a disregarded entity of a Person that is not a U.S. Person for U.S. federal income tax purposes), a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Plan” means each employee benefit plan, fund or arrangement (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) or other similar program that is not subject to U.S. law and is maintained or contributed to (or required to be contributed to) by any Loan Party for the benefit of its employees working outside of the U.S.

“Foreign Plan Event” means with respect to any Foreign Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Plan; (b) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Plan required to be registered; or (c) the failure of any Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Plan.

“Foreign Subsidiary” means any Restricted Subsidiary which is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government

(including the National Association of Insurance Commissioners and any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantee Agreement” means the Guarantee Agreement, to be dated as of the Effective Date, among the Guarantors party thereto and the Administrative Agent, substantially in the form attached hereto as Exhibit G.

“Guarantor” means, collectively, (a) each existing and future Holding Entity, (b) each existing and future direct or indirect Subsidiary of the Borrower (other than any Excluded Subsidiary) and (c) the Borrower (other than with respect to its own obligations). The Guarantors existing on the Effective Date are listed on Schedule 3.01.

“Hazardous Materials” means all explosive or radioactive substances or wastes, contaminants, pollutants or any other hazardous or toxic substances, wastes or materials regulated under or defined in any Environmental Law, including petroleum, its derivatives or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, and infectious or medical wastes.

“Hedge Bank” means any Person that, (a) at the time it enters into a Swap Contract permitted hereunder, is a Lender, the Administrative Agent or an Arranger or an Affiliate of a Lender, the Administrative Agent or an Arranger, in its capacity as a party to such Swap Contract or (b) in the case of any Swap Contract entered into prior to, and existing on, the Effective Date, any Person that is, on the Effective Date, a Lender, the Administrative Agent or an Arranger or Affiliate of a Lender, the Administrative Agent or an Arranger, in its capacity as a party to such Swap Contract.

“Historical Annual Financial Statements” means the audited combined balance sheets and related combined statements of operations and comprehensive income, parent company equity (deficit) and redeemable preferred units and cash flows of the Business for the fiscal years ending March 31, 2021 and March 31, 2022.

“Historical Quarterly Financial Statements” means the unaudited combined balance sheets and related combined statements of operations and comprehensive income, parent company equity (deficit) and redeemable preferred units and cash flows of the Business for the fiscal quarters ending June 30, 2022 and September 30, 2022.

“Holding Entities” means, collectively, (a) Parent, (b) any wholly-owned Subsidiary of Parent that directly or indirectly owns Equity Interests in the Borrower and that is organized under the laws of a jurisdiction located in the United States of America and (c) the TPG Blockers.

“IG Release Date” has the meaning specified in Section 9.14(e).

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary that, (a) as of the last date of the most recent fiscal quarter of the Borrower for which financial statements have been delivered, accounts for less than 2.5% of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries and less than 2.5% of the Consolidated Total Revenue of the Borrower and its Restricted Subsidiaries on a consolidated basis, in each case, as measured as of the last day of the most recent fiscal quarter of the Borrower for which financial statements have been delivered and (b) does not, directly or indirectly, hold Equity Interests in any Restricted Subsidiary that is not an Immaterial Subsidiary as of such date; provided that if, as of the last date of the most recent fiscal quarter of the Borrower for which financial statements have been delivered, the aggregate amount of Consolidated Total Assets attributable to all Restricted Subsidiaries that are Immaterial Subsidiaries exceeds 5.0% of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries or 5.0% of the Consolidated Total Revenue of the Borrower and its Restricted Subsidiaries on a consolidated basis, then a sufficient number of Restricted Subsidiaries shall be designated by the Borrower (or, in the event the Borrower has failed to do so within thirty (30) days, the Administrative Agent) to eliminate such excess, and such designated Restricted Subsidiaries shall no longer constitute Immaterial Subsidiaries under this Agreement.

“Immediate Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incremental Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent (solely for purposes of giving effect to Section 2.20) and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Lender that agrees to provide all or any portion of the Incremental Facility being incurred pursuant thereto and in accordance with Section 2.20.

“Incremental Available Amount” means (a) the greater of (x) $~~100,000,000~~257,500,000 and (y) 50% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 5.01(a) or (b) less the aggregate principal amount of Indebtedness incurred pursuant to Section 2.20 and Section 6.03(s) in reliance on this clause (a) plus (b)

in the case of any Incremental Facility or Incremental Equivalent Debt that is (x) secured, an amount so long as the pro forma Secured Net Leverage Ratio would not exceed ~~3.00~~2.75:1.00 or (y) unsecured, an amount so long as the pro forma Total Net Leverage Ratio would not exceed the then applicable Maximum Total Net Leverage Ratio, in each case, as of the date on which the applicable Incremental Facilities or Incremental Equivalent Debt, as applicable, become effective (assuming all ~~Incremental Revolving Commitments or~~ commitments under, or in respect of, the Incremental ~~Term~~ Loans or Incremental Equivalent Debt, as the case may be, are fully funded and without netting the cash proceeds thereof), provided, that to the extent the proceeds of any Incremental ~~Term~~ Loans or Incremental Equivalent Debt are intended to be applied to finance a Limited Condition Acquisition, pro forma compliance shall be tested in accordance with Section 1.12(c). At the option of the Borrower, to the extent permitted, Indebtedness incurred pursuant to Section 2.20 and Section 6.03(s) shall be deemed incurred first under clause (b) prior to being deemed incurred under clause (a).

“Incremental Equivalent Debt” has the meaning specified in Section 6.03(s).

~~“Incremental Commitments” means the Incremental Revolving Commitments and the Incremental Term Commitments.~~

“Incremental ~~Facilities~~Commitments” has the meaning assigned to such term in Section 2.20.

“Incremental ~~Lender~~Facilities” has the meaning assigned to such term in Section 2.20.

“Incremental ~~Loans~~Lender” has the meaning assigned to such term in Section 2.20.

~~“Incremental Revolving Commitment” has the meaning assigned to such term in Section 2.20.~~

~~“Incremental Revolving Facility” has the meaning assigned to such term in Section 2.20.~~

~~“Incremental Revolving Facility Lender” means, with respect to any Incremental Revolving Facility, each Revolving Lender providing any portion of such Incremental Revolving Facility.~~

“Incremental ~~Revolving~~ Loans” has the meaning assigned to such term in Section 2.20.

“Incremental ~~Term Commitment~~Transactions” has the meaning ~~assigned to such term in Section 2.20~~set forth in Amendment No. 2.

~~“Incremental Term Facility” has the meaning assigned to such term in Section 2.20.~~

~~“Incremental Term Loans” has the meaning assigned to such term in Section 2.20.~~

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)  all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)  the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)  net obligations of such Person under any Swap Contract;

(d)  all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and not past due for more than 90 days after the date on which such trade account is payable (unless being contested in good faith and by appropriate proceedings) and (ii) earn-outs, hold-backs and other deferred payment of consideration in Permitted Acquisitions to the extent not required to be reflected as liabilities on the balance sheet of the Borrower and its Restricted Subsidiaries in accordance with GAAP);

(e)  indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)  Capital Leases;

(g)  all obligations of such Person in respect of Disqualified Equity Interests valued, in the case of a redeemable preferred interest that is a Disqualified Equity Interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)  all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) hereof, Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(c).

“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).

“Information” has the meaning assigned to such term in Section 9.12

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08, which shall be substantially in the form attached hereto as Exhibit C-2 or any other form approved by the Administrative Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the Maturity Date, (b) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date, (c) with respect to any RFR Loan (solely to the extent applicable following a Benchmark Replacement or otherwise pursuant to Section 2.14), each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or if there is no such numerically corresponding day in such month, then the last day of such month) and the Maturity Date and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.

“Interest Period” means with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or interest in, another Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute all or substantially all of the assets or a business unit of, or a line of business, division or separate operation of, another Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any cash repayments thereof, returns thereon (whether as a principal payment, distribution, dividend, redemption or sale but not in excess of the amount of the relevant initial Investment) and liabilities expressly assumed by another person in connection with the sale of such investment.

“Investment Grade Condition” means the first day on which (a) the Borrower has a public corporate credit rating or public corporate family rating, as applicable, equal to or higher than Baa3 (or the equivalent), BBB- (or the equivalent) and BBB- (or the equivalent) from two of the three of Moody’s, S&P and Fitch, respectively, (b) no Event of Default shall have occurred and be continuing, and (c) no document granting a Lien permitted by Section 6.01(x) or Section 6.01(y) has granted a Lien on any Collateral that will not be released concurrently with the release of Liens on the Collateral in favor of the Administrative Agent for the benefit of the Secured Parties.

“IP Rights” has the meaning assigned to such term in Section 3.18.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means, as of the Amendment No. 2 Effective Date, individually and collectively, each of JPMorgan Chase Bank, N.A., Bank of America, N.A., Citibank, N.A., Barclays Bank PLC, BNP Paribas, HSBC Bank USA, N.A., Mizuho Bank, Ltd., The Bank of Nova Scotia, Truist Bank ~~and~~, KeyBank National Association and U.S. Bank National Association and any other Lender that agrees to act as an Issuing Bank (in each case, through itself or through one of its designated affiliates or branch offices), each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto, and, further, references herein to “the Issuing Bank” shall be deemed to refer to each of the Issuing Banks or the relevant Issuing Bank, as the context requires.

“Junior Indebtedness” has the meaning specified in Section 6.14.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Incremental ~~Term~~ Loans, in each case as extended in accordance with this Agreement from time to time

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law

“LC Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Equivalent amount of all outstanding Letters of Credit at such time, plus (b) the aggregate Dollar Equivalent amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Revolving Lender shall remain in full force and effect until the applicable Issuing Bank and the Revolving Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“LCA Election” means the Borrower’s election to treat a specified Investment in the nature of an acquisition (including a Permitted Acquisition) as a Limited Condition Acquisition by giving written notice of such election to the Administrative Agent at any time prior to the closing of such Limited Condition Acquisition.

“LCA Test Date” has the meaning specified in Section 1.12(c).

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender-Related Person” has the meaning assigned to such term in Section 9.03(b).

“Lenders” means the Persons listed on Schedule 2.01A and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption or otherwise, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Banks.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Agreement” has the meaning assigned to such term in Section 2.06(b).

“Letter of Credit Commitments” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s Letter of Credit Commitment is set forth on Schedule 2.01B, or if an Issuing Bank has entered into an Assignment and Assumption or has otherwise assumed a Letter of Credit Commitment after the Effective Date, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent. The Letter of Credit Commitment of an Issuing Bank may be modified from time to time by agreement between such Issuing Bank and the Borrower, and notified to the Administrative Agent.

“Leverage Increase Period” has the meaning assigned to such term in Section 6.11(a).

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition” means any Permitted Acquisition or other Investment in the nature of an acquisition, by the Borrower or one or more of its Restricted Subsidiaries whose consummation is not, by the terms of the applicable purchase, sale, joint venture, merger or any other definitive agreement with respect to such Permitted Acquisition or other Investment, conditioned on the availability of, or on obtaining, third party financing.

“Loan Documents” means this Agreement (including schedules and exhibits hereto), the Notes, any Letter of Credit applications, any Letter of Credit Agreement, the Collateral Documents, the

Guarantee Agreement, any intercreditor agreement governing the priority of any Liens granted under any Collateral Document, each agreement creating or perfecting rights in Cash Collateral, any joinder agreement and any other agreement or instrument designated as a “Loan Document” by its terms. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Parties” means, collectively, the Borrower and each other Guarantor.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Master Agreement” has the meaning assigned to such term in the definition of “Swap Contract”.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties or condition (financial or otherwise) of the Holding Entities, the Borrower and its Restricted Subsidiaries, taken as a whole; (b) the ability of the Loan Parties, taken as a whole, to perform the payment obligations under the Loan Documents; or (c) the validity or enforceability of the Loan Documents, taken as a whole, or the rights or remedies of the Administrative Agent and the Lenders under the Loan Documents, taken as a whole.

“Material Intellectual Property” has the meaning assigned to such term in Section 5.16(a).

“Material Real Estate Asset” means any fee-owned real property with a fair market value in excess of $15,500,000.

“Material Subsidiary” means any Subsidiary other than an Immaterial Subsidiary.

“Maturity Date” means February 13, 2028; provided, however, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning assigned to such term in Section 9.16.

“Maximum Total Net Leverage Ratio” has the meaning specified in Section 6.11(a).

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Borrower for which financial statements are available (other than for purposes of calculating ratios pursuant to Section 6.11, which shall look to the most recently completed four fiscal quarters of the Borrower).

“MIRE Event” means, if there are any Mortgaged Properties at such time, any increase in the amount, extension of the maturity or renewal of any of the Commitments or Loans (other than (i) any conversion or continuation of any Borrowing from one Type into another Type, (ii) the making of any Revolving Loan or Swingline Loan or (iii) the issuance, renewal, extension or amendment of any Letter of Credit).

“MNPI” has the meaning specified in Section 5.02.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” has the meaning specified in Section 5.11(b).

“Mortgage Policy” has the meaning assigned to such term in Section 5.11(b).

“Mortgaged Property” means any real property which becomes subject to a Mortgage pursuant to Sections 5.11(b), 5.11(c) or 5.11(d).

“Multiemployer Plan” means an employee benefit plan defined in Section 4001(a)(3) of ERISA to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years has made or been obligated to make contributions.

“Net Cash Proceeds” means with respect to any Disposition by the Borrower or any of its Restricted Subsidiaries, or any Extraordinary Receipt received by or paid to or for the account of the Borrower or any of its Restricted Subsidiaries, in each case, after the Effective Date, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents or Indebtedness that is secured by a Lien that ranks pari passu with or junior to the Liens securing the Obligations), (B) the selling costs and out-of-pocket expenses incurred (or reasonably expected to be incurred) by the Borrower or such Restricted Subsidiary in connection with such transaction, (C) taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction, including any taxes payable as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall be a reduction of the Taxes previously taken into account under subclause (C) for purposes of re-determining Net Cash Proceeds, (D) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and (E) cash escrows (until released from escrow to the Borrower or any of its Restricted Subsidiaries) from the sale price for such Disposition.

“Net Equity Proceeds” means, as at any date of determination, without duplication, an amount equal to (x) any cash proceeds received by the Borrower from a capital contribution to the Borrower plus (y) any cash proceeds received by the Borrower from the issuance by the Borrower (or any parent entity thereof (including Parent)) after the Effective Date of any Qualified Equity Interests of the Borrower (or any parent entity thereof (including Parent)) (other than pursuant to any employee stock or stock option compensation plan or pursuant to any issuance permitted by Section 6.02(k) or 6.06(c)), in each case, after the Effective Date, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements), minus any portion of such amount used by the Borrower and its Restricted Subsidiaries on or prior to such date of determination to make (1) Investments pursuant to Section 6.02(c)(iv)(C)(2), (2) Investments pursuant to Section 6.02(o)(2), (3) Restricted Payments pursuant to Section 6.06(e)(2), or (4) payments of Junior Indebtedness pursuant to Section 6.14(c)(2)

“NFIP” has the meaning specified in Section 5.11(b).

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“Non-Recourse Debt” means Indebtedness:

(a)  as to which neither the Borrower nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable as a guarantor or otherwise;

(b)  default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would not permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Obligations) of the Borrower or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(c)  as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Borrower or any of its Restricted Subsidiaries.

“Notes” has the meaning assigned to such term in Section 2.10(e).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, including Erroneous Payment Subrogation Rights, or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its incorporation, association, formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made by a Lender pursuant to Section 2.19).

“Outstanding LC Amount” has the meaning assigned to such term in Section 2.06(b).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent or the Issuing Banks, as the case may be, in accordance with banking industry rules on interbank compensation.

“Parent” has the meaning assigned to such term in the introductory paragraph.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Patriot Act” means the USA PATRIOT Act of 2001.

“Payment” has the meaning assigned to such term in Section 8.06(c)(i).

“Payment Notice” has the meaning assigned to such term in Section 8.06(c)(ii).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (excluding Multiemployer Plans) that is maintained or is contributed to (or required to be contributed to) by any Loan Party or any ERISA Affiliate or during the preceding five plan years was required to be contributed to by any Loan Party or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the Pension Funding Rules.

“Permitted Acquisition” means any acquisition by the Borrower or any Restricted Subsidiary in the form of acquisitions of all or substantially all of the assets, business or a line of business or a separate operation (whether by the acquisition of Equity Interests, assets or any combination thereof) of, any other Person, if:

(a)  the acquired entity, assets or operations shall be in the Permitted Business;

(b)  the aggregate amount of acquisitions made by the Borrower and its Restricted Subsidiaries in Persons that do not become Loan Parties as a result of any such acquisition and all other Permitted Acquisitions closed after the Effective Date shall not exceed the greater of (i) $~~46,500,000~~154,500,000 and (ii) 30% of ~~the~~ Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 5.01(a) or (b) after giving effect to all acquisitions whether closed prior to, on or after the Effective Date, but prior to giving effect to the proposed acquisition; and

(c)  no Event of Default shall have occurred and be continuing.

“Permitted Business” means the lines of business in which the Borrower and its Restricted Subsidiaries are engaged on the Effective Date or a line of business reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof.

“Permitted Liens” means any Liens permitted under Section 6.01.

“Permitted Holders” means (a) the Flex Shareholder, (b) TPG and any Affiliate of TPG (other than any portfolio company of the foregoing) and (c) in the case of the Borrower, (i) Parent and (ii) any other Holding Entity.

“Permitted Prior Liens” has the meaning assigned to such term in Section 3.20.

“Permitted Receivables Related Assets” means any assets that are customarily transferred or in respect of which security interests are customarily granted in connection with receivables securitization, receivables finance, supplier finance or factoring finance transactions.

“Permitted Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness) (and, in the case of revolving Indebtedness being Refinanced, to effect a corresponding reduction in the commitments with respect to such revolving Indebtedness being Refinanced); provided, that with respect to any Indebtedness being Refinanced: (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses, plus an amount equal to any existing commitment unutilized thereunder (the “Refinancing Excess Amounts”)), (b) except with respect to Section 6.03(e), such Permitted Refinancing Indebtedness (x) has a final maturity date equal to or later than the earlier of the final maturity date of the Indebtedness being Refinanced and the Latest Maturity Date then in effect and (y) has a Weighted Average Life to Maturity greater than or equal to the shorter of (i) the remaining Weighted Average Life to Maturity of the Indebtedness being Refinanced and (ii) the remaining Weighted Average Life to Maturity of each Facility hereunder, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms in the aggregate not materially less favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (d) if the Indebtedness being Refinanced was unsecured, such Permitted Refinancing Indebtedness shall also be unsecured (unless such Permitted Refinancing Indebtedness could otherwise be secured pursuant to Section 6.01), (e) no Permitted Refinancing Indebtedness shall have obligors that are not (or would not have been) obligated with respect to the Indebtedness being Refinanced (except that a Loan Party may be added as an additional obligor if such Loan Party would have otherwise been permitted to incur or Guarantee such Indebtedness pursuant to Section 6.03), (f) if the Indebtedness being Refinanced is secured, (x) such Permitted Refinancing Indebtedness may be secured (including by any Collateral pursuant to after-acquired property clauses to the extent any such Collateral secured (or would have secured) the Indebtedness being Refinanced) to the extent permitted by Section 6.01 (and with the same or lesser priority than the Liens securing Indebtedness being Refinanced) and (y) the holders of such Permitted Refinancing Indebtedness or a representative thereof shall be or become a party to an intercreditor agreement reasonably satisfactory to the Administrative Agent (if such Indebtedness is secured by any or all of the Collateral).

“Permitted Securitization and Receivables Financing” means one or more receivables securitization or receivables financings, supplier financings and factoring financings, in each case, on customary market terms, in which the Borrower or any of its Restricted Subsidiaries (i) sells (as determined in accordance with GAAP) any Receivable or Permitted Receivables Related Assets (collectively, the “Receivables Assets”) in return for cash consideration at fair market value with a customary discount to face value to any Receivables Financier and/or (ii) otherwise borrows from a Receivables Financier and secures such borrowings by granting a Lien on the applicable Receivables Assets; provided that, any such Permitted Securitization and Receivables Financing shall be either non-recourse to the Borrower and its Restricted Subsidiaries or, if any such Permitted Securitization and Receivables Financing is recourse to the Borrower or any Restricted Subsidiary, the aggregate amount of Indebtedness arising in connection with all such recourse financing shall not exceed at any time outstanding the greater of (x) ~~$15,500,000~~129,000,000 and (y) ~~10~~25% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 5.01(a) or (b).

“Permitted Surety Collateral” means, with respect to any Surety Bond issued for the account of the Borrower or any Restricted Subsidiary, the Borrower’s or such Restricted Subsidiary’s (as applicable) interest, title and rights in the contract(s) or the obligations that are the subject of the applicable Surety Bonds or grow in any manner out of the Surety Bonds in the ordinary course of business, including without limitation, all proceeds thereof, whether such interest, title and rights are accounts or general intangibles, including intellectual property rights and all other equitable rights or interests arising under applicable law in favor of sureties.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Platform” has the meaning specified in Section 5.02.

“Prepayment Event” means:

(a)  any Disposition (including pursuant to a Sale and Leaseback Transaction) of any property or asset of the Borrower or any Restricted Subsidiary made pursuant to Section 6.05(j) or 6.05(k) or the receipt by the Borrower or any Restricted Subsidiary of any Extraordinary Receipt; or

(b)  the incurrence by the Borrower or any Restricted Subsidiary of any Indebtedness (other than Loans), other than Indebtedness permitted under Section 6.03 or permitted by the Required Lenders pursuant to Section 9.02.

“Prepayment Percentage” means (a) if the Total Net Leverage Ratio as of the last day of the most recently ended Measurement Period is greater than 0.75:1.00, 100%, (y) if the Total Net Leverage Ratio as of the most recently ended Measurement Period is greater than 0.50:1.00 but less than or equal to 0.75:1.00, 50% and (z) if the Total Net Leverage Ratio as of the last day of the most recently ended Measurement Period is less than or equal to 0.50:1.00, 0%.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Priming Debt” has the meaning specified in Section 9.02(b).

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 5.02.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.19.

“Qualified Acquisition” means any Permitted Acquisition or other permitted Investment that involves the payment of consideration by the Borrower or any of the Restricted Subsidiaries in excess of $125,000,000.

“Qualified Acquisition Election” has the meaning assigned to such term in Section 6.11(a).

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualifying Public Offering” means Parent shall have consummated, on or prior to, or substantially simultaneous with, the Effective Date, an initial public offering in all material respects in accordance with the Form S-1 of Parent as filed with the United States Securities and Exchange Commission on January 13, 2023, that yields gross proceeds of at least $200,000,000.

“Ratio Calculation Date” has the meaning specified in Section 1.12(b)(i).

“Receivables” means any accounts receivable owed to the Borrower or any Restricted Subsidiary (whether now existing or arising or acquired in the future) arising in the ordinary course of business from the sale of goods or services (including all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services rendered, no matter how evidenced, whether or not earned by performance) or pursuant to any other contractual right, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable and all proceeds of such accounts receivable.

“Receivables Assets” has the meaning specified in the definition of “Permitted Securitization and Receivables Financing”.

“Receivables Financier” means any Person (other than a Subsidiary or Affiliate of the Borrower) that acts as a lender or purchaser in respect of any securitization or receivables financings, supplier financings and factoring financings.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting or (3) if such Benchmark is not the Term SOFR Rate or the EURIBOR Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” “Refinancing” and “Refinanced” shall have a meaning correlative thereto.

“Register” has the meaning assigned to such term in Section 9.04(b).

“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, controlling persons, advisors and other representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto and (iii) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Adjusted Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the Adjusted EURIBOR Rate or (iii) with respect to any RFR Borrowing (solely to the extent applicable following a Benchmark Replacement or otherwise pursuant to Section 2.14), the Adjusted Daily Simple SOFR, as applicable.

“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate or (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate, as applicable.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Lenders” means, subject to Section 2.21, (a) at any time prior to the earlier of the Loans becoming due and payable pursuant to Section 7.02 or the Revolving Commitments terminating or expiring, Lenders having Credit Exposures and Unfunded Commitments representing more than 50% of the sum of the total Credit Exposures plus Unfunded Commitments at such time, provided that, solely for purposes of declaring the Loans to be due and payable pursuant to Section 7.02, the Unfunded Commitment of each Revolving Lender shall be deemed to be zero; and (b) for all purposes after the Loans become due and payable pursuant to Section 7.02 or the Revolving Commitments expire or terminate, Lenders having Credit Exposures representing more than 50% of the sum of the total Credit Exposures at such time; provided that, in the case of clauses (a) and (b) above, (x) the Revolving Credit Exposure of any Revolving Lender that is the Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of all outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.21 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the Unfunded Commitment of such Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount and (y) for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent of or under this Agreement or any other Loan Document, any Lender that is (A) a Holding Entity, the Borrower or an Affiliate of the Borrower or (B) a Defaulting Lender shall be disregarded, together with its Credit Exposures and Unfunded Commitments.

“Required Revolving Lenders” means, subject to Section 2.21, (a) at any time prior to the earlier of the Revolving Loans becoming due and payable pursuant to Section 7.02 or the Revolving Commitments terminating or expiring, Revolving Lenders having Revolving Credit Exposures and Unfunded Commitments representing more than 50% of the sum of the Total Revolving Credit Exposure and Unfunded Commitments at such time, provided that, solely for purposes of declaring the Loans to be due and payable pursuant to Section 7.02, the Unfunded Commitment of each Revolving Lender shall be deemed to be zero; and (b) for all purposes after the Loans become due and payable pursuant to Section

7.02 or the Revolving Commitments expire or terminate, Revolving Lenders having Revolving Credit Exposures representing more than 50% of the Total Revolving Credit Exposure at such time; provided that, in the case of clauses (a) and (b) above, (x) the Revolving Credit Exposure of any Revolving Lender that is the Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of all outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.21 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the Unfunded Commitment of such Revolving Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount and (y) for the purpose of determining the Required Revolving Lenders needed for any waiver, amendment, modification or consent of or under this Agreement or any other Loan Document, any Revolving Lender that is (A) a Holding Entity, the Borrower or an Affiliate of the Borrower or (B) a Defaulting Lender shall be disregarded, together with its Credit Exposures and Unfunded Commitments.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, director of corporate finance, treasurer, assistant treasurer or controller of a Loan Party, and including solely for purposes of Section 4.01, the secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s equity holders, partners or members (or the equivalent of any thereof) or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.

“Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.

“Revaluation Date” shall mean (a) with respect to any Loan denominated in any Alternative Currency, each of the following: (i) the date of the Borrowing of such Loan and, with respect to any Term Benchmark Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement; (b) with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.

“Revolving Commitment” means, with respect to each Lender, the amount set forth on Schedule 2.01A opposite such Lender’s name under the heading “Revolving Commitment”, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) contemplated hereby pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable, and giving effect to

(a) any reduction in such amount from time to time pursuant to Section 2.09, (b) any increase from time to time pursuant to Section 2.20 and (c) any reduction or increase in such amount from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04; provided that at no time shall the Revolving Credit Exposure of any Lender exceed its Revolving Commitment. The initial aggregate amount of the Revolving Commitments on the Effective Date ~~is~~was $500,000,000. Immediately after giving effect to Amendment No. 2, the aggregate amount of the Revolving Commitments on the Amendment No. 2 Effective Date is $1,000,000,000.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, its LC Exposure and its Swingline Exposure at such time.

“Revolving Facility” means, at any time, the aggregate amount of the Revolving Lenders’ Revolving Commitments at such time and Credit Events thereunder.

“Revolving Lender” means, as of any date of determination, each Lender that has a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Credit Exposure.

“Revolving Loan” means a Loan made by a Revolving Lender pursuant to Section 2.01(a).

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.

“Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person with the intent to lease such property or asset as lessee.

“Sanctioned Country” means, at any time, a country, territory, or region that is the subject of any comprehensive Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Crimea, Kherson and Zaporizhzhia regions of Ukraine, and Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the European Union, the Government of Canada, ~~HM’s~~His Majesty’s Treasury of the United Kingdom, the Hong Kong Monetary Authority or any other relevant sanctions authority with jurisdiction over any party to this Agreement, (b) any Person located, organized or ordinarily resident in a Sanctioned Country, (c) any Person 50% or more owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the OFAC or the U.S. Department of State, the European Union, the Government of Canada, ~~HM’s~~His

Majesty’s Treasury of the United Kingdom, the Hong Kong Monetary Authority or any other relevant sanctions authority with jurisdiction over any party to this Agreement.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between the Borrower or any of its Restricted Subsidiaries and any Cash Management Bank.

“Secured Cash Management Obligations” means any and all obligations of the Borrower or any of its Restricted Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Secured Cash Management Agreements.

“Secured Hedge Agreement” means any interest rate, currency or commodity Swap Contract permitted under this Agreement that is entered into by and between the Borrower or any of its Restricted Subsidiaries and any Hedge Bank.

“Secured Hedging Obligations” means any and all obligations of the Borrower or any of its Restricted Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Secured Hedge Agreements.

“Secured Net Leverage Ratio” means, with respect to any Measurement Period, the ratio of (i) Consolidated Secured Debt (net of the Unrestricted Cash Amount) as of the last day of such Measurement Period to (ii) Consolidated EBITDA for such Measurement Period, in each case, for the Borrower and its Restricted Subsidiaries.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Banks, with respect to any Secured Cash Management Agreement, the Cash Management Banks, with respect to any Secured Hedge Agreement, the Hedge Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.04, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Solvency Certificate” means a certificate substantially in the form attached hereto as Exhibit H.

“Solvent” and “Solvency” mean, with respect to the Holding Entities, the Borrower and its Subsidiaries on any date of determination, that on such date (a) the sum of the liabilities of the Holdings Entities, the Borrower and its Subsidiaries, taken as a whole, does not exceed either the present fair saleable value or fair value of the assets of the Holding Entities, the Borrower and its Subsidiaries, taken as a whole; (b) the capital of the Holding Entities, the Borrower and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower and its Subsidiaries, taken as a whole, contemplated through the maturity of the credit facilities evidenced by this Agreement, and (c) the Holding Entities, the Borrower and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debts as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Ancillary Obligations” means all obligations and liabilities (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of the Borrower or any of the Restricted Subsidiaries, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, to the Lenders or any of their Affiliates under any Secured Hedge Agreement or any Secured Cash Management Agreement; provided that the definition of “Specified Ancillary Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.

“Specified Assets” means, collectively, (a) letter of credit rights (other than to the extent the security interest in such letter of credit rights may be perfected by the filing of UCC financing statements) with a value of less than $10,000,000, (b) commercial tort claims with a value of less than $10,000,000, (c) such assets as to which the Administrative Agent and the Borrower reasonably agree that the cost of obtaining such a security interest therein or perfection thereof are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby and (d) assets located outside of the United States (other than Equity Interests of Foreign Subsidiaries as contemplated by this Agreement).

“Specified Swap Obligation” means, with respect to the Borrower or any of its Restricted Subsidiaries, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that, the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Springing Collateral Date” means, so long as the Investment Grade Condition is not satisfied at such time, (a) the first date after the Effective Date on which either (i) the Total Net Leverage Ratio exceeds the Applicable Total Net Leverage Ratio or (ii) a Surety Trigger has occurred and (b) in the event that any Collateral Reinstatement Date has occurred, (i) if either (x) the Total Net Leverage Ratio exceeds the Applicable Total Net Leverage Ratio on such Collateral Reinstatement Date or (y) a Surety Trigger has occurred, such Collateral Reinstatement Date and (ii) if both (x) the Total Net Leverage Ratio is equal to or less than the Applicable Total Net Leverage Ratio as of such Collateral Reinstatement Date and (y) a Surety Trigger has not occurred on or prior to such date, the first date after such Collateral Reinstatement Date on which either (x) the Total Net Leverage Ratio exceeds the Applicable Total Net Leverage Ratio or (y) a Surety Trigger has occurred.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subject Asset” means any asset or property of the Loan Parties.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Supported QFC” has the meaning assigned to it in Section 9.19.

“Surety Bonds” has the meaning assigned to such term in Section 6.03(n)(i).

“Surety Trigger” means the surety (or similar) provider’s duty to perform under one or more Surety Bonds shall have been triggered under Surety Bonds with an aggregate face amount (for all such Surety Bonds with respect to which such a trigger shall have occurred since the Effective Date) in excess of $100,000,000.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement relating to a transaction described in clause (a) (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be the sum of (a) its Applicable Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time (excluding, in the case of any Revolving Lender that is a Swingline Lender, Swingline Loans made by it that are outstanding at such time to the extent that the other Revolving Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.21 of the Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Revolving Lender that is a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Revolving Lender outstanding at such time, less the amount of participations funded by the other Revolving Lenders in such Swingline Loans.

“Swingline Lender” means JPMorgan Chase Bank, N.A. (or any of its designated branch offices or affiliates), in its capacity as the lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Swingline Sublimit” means $50,000,000.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Tax Receivable Agreement” means that certain tax receivable agreement, dated as of January 13, 2023, by and among Parent, Yuma, Inc., Yuma Subsidiary, Inc., TPG Rise Flash, L.P., TPG Rise Climate Flash Cl BDH, LP, TPG Rise Climate BDH, LP and The Rise Fund II BDH, LP and the related side letter.

“Tax Distribution” means, solely to the extent that Borrower is treated as tax-transparent entity for U.S. federal income tax purposes, cash distributions made by Borrower solely to the extent necessary for the payment of the actual U.S. federal, state and local tax obligations that arise on account the allocation of the Borrower’s income (including, for the avoidance of doubt, as a result of Borrower’s direct or indirect ownership of any CFCs) to its direct or indirect beneficial owners; provided that, such beneficial owner’s entitlement to such a cash distribution in any given taxable period shall be reduced by any taxable loss of Borrower or such Restricted Subsidiary allocable to such beneficial owner with respect to any prior taxable year beginning on or after the Effective Date to the extent such prior losses are of a character that would permit such losses to be deducted against the income or gain of the current taxable period and have not previously been taken into account pursuant to this definition in determining amounts distributable for a prior taxable year.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate.

“Term Facility” means, at any time, (a) prior to the funding of the Term Loans on the Effective Date, the aggregate amount of the Term Loan Commitments at such time and (b) thereafter, the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time.

“Term Lender” means, as of any date of determination, each Lender having a Term Loan Commitment or that holds Term Loans.

“Term Loan Commitment” means (a) with respect to any Term Lender, the amount set forth on Schedule 2.01A opposite such Lender’s name under the heading “Term Loan Commitment”, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) contemplated hereby pursuant to which such Lender shall have assumed its Term Loan Commitment, as applicable, and giving effect to (i) any reduction in such amount from time to time pursuant to Section 2.09 and (ii) any reduction or increase in such amount from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and (b) as to all Term Lenders, the aggregate commitments of all Term Lenders to make Term Loans. After advancing the Term Loan, each reference to a Term Lender’s Term Loan Commitment shall refer to that Term Lender’s Applicable Percentage of the Term Loans. The initial aggregate amount of the Term Loan Commitments on the Effective Date is $150,000,000.

“Term Loans” means the term loans made by the Term Lenders to the Borrower pursuant to Section 2.01(b).

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Termination Date” has the meaning assigned to it in Section 9.14(c).

“Threshold Amount” means $~~54,250,000~~77,250,000.

“Total Net Leverage Ratio” means, with respect to any Measurement Period, the ratio of (a) Consolidated Funded Indebtedness (net of the Unrestricted Cash Amount) as of the last day of such Measurement Period to (b) Consolidated EBITDA for the most recently completed Measurement Period, in each case, for the Borrower and its Restricted Subsidiaries.

“Total Revolving Credit Exposure” means, at any time, the sum of (a) the outstanding principal amount of the Revolving Loans and Swingline Loans at such time and (b) the total LC Exposure at such time.

“TPG” means TPG Inc.

“TPG Blockers” means, collectively, TPG Rise Climate Flash CI BL, LLC, TPG Rise Climate Flash BL, LLC and The Rise Fund II Flash BL, LLC(together with any successors or assigns of such Persons), in each case, solely to the extent directly or indirectly owned by Parent.

“Trade Date” has the meaning assigned to such term in Section 9.04(e).

“Transactions” means, collectively, (a) the Qualifying Public Offering, (b) the payment of the Effective Date Distribution, (c) the entering into by the Borrower and the other Loan Parties of the Loan Documents to which they are or are intended to be a party, (d) any initial Credit Events on the Effective Date and (e) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate or the Alternate Base Rate (or, solely to the extent applicable following a Benchmark Replacement or otherwise pursuant to Section 2.14, the Adjusted Daily Simple SOFR).

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Commitment” means, with respect to each Lender, the Revolving Commitment of such Lender less its Revolving Credit Exposure.

“United States” or “U.S.” mean the United States of America.

“Unliquidated Obligations” means, at any time, any Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Unreimbursed Amount” has the meaning assigned to it in Section 2.06(e).

“Unrestricted Cash Amount” means, as of any date of determination, the aggregate amount of (i) unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries and (ii) cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries restricted in favor of the Facilities (which may also include cash and Cash Equivalents securing other Indebtedness secured by a Lien on the Collateral at such time along with the Facilities, so long as the Lien of such other Indebtedness on such cash or Cash Equivalents does not benefit from a control agreement or other steps to perfect on such cash or Cash Equivalents that the Administrative Agent has not taken on behalf of the Lenders), in each case, with such unrestricted cash and Cash Equivalents and restricted cash and Cash Equivalents to be determined in accordance with GAAP; provided that, notwithstanding the foregoing, it is understood and agreed that in no case shall the Unrestricted Cash Amount exceed the lesser of $~~200,000,000~~515,000,000 and (y) 100% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 5.01(a) or (b) or, for the period prior to the time any such statements are so delivered pursuant to Section 5.01(a) or (b), the financial statements for the Business for the fiscal quarter ended September 30, 2022.

“Unrestricted Subsidiary” means:

(a)   any Subsidiary of the Borrower that is designated by the Borrower as an Unrestricted Subsidiary in accordance with Section 5.16, but only to the extent that such Subsidiary:

(i)  has no Indebtedness other than Non-Recourse Debt;

(ii)  is not party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary of the Borrower unless the terms of any such agreement, contract, arrangement or understanding are not materially less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower;

(iii)  is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified level of operating results; and

(iv)  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Borrower or any of its Restricted Subsidiaries unless such guarantee or credit support is released upon its designation as an Unrestricted Subsidiary; and

(b)  each Subsidiary of any Person described in the preceding clause (a).

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in the United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.19.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applicable Indebtedness”), the effect of any prepayments made on such Applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing”).

SECTION 1.03. Terms Generally. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document and any Loan Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented, extended, renewed, replaced, refinanced or otherwise modified (subject to any restrictions on such amendments, restatements, amendments and restatements, supplements, extensions, renewals, replacements, refinancings or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference in any Loan Document to any law (including by succession of comparable successor laws) shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law and any reference to any law or regulation in any Loan Document shall, unless otherwise specified, refer to such law or regulation as consolidated, amended, replaced, supplemented or interpreted from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(c)  Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)  Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a Person, or an allocation of assets to a series of a Person (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a Person shall constitute a separate Person hereunder (and each division of any Person that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

SECTION 1.04. Accounting Terms; Changes in GAAP; Rounding. (a) Subject to Section 1.04(b), all accounting terms not specifically or completely defined herein shall be construed in conformity with GAAP, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time, and applied in a manner consistent with that used in preparing the Historical Annual Financial Statements, except as otherwise specifically prescribed herein; provided that if at any time a change in GAAP occurs that would result in a change to the method of accounting for obligations relating to a lease that was accounted for by a Person as an operating lease as of the Effective Date (or any similar lease entered into after the Effective Date by such Person), such obligations shall be accounted for as obligations relating to an operating lease and not as a Capital Lease.

(b)  If at any time any change in GAAP or the application thereof would affect the computation or interpretation of any financial ratio, basket, requirement or other provision set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio, basket, requirement or other provision to preserve the original intent thereof in light of such change in GAAP or the application thereof (subject to the consent of the Required Lenders); provided that, until so amended, such ratio, basket, requirement or other provision shall continue to be computed or interpreted in accordance with GAAP or the application thereof prior to such change therein.

(c) Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(d)  Notwithstanding any other provision contained herein or any requirement under GAAP, all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the FASB on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purposes of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as Capital Leases in the financial statements of such Person.

(e)  Any financial ratios required to be maintained or complied with by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.06. Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars or an Alternative Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.07. Currency Equivalents Generally; Change of Currency.

(a)  For purposes of this Agreement and the other Loan Documents (other than Articles 2, 8 and 9 hereof), where the permissibility of a transaction or determinations of required actions or circumstances depend upon compliance with, or are determined by reference to, amounts stated in Dollars, such amounts shall be deemed to refer to Dollars or Dollar Equivalents and any requisite currency translation shall be based on the Spot Rate in effect on the Business Day of such transaction or determination. Notwithstanding the foregoing, for purposes of determining compliance with Sections 6.01, 6.02 and 6.03 with respect to any amount of Liens, Indebtedness or Investment in currencies other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Lien is created, Indebtedness is incurred or Investment is made. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent (not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

(b)  The Administrative Agent or the applicable Issuing Bank, as applicable, shall determine the Dollar Equivalent amounts of Term Benchmark Borrowings or Letter of Credit extensions denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur.

(c)  Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Benchmark Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the Dollar Equivalent of such amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as the case may be.

SECTION 1.08. Timing of Payment and Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

SECTION 1.09. [Reserved].

SECTION 1.10. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit available to be drawn at such time; provided that, with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

SECTION 1.11. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.12. Certain Calculations.

(a)  All pro forma calculations permitted or required to be made by the Borrower or any Restricted Subsidiary pursuant to this Agreement shall include only those adjustments that have been certified by a Responsible Officer of the Borrower as having been prepared in good faith based upon reasonably detailed written assumptions believed by the Borrower at the time of preparation to be reasonable and which are reasonably foreseeable. Any ratio calculated hereunder that includes Consolidated EBITDA shall look to Consolidated EBITDA for the most recently completed Measurement Period.

(b)  For purposes of determining compliance with any applicable Total Net Leverage Ratio test and/or Secured Net Leverage Ratio test for any Measurement Period, any transaction described in clauses (i) through (iv) below that has been made (A) during the period in respect of which such calculations are required to be made or (B) other than with respect to any calculation of the financial covenant set forth in Section 6.11 and any calculation of the Total Net Leverage Ratio for purposes of determining the Applicable Rate, subsequent to such period and prior to or simultaneously with the event for which the calculation of any such ratio test is made on a pro forma basis (solely with respect to determining pro forma compliance for such event) shall be calculated on a pro forma basis as follows:

(i)  in the event that the Borrower or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness subsequent to the last day of the Measurement Period for which such pro forma ratio is being calculated but on or prior to the date of the event for which the calculation of such pro forma ratio is being made (a “Ratio Calculation Date”), then such pro forma ratio shall be calculated as if such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness (and all other incurrences, assumptions, guarantees, redemptions, retirements or extinguishments of Indebtedness consummated since the last day of the applicable Measurement Period but on or prior to the Ratio Calculation Date) had occurred at the last day of the applicable Measurement

Period; provided that (i) in the case of any incurrence of Indebtedness or establishment of any revolving credit or delayed draw commitments, (x) a borrowing of the maximum amount of Indebtedness available under such revolving credit or delayed draw commitments shall be assumed and (y) the cash proceeds of such incurred Indebtedness shall be excluded from amounts that may be netted in the calculation of pro forma Total Net Leverage Ratio or pro forma Secured Net Leverage Ratio, as applicable, and (ii) the pro forma Consolidated Interest Expense for the applicable Measurement Period shall be calculated assuming such Indebtedness had been outstanding or repaid, as the case may be, since the first day and through the end of the applicable Measurement Period (taking into account any interest rate Swap Contracts applicable to such Indebtedness);

(ii)  in the event that any Permitted Acquisitions or other permitted Investments in the nature of an acquisition are made subsequent to the last day of the applicable Measurement Period for which such pro forma ratio is being calculated but on or prior to the Ratio Calculation Date, then Consolidated EBITDA shall be (x) increased by an amount equal to the Consolidated EBITDA attributable to the property or Investment that is the subject of such Permitted Acquisition or other permitted Investment in the nature of an acquisition, in each case assuming such Permitted Acquisition or other permitted Investment had been made on the first day of the applicable Measurement Period and (y) otherwise calculated as set forth in the third paragraph of the definition of “Consolidated EBITDA” on a Pro Forma Basis;

(iii)  in the event that Dispositions are made subsequent to the last day of the applicable Measurement Period for which such pro forma ratio is being calculated but on or prior to the relevant Ratio Calculation Date, then Consolidated EBITDA shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Disposition or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto, in each case assuming such Disposition had been made on the first day of the applicable Measurement Period; and

(iv)  for the avoidance of doubt, the cash used in connection with any transaction specified above shall be excluded from amounts that may be netted in the calculation of pro forma Total Net Leverage Ratio or pro forma Secured Net Leverage Ratio, as applicable.

(c)  Notwithstanding anything to the contrary in this Agreement, solely for the purpose of (A) measuring the relevant financial ratios and basket availability or pro forma compliance with any covenant with respect to the incurrence of any Indebtedness (including any Incremental ~~Term~~ Loans~~, Incremental Revolving Loans, Incremental Term Facility,~~  or Incremental ~~Revolving Commitments~~Facility) or Liens or the making of any Investments (including the determination of whether an acquisition is a Permitted Acquisition) or Dispositions or the designation of any Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary or (B) ~~other than in connection with the establishment of any Incremental Revolving Facility or the incurrence of any Revolving Loans,~~ determining compliance with representations and warranties or the occurrence of any Default or Event of Default, in each case, in connection with any action being taken in connection with a Limited Condition Acquisition (including any incurrence or assumption of Indebtedness and the use of proceeds thereof, the incurrence or assumption of any Liens, the making of any Investments or Restricted Payments or the repayment of any Indebtedness for which an irrevocable notice of prepayment or redemption is required), if the Borrower has made an LCA Election with respect to such Limited Condition Acquisition, the date of determination of whether any such action is permitted hereunder shall be deemed to be the date on which the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”), and if, after giving effect on a Pro Forma Basis to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence or assumption of Indebtedness and the use of proceeds thereof, the incurrence or assumption of any Liens, the making of any Investments or Restricted Payments or the repayment of any Indebtedness) as if they had occurred at the beginning of the most recently completed Measurement Period ending prior to the LCA Test Date, the Borrower could have taken such action on the relevant LCA Test Date in compliance with such financial ratio or basket, such financial ratio or basket shall be deemed to have been complied with. If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any financial ratio or basket availability on or following the relevant LCA Test Date and prior to the earlier of (x) the date on which such Limited Condition Acquisition is consummated or (y) the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such financial ratio or basket availability shall be calculated (and tested) (A) on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence or assumption of Indebtedness and the use of proceeds thereof, the incurrence or assumption of any Liens, the making of any Investments or Restricted Payments or the repayment of any Indebtedness for which an irrevocable notice of prepayment or redemption is required) have been consummated until such time as the applicable Limited Condition Acquisition has actually closed or the definitive agreement with respect thereto has been terminated and (B) solely with respect to the making of any Restricted Payments, on a standalone basis without giving effect to such Limited Condition Acquisition and the other transactions in connection therewith.

(d)  For purposes of determining compliance with Sections 6.01, 6.02, 6.03, 6.06 and 6.14, with respect to any grant of any Lien, the making of any Investment or Restricted Payment, the incurrence of any Indebtedness or the prepayment, redemption, purchase, defeasement or satisfaction of Junior Indebtedness (each, a “Covenant Transaction”) in reliance on a “basket” that makes reference to a percentage of Consolidated EBITDA or Consolidated Total Assets, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in the amount of Consolidated EBITDA or Consolidated Total Assets, as applicable, occurring after the time such Covenant Transaction is incurred, granted or made in reliance on such provision.

(e)  For purposes of calculating any “net” ratio test utilized in any debt incurrence test (including any amounts permitted to be incurred pursuant to Section 2.20 and Section 6.03(s)), such ratio shall be calculated after giving effect to any such incurrence on a pro forma basis, and, in each case, with respect to any revolving credit commitments being established utilizing a debt incurrence test ~~(including any Incremental Revolving Facility)~~, assuming a borrowing of the maximum amount of such revolving credit commitment (but for the avoidance of doubt, no other previously established revolving commitment), and such calculation shall be made excluding the cash proceeds from such incurrence from the amount of cash and Cash Equivalents that may be netted in the calculation of pro forma Total Net Leverage Ratio or pro forma Secured Net Leverage Ratio, as applicable.

Article II
The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, (a) each Revolving Lender (severally and not jointly) agrees to make Revolving Loans to the Borrower in Dollars or in one or more Alternative Currencies from time to time during the Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing to any Swingline Loans outstanding pursuant to Section 2.10(a)) in (i) the amount of such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (ii) the Total Revolving Credit Exposure exceeding the aggregate Revolving Commitments, and (b) each Term Lender with a Term Loan Commitment (severally and not jointly) agrees to make a Term Loan to the Borrower in Dollars on the Effective Date, in an amount equal to such Lender’s Term Loan Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02. Loans and Borrowings.

(a)  Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class, Type and Agreed Currency made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05. The Term Loans shall amortize as set forth in Section 2.10.

(b)  Subject to Section 2.14, (i) each Revolving Borrowing shall be comprised (A) in the case of Revolving Borrowings in Dollars, entirely of ABR Loans or Term Benchmark Loans and (B) in the case of Revolving Borrowings in any Alternative Currency, entirely of Term Benchmark Loans of the same Alternative Currency and (ii) in the case of Term Loan Borrowings, entirely of ABR Loans or Term Benchmark Loans, in each case, as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement or result in any increased cost to the Borrower.

(c)  At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Term Benchmark Borrowings or RFR Borrowings outstanding.

(d)  Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by irrevocable written notice (via a written Borrowing Request signed by a Responsible Officer of the Borrower) (a) in the case of a Term Benchmark Borrowing denominated in Dollars, not later than 12:00 p.m., New York City time, three (3) U.S. Government Securities Business Days before the date of the proposed Borrowing, (b) in the case of a Term Benchmark Borrowing denominated in Euros, not later than 12:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time on the date of the proposed Borrowing. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)  the Agreed Currency and aggregate principal amount of the requested Borrowing;

(ii)  the date of such Borrowing, which shall be a Business Day;

(iii)  whether such Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing and whether such Borrowing is a Revolving Borrowing or a Term Loan Borrowing;

(iv)  in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)  the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the currency of a Revolving Borrowing is specified, then the requested Revolving Borrowing shall be made in Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing made in Dollars. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. [Reserved].

SECTION 2.05. Swingline Loans.

(a)  Subject to the terms and conditions set forth herein, the Swingline Lender may agree, but shall have no obligation, to make Swingline Loans in Dollars to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Sublimit, (ii) the Swingline Lender’s Revolving Credit Exposure exceeding its Revolving Commitment or (iii) the Total Revolving Credit Exposure exceeding the aggregate Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b)  To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by irrevocable written notice (via a written Borrowing Request in a form approved by the Administrative Agent and signed by a Responsible Officer of the Borrower), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be in a form approved by the Administrative Agent shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to an account of the Borrower with the Administrative Agent designated for such purpose (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the applicable Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c)  The Swingline Lender may by written notice given to the Administrative Agent require the Revolving Lenders to acquire participations in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 12:00 noon, New York City time, on a Business Day, no later than 5:00 p.m., New York City time, on such Business Day and if received after 12:00 noon, New York City time, on a Business Day, no later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(d)  The Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Swingline Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.13(a). From and after the effective date of any such replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (ii) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(e)  Subject to the appointment and acceptance of a successor Swingline Lender, the Swingline Lender may resign as a Swingline Lender at any time upon thirty (30) days’ prior written notice to the Administrative Agent, the Borrower and the Revolving Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.05(d) above.

SECTION 2.06. Letters of Credit.

(a)  General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit denominated in Dollars or in any Alternative Currency as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and the relevant Issuing Bank, at any time and from time to time during the Availability Period.

(b)  Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit), the Borrower shall transmit by electronic communication to an Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment or extension~~, but in any event no less than three (3) Business Days~~) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with clause (c) of this Section), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the relevant Issuing Bank and using the relevant Issuing Bank’s standard form (each, a “Letter of Credit Agreement”). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the amount of the LC Exposure shall not exceed $~~300,000,000~~500,000,000, (ii) the sum of (x) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Letters of Credit issued by any Issuing Bank at such time plus (y) the aggregate Dollar Equivalent amount of all LC Disbursements made by such Issuing Bank that have not yet been reimbursed by or on behalf of the Borrower at such time (such sum for any Issuing Bank at any time of determination, its “Outstanding LC Amount”) shall not exceed such Issuing Bank’s Letter of Credit Commitment (provided that, notwithstanding this clause (ii) but at all times subject to the immediately preceding clause (i) and the immediately succeeding clauses (iii) and (iv), an Issuing Bank may, in its sole discretion, agree to issue, amend or extend a Letter of Credit if such issuance, amendment or extension would cause such Issuing Bank’s Outstanding LC Amount to exceed its Letter of Credit Commitment), (iii) the Total Revolving Credit Exposure shall not exceed the aggregate Revolving Commitments and (iv) each Lender’s Revolving Credit Exposure shall not exceed such Lender’s Revolving Commitment. The Borrower may, at any time and from time to time, reduce the Letter of Credit Commitment of any Issuing Bank with the consent of such Issuing Bank; provided that the Borrower shall not reduce the Letter of Credit Commitment of any Issuing Bank if, after giving effect of such reduction, the conditions set forth in the immediately preceding clauses (i) through (iv) shall not be satisfied. No Issuing Bank shall be under any obligation (without its prior written consent) to issue any trade or commercial Letters of Credit.

Additionally, no Issuing Bank shall be under any obligation to issue any Letter of Credit if:

(i)  any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank shall prohibit, or require that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital or liquidity requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Effective Date and that such Issuing Bank in good faith deems material to it; or

(ii)  the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.

An Issuing Bank shall be under no obligation to issue any amendment to any Letter of Credit if such Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof.

(c)  Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the relevant Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, one year after such extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date; provided that any Letter of Credit with a one-year tenor may contain customary automatic extension provisions agreed upon by the Borrower and the relevant Issuing Bank that provide for the extension thereof for additional one-year periods (which shall in no event extend beyond the date referenced in clause (ii) above), subject to a right on the part of the relevant Issuing Bank to prevent any such extension from occurring by giving notice to the beneficiary in advance of any such extension. Notwithstanding the foregoing, any Letter of Credit may expire no later than one year after the Maturity Date so long as the Borrower Cash Collateralizes such Letter of Credit in an amount equal to 103% of the face amount of such Letter of Credit in the currency thereof, concurrently with the issuance of such a Letter of Credit having an expiry date later than the Maturity Date (or, as applicable, concurrently with any amendment or extension of such a Letter of Credit that results in such Letter of Credit having an expiry date later than the Maturity Date), in the manner described in Section 2.06(j) and otherwise on terms and conditions reasonably acceptable to the relevant Issuing Bank and the Administrative Agent.

(d)  Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the term thereof) and without any further action on the part of any Issuing Bank or the Revolving Lenders, each Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from each Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the Dollar Equivalent of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the relevant Issuing Bank, such Lender’s Applicable Percentage of the Dollar Equivalent of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason, including after the Maturity Date. Each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.

(e)  Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount in the currency of such LC Disbursement equal to such LC Disbursement not later than 12:00 noon, New York City time, on the Business Day immediately following the Business Day that the Borrower shall have received notice of such LC Disbursement; provided that, (x) if such LC Disbursement is denominated in Dollars and is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount of such LC Disbursement or (y) if such LC Disbursement is denominated in an Alternative Currency and is not less than the Dollar Equivalent of $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be converted into an equivalent amount of an ABR Revolving Borrowing denominated in Dollars in an amount equal to the Dollar Equivalent of such Alternative Currency, and, in each case, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan, as applicable. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the Dollar Equivalent of the payment then due from the Borrower in respect thereof (the “Unreimbursed Amount”) and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the Dollar Equivalent of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the relevant Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the relevant Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then (x) the Dollar Equivalent of such payment to such Lenders and (y) such payment (in the currency thereof) to such Issuing Bank, in each case, as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)  Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder or (v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally. Neither the Administrative Agent, the Revolving Lenders nor any Issuing Bank, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, document, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the relevant Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit~~.~~ and without regard to any non-documentary condition in such Letter of Credit. Additionally, that:

(i)  an Issuing Bank may replace a purportedly lost, stolen, or destroyed original Letter of Credit or amendment thereto with a replacement marked as such or waive a requirement for its presentation;

(ii)  this Section 2.06(f) shall establish the standard of care to be exercised by an Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by Applicable Law, any standard of care stricter than the foregoing).

Without limiting the foregoing, none of the Administrative Agent, the Lenders, any Issuing Bank, or any of their respective Related Parties shall have any liability or responsibility by reason of (i) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (ii) an Issuing Bank declining to take up documents and make payment (A) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor or (B) following a Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents or (iii) an Issuing Bank retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to such Issuing Bank.

No Issuing Bank shall be responsible to the Borrower for, and such Issuing Bank’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of such Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Laws or any order of a jurisdiction where such Issuing Bank or the beneficiary is located, the practiced stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the International Chamber of Commerce Banking Commission, the Bankers Association for Finance and Trade (BAFT), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such Laws or practice rules.

(g)  Disbursement Procedures. The Issuing Bank for any Letter of Credit shall, within the time allowed by applicable law or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by electronic mail) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h)  Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full within one (1) Business Day of the date on which such LC Disbursement is made, the Dollar Equivalent of the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the reimbursement is due and payable, at the rate per annum then applicable to ABR Revolving Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)  Replacement and Resignation of an Issuing Bank. (A) Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit.

(B)  Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Revolving Lenders, in which case, such resigning Issuing Bank shall be replaced in accordance with Section 2.06(i)(A) above.

(j)  Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Revolving Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to 103% of the amount of the LC Exposure in the applicable currencies as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 7.01(f). The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. In addition, and without limiting the foregoing or Section 2.06(c), if any LC Exposure remains outstanding after the expiration date specified in Section 2.06(c)(ii), the Borrower shall immediately deposit into the LC Collateral Account an amount in cash equal to 103% of the amount of such LC Exposure as of such date plus any accrued and unpaid interest thereon. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Borrower hereby grants the Administrative Agent a security interest in the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the relevant Issuing Bank for LC Disbursements for which it has not been reimbursed, together with related fees, costs and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.

(k)  Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Restricted Subsidiary, or states that a Restricted Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the relevant Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Restricted Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the relevant Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Restricted Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(l)  Issuing Bank Agreements. Each Issuing Bank agrees that, unless otherwise requested by the Administrative Agent, such Issuing Bank shall report in writing to the Administrative Agent (i) on or prior to each Business Day on which such Issuing Bank expects to issue, amend or extend any Letter of Credit, the date of such issuance, amendment or extension, and the aggregate face amount and currency of the Letters of Credit to be issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension occurred (and whether the amount thereof changed), (ii) on each Business Day on which such Issuing Bank pays any amount in respect of one or more drawings under Letters of Credit, the date of such payment(s) and the amount and currency of such payment(s), (iii) on any Business Day on which the Borrower fails to reimburse any amount required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount and currency of such payment in respect of Letters of Credit and (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

(m)  Additional Issuing Banks. Any Revolving Lender reasonably acceptable to the Borrower and the Administrative Agent may become an additional Issuing Bank hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Lender. The Administrative Agent shall notify the Revolving Lenders of any such additional Issuing Bank.

SECTION 2.07. Funding of Borrowings.

(a)  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds by 12:00 noon, New York City time,

to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that (i) Term Loans shall be made as provided in Section 2.01(b) and (ii) Swingline Loans shall be made as provided in Section 2.05. Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the relevant Issuing Bank.

(b)  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans, or in the case of Alternative Currencies, in accordance with such market practice, in each case, as applicable. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08. Interest Elections.

(a)  Each Borrowing initially shall be of the Type (and, in the case of a Revolving Borrowing, of the Agreed Currency) specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type (in the case of any Borrowing denominated in Dollars) or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)  To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election (by irrevocable written notice via an Interest Election Request signed by a Responsible Officer of the Borrower) by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Notwithstanding any contrary provision herein, this Section shall not be construed to permit the Borrower to (i) elect an Interest Period for Term Benchmark Loans that does not comply with Section 2.02(d) or (ii) convert any Borrowing to a Borrowing of a Type not available under such Borrowing.

(c)  Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)  the Agreed Currency (in the case of a Revolving Borrowing) and principal amount of the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)  whether the resulting Borrowing is to be an ABR Borrowing (in the case of Borrowings denominated in Dollars) or a Term Benchmark Borrowing; and

(iv)  if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)  Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)  If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing in Dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Term Benchmark Borrowing in an Alternative Currency prior to the end of the Interest Period therefor, then, unless such Term Benchmark Borrowing is repaid as provided herein, the Borrower shall be deemed to have selected that such Term Benchmark Borrowing shall automatically be continued as a Term Benchmark Borrowing in its original Agreed Currency with an Interest Period of one month at the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, (x) (A) each Term Benchmark Borrowing and (B) if applicable following a Benchmark Replacement or otherwise pursuant to Section 2.14, each RFR Borrowing, in each case, denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (y) each Term Benchmark Borrowing denominated in an Alternative Currency shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall either be (A) converted to an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) at the end of the Interest Period, as applicable, therefor or (B) prepaid at the end of the applicable Interest Period, as applicable, in full; provided that if no election is made by the Borrower by the earlier of (1) the date that is three Business Days after receipt by the Borrower of such notice and (2) the last day of the current Interest Period for the applicable Term Benchmark Loan, the Borrower shall be deemed to have elected clause (y)(A) above.

SECTION 2.09. Termination and Reduction of Commitments.

(a)  Unless previously terminated, (i) any unfunded Term Loan Commitments shall terminate on the Effective Date after the funding of Term Loans on such date and (ii) all other Commitments shall terminate on the Maturity Date.

(b)  The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, (A) the amount of any Revolving Lender’s Revolving Credit Exposure would exceed its Revolving Commitment or (B) the Total Revolving Credit Exposure would exceed the aggregate Revolving Commitments.

(c)  The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.10. Repayment and Amortization of Loans; Evidence of Debt.

(a)  The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Administrative Agent for the account of the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the tenth (10th) Business Day after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding. The Borrower shall repay Term Loans on each date set forth below in an amount equal to (x) the original aggregate principal amount of Term Loans funded on the Effective Date multiplied by (y) the percentage set forth opposite such date (as adjusted from time to time pursuant to Section 2.11(~~a) and Section 2.11(e~~d)):

Date	Amount
March 31, 2023	0%
June 30, 2023	0%
September 30, 2023	0%
December 31, 2023	0%
March 31, 2024	0%

June 30, 2024	0.625%
September 30, 2024	0.625%
December 31, 2024	0.625%
March 31, 2025	0.625%
June 30, 2025 and the last day of each fiscal quarter ending thereafter	1.25%

To the extent not previously repaid, all unpaid Term Loans shall be paid in full in Dollars by the Borrower on the Maturity Date.

(b)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)  The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the Obligations (including, without limitation, the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement).

(e)  Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form attached hereto as Exhibit D-1 or Exhibit D-2, as applicable, or otherwise as approved by the Administrative Agent (such notes, collectively, the “Notes”). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.

SECTION 2.11. Prepayment of Loans.

(a)  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without penalty or premium (other than break funding payments required by Section 2.16) subject to prior notice in accordance with the provisions of this Section 2.11(a). The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by written notice of any prepayment hereunder (i) in the case of prepayment of a Term Benchmark Borrowing denominated in Dollars, not later than 12:00 p.m., New York City time, three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of a Term Benchmark Borrowing denominated in Euros, not later than 12:00 p.m., New York City time, three Business Days before the date of prepayment, (iii) in the case of prepayment of an ABR Borrowing, not later than 12:00 p.m., New York City time, one (1) Business Day before the date of prepayment or (iv) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Revolving Borrowing and each voluntary prepayment of a Term Loan Borrowing shall be applied ratably to the Term Loans included in the prepaid Term Loan Borrowing in such order of application as directed by the Borrower~~, and each mandatory prepayment of a Term Loan Borrowing shall be applied in accordance with Section 2.11(e)~~. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) any break funding payments required by Section 2.16.

(b)  If at any time the Total Revolving Credit Exposures exceed the aggregate Revolving Commitments, the Borrower shall immediately repay Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause the aggregate principal amount of the Total Revolving Credit Exposures to be less than or equal to the aggregate Revolving Commitments.

(c)  In the event and on each occasion that any Net Cash Proceeds are received by or on behalf of the Borrower or any of its Restricted Subsidiaries in respect of any Prepayment Event, the Borrower shall, within five (5) Business Days after such Net Cash Proceeds are received, prepay the Term Loans then outstanding ~~as set forth in Section 2.11(e) below~~ in an aggregate amount equal to (i) in the case of an event described in clause (a) of the definition of the term “Prepayment Event”, the Prepayment Percentage of such Net Cash Proceeds and (ii) in the case of an event described in clause (b) of the definition of the term “Prepayment Event”, 100% of such Net Cash Proceeds; provided that, in the case of any event described in clause (a) of the definition of the term “Prepayment Event”, such required prepayment shall only be required to be made for amounts in excess of $25,000,000 per Fiscal Year; provided, further, that so long as no Event of Default has occurred and is continuing, such prepayment shall not be required to the extent the Borrower reinvests such Net Cash Proceeds in assets of a kind then used or usable in the business of the Borrower and its Restricted Subsidiaries within 360 days after the date of receipt of such Net Cash Proceeds, or enters into a binding commitment thereof within said 360-day period and subsequently makes such reinvestment within 180 days after the end of such 360-day period; provided that the Borrower notifies the Administrative Agent within five (5) Business Days following receipt by the Borrower or any of its Restricted Subsidiaries of such Net Cash Proceeds of the Borrower’s intent to reinvest such Net Cash Proceeds.

(d)  All such amounts pursuant to Section 2.11(c) shall be applied to prepay the next eight installments of Term Loans then outstanding in the direct order of maturity and then the remaining installments of Term Loans then outstanding on a pro rata basis.

~~(e)  Any Incremental Term Loans, Incremental Equivalent Debt and/or Ratio Debt, in each case, that is secured on a pari passu basis with the Term Loans in right of security may share in any mandatory prepayment under Section 2.11(c) on a ratable basis (but not on a greater than pro rata basis) to the extent such prepayment is required under the terms of such Incremental Term Loans, Incremental Equivalent Debt and/or Ratio Debt.~~

(e)  [Reserved].

(f)  Notwithstanding any other provisions of this Section 2.11, to the extent any or all of the Net Cash Proceeds of any Prepayment Event described in clause (a) of the definition of the term “Prepayment Event” that are received by a Foreign Subsidiary are prohibited or delayed by any applicable local law (including financial assistance, corporate benefit restrictions on upstreaming of cash intra group and the fiduciary and statutory duties of the directors of such Foreign Subsidiary) from being repatriated or passed on to or used for the benefit of the Borrower or any applicable Domestic Subsidiary or if the Borrower has determined in good faith that repatriation of any such amount to the Borrower or any applicable Domestic Subsidiary would have material adverse tax consequences with respect to such amount, the portion of such Net Cash Proceeds so affected will not be required to be applied to prepay the Term Loans at the times provided in Section 2.11(c) but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation or the passing on to or otherwise using for the benefit of the Borrower or the applicable Domestic Subsidiary, or the Borrower believes in good faith that such material adverse tax consequence would result, and once such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law or the Borrower determines in good faith such repatriation would no longer have such material adverse tax consequences, such repatriation will be promptly effected and such repatriated Net Cash Proceeds will be promptly (and in any event not later than five (5) Business Days after such repatriation) applied to the prepayment of the Term Loans pursuant to Section 2.11(c).

SECTION 2.12. Fees.

(a)  The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the “Commitment Fee Rate” specified in the definition of Applicable Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates. Commitment fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifteenth (15th) day following such last day and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any commitment fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day and the last day of each period but excluding the date on which the Revolving Commitments terminate).

(b)  The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in each outstanding Letter of Credit, which shall accrue on the Dollar Equivalent of the daily maximum stated amount then available to be drawn under such Letter of Credit at the same Applicable Rate used to determine the interest rate applicable to Term Benchmark Revolving Loans, during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the Dollar Equivalent of the daily maximum stated amount then available to be drawn under such outstanding Letter of Credit, during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit and other processing fees, and other standard costs and charges, of such Issuing Bank relating to the Letters of Credit as from time to time in effect. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth (15th) day following such last day, commencing on the first such date to occur after the date hereof; provided that all such fees shall be payable on the date on which the Revolving

Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after written demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)  The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d)  All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the relevant Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.13. Interest.

(a)  The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)  The Loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)  Each RFR Loan (solely to the extent applicable following a Benchmark Replacement or otherwise pursuant to Section 2.14) shall bear interest at a rate per annum equal to the Adjusted Daily Simple SOFR plus the Applicable Rate.

(d)  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, unless waived by the Required Lenders pursuant to Section 9.02, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(e)  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)  All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate, Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted EURIBOR Rate, EURIBOR Rate, Adjusted Daily Simple SOFR or Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14. Alternate Rate of Interest.

(a)  Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.14, if:

(i)  the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time (solely if applicable following a Benchmark Replacement or otherwise pursuant to this Section 2.14), that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR or Daily Simple SOFR; or

(ii)  the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time (solely if applicable following a Benchmark Replacement or otherwise pursuant to this Section 2.14), Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, (1) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above and (B) for Loans denominated in an Alternative Currency, any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that, if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan in any Agreed Currency (or, solely if applicable pursuant to this Section 2.14, RFR Loan) is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan (or RFR Loan), then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, any Term Benchmark Loan (or RFR Loan)

shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above, on such day and (B) for Loans denominated in an Alternative Currency, any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time.

(b)  Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Contract shall be deemed not to be a “Loan Document” for purposes of this Section 2.14), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.

(c)  Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)  The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this

Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(e)  Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate or the EURIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)  Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing (or, solely if applicable pursuant to this Section 2.14, RFR Borrowing) of, conversion to or continuation of Term Benchmark Loans (or RFR Loans) to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any request for (1) a Term Benchmark Borrowing (or RFR Borrowing) denominated in Dollars into a request for a Borrowing of or conversion to (A) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event or (y) any Term Benchmark Borrowing denominated in an Alternative Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan in any Agreed Currency (or, solely if applicable pursuant to this Section 2.14, RFR Loan) is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan (or RFR Loan), then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.14, (A) for Loans denominated in Dollars, any Term Benchmark Loan (or RFR Loan) shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (B) for Loans denominated in an Alternative Currency, any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time.

SECTION 2.15. Increased Costs.

(a)  If any Change in Law shall:

(i)  impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank (except any such reserve requirement reflected in the Adjusted EURIBOR Rate);

(ii)  impose on any Lender or any Issuing Bank or the applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)  subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)  If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)  A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)  Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments.

(a)  With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith), (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or 9.02(d) or (v) the failure by the Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(b)  With respect to RFR Loans (solely to the extent applicable following a Benchmark Replacement or otherwise pursuant to Section 2.14), in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith), (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or 9.02(d) or (iv) the failure by the Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

SECTION 2.17. Taxes.

(a)  Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified

Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)  Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c)  Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)  Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by such Recipient (other than penalties and interest resulting from gross negligence or willful misconduct) or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)  Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to setoff and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)  Status of Lenders.

(i)  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time such Lender becomes a Lender hereunder and thereafter at such times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)  Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A)  any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)  any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)  in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)  in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI;

(3)  in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit B-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)  to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS

Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-2 or Exhibit B-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-4 on behalf of each such direct and indirect partner;

(C)  any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)  if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)  Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments (including payments of additional amounts, if any) made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)  Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)  Defined Terms. For purposes of this Section 2.17, the term “Lender” includes the Issuing Banks and the term “applicable law” includes FATCA.

SECTION 2.18. Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Setoffs.

(a)  (i) Except with respect to principal of and interest on Loans denominated in an Alternative Currency, the Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) in Dollars prior to 12:00 noon, New York City time on the date when due or the date fixed for any prepayment hereunder and (ii) all payments with respect to principal and interest on Loans denominated in an Alternative Currency shall be made in such Alternative Currency not later than the Applicable Time specified by the Administrative Agent on the dates specified herein, in each case, in immediately available funds, without setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 383 Madison Avenue, New York, New York, except payments to be made directly to an Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under this Agreement shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount.

(b)  At any time that payments are not required to be applied in the manner required by Section 7.03, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)  At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of the Borrower maintained with the Administrative Agent. The Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans) and that all such Borrowings shall be deemed to have been requested pursuant to Section 2.03 or 2.05, as applicable and (ii) the Administrative Agent to charge any deposit account of the Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

(d)  If, except as expressly provided herein, any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e)  Unless the Administrative Agent shall have received, prior to any date on which any payment is due to the Administrative Agent for the account of the relevant Lenders or the relevant Issuing Bank pursuant to the terms of this Agreement or any other Loan Document (including any date that is fixed for prepayment by notice from the Borrower to the Administrative Agent pursuant to Section 2.11(a)), notice from the Borrower that the Borrower will not make such payment or prepayment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the relevant Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the applicable Overnight Rate.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders.

(a)  If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)  If (i) any Lender requests compensation under Section 2.15, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or (iii) any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Banks and the Swingline Lender), which consent shall not unreasonably be withheld, delayed or conditioned, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

SECTION 2.20. Incremental Facilities.

(a)  The Borrower may, at any time, on one or more occasions on or after the Amendment No. 2 Effective Date pursuant to an Incremental Amendment ~~(i)~~ add one or more new Classes of term facilities and/or increase the principal amount of the Term Loans of any existing Class (other than the initial Term Loans) by requesting new commitments to provide such Term Loans (any such commitments, “Incremental ~~Term~~ Commitments” and any such new Class or increase, an “Incremental ~~Term~~ Facility” and any loan made pursuant to any Incremental ~~Term~~ Facility, “~~Incremental Term Loans”) and/or (ii) increase the aggregate amount of the Revolving Commitments (an “Incremental~~

~~Revolving Facility” and, together with any Incremental Term Facility, “Incremental Facilities”; the commitments thereunder, the “Incremental Revolving Commitments” and the loans thereunder, “Incremental Revolving Loans” and any Incremental Revolving Loans, together with any Incremental Term Loans,~~ “Incremental Loans”) in an aggregate principal amount not to exceed the Incremental Available Amount; provided that:

(i)  no Incremental Facility may be in an amount that is less than $5,000,000 (or such lesser amount to which the Administrative Agent may reasonably agree),

(ii)  except as the Borrower and any Lender may separately agree, no Lender shall be obligated to provide any Incremental Commitment, and the determination to provide any Incremental Commitment shall be within the sole and absolute discretion of such Lender,

(iii)  no Incremental Facility or Incremental Loan (nor the creation, provision or implementation thereof) shall require the approval of any existing Lender other than in its capacity, if any, as a lender providing all or part of any Incremental Commitment or Incremental Loan,

(iv)  except as otherwise permitted herein (or required hereby), the terms of any Incremental ~~Term~~ Facility, if not substantially consistent with those applicable to any then-existing Term Loans, must be reasonably acceptable to the Administrative Agent,

(v)  ~~each Incremental Revolving Facility shall have the same terms, other than upfront fees, as the Revolving Facility,~~[reserved],

(vi)  the final maturity date with respect to any Class of Incremental ~~Term~~ Loans shall be no earlier than the Maturity Date,

(vii)  the Weighted Average Life to Maturity of any Incremental ~~Term~~ Facility shall be no shorter than the remaining Weighted Average Life to Maturity of any then-existing tranche of Term Loans (without giving effect to any prepayment thereof),

(viii)  subject to clauses (vi) and (vii) above, any Incremental ~~Term~~ Facility may otherwise have an amortization schedule as determined by the Borrower and the lenders providing such Incremental ~~Term~~ Facility,

(ix)  ~~subject to clause (v) above,~~ the pricing (including interest rate and fees) of any Incremental Facility shall be determined by the Borrower and the arrangers and/or lenders providing such Incremental Facility,

(x)  (A) each Incremental ~~Term~~ Facility shall rank (i) on a pari passu basis with, or on a junior basis to, the ~~Term Loans~~Obligations in right of payment and (ii) on a ~~pari passu basis with, or on a~~ junior basis to~~,~~  the ~~Term Loans~~Obligations in right of security (or~~, solely to the extent the Investment Grade Condition is satisfied on such date,~~ be unsecured) and (B) no Incremental Facility may be (x) guaranteed by any Person which is not a Loan Party or (y) secured at any time by any assets other than the Collateral securing the Term Facility and the Revolving Facility at such time,

(xi)  subject to Section 1.12, (A) no Default or Event of Default shall exist immediately prior to or after giving effect to such Incremental Facility, and (B) the representations and warranties of the Loan Parties (or, in the case of any Incremental ~~Term~~

Facility the proceeds of which are being used to finance a Limited Condition Acquisition, if agreed to by the lenders thereof, customary “SunGard” representations and warranties) set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) on and as of the date such Incremental Facility becomes effective with the same effect as though such representations and warranties had been made on and as of such date; provided that, to the extent that any representation and warranty specifically refers to a given date or period, it shall be true and correct in all material respects (or all respects, as applicable) as of such date or for such period;

(xii)  ~~any Incremental Term Facility may participate in any mandatory prepayment of Term Loans as set forth in, and subject to the limitations of, Section 2.11(e)~~[reserved];

(xiii)  the proceeds of any Incremental Facility may be used for working capital and/or purchase price adjustments and other general corporate purposes and any other use not prohibited by this Agreement, and

(xiv)  on the date of the Borrowing of any Incremental ~~Term~~ Loans that will be of the same Class as any then-existing Class of Term Loans, and notwithstanding anything to the contrary set forth in Sections 2.08 or 2.13, such Incremental ~~Term~~ Loans shall be added to (and constitute a part of, be of the same Type as and, at the election of the Borrower, have the same Interest Period as) each Borrowing of outstanding Term Loans of such Class on a pro rata basis (based on the relative sizes of such Borrowings), so that each Term Lender providing such Incremental ~~Term~~ Loans will participate proportionately in each then-outstanding Borrowing of Term Loans of such Class; it being acknowledged that the application of this clause (a)(xiv) may result in new Incremental ~~Term~~ Loans having an Interest Period (the duration of which may be less than one month) that begins during an Interest Period then applicable to outstanding Term Benchmark Loans of the relevant Class and which ends on the last day of such Interest Period.

(b)  Incremental Commitments may be provided by any existing Lender, or by any other eligible assignee (any such other lender being called an “Incremental Lender”); provided that, the Administrative Agent ~~(and, in the case of any Incremental Revolving Facility, the Swingline Lender and each Issuing Bank)~~ shall have a right to consent (such consent not to be unreasonably withheld, delayed or conditioned) to the relevant Incremental Lender’s provision of Incremental Commitments if such consent would be required under Section 9.04 for an assignment of Loans to such Incremental Lender, mutatis mutandis, to the same extent as if the relevant Incremental Commitments and related Obligations had been acquired by such Lender by way of assignment.

(c)  Each Lender or Incremental Lender providing a portion of any Incremental Commitment shall execute and deliver to the Administrative Agent and the Borrower all such documentation (including the relevant Incremental Amendment) as may be reasonably required by the Administrative Agent to evidence and effectuate such Incremental Commitment. On the effective date of such Incremental Commitment, each Incremental Lender shall become a Lender for all purposes in connection with this Agreement.

(d)  As conditions precedent to the effectiveness of any Incremental Facility or the making of any Incremental Loans, (i) upon its request, the Administrative Agent shall be entitled to receive customary written opinions of counsel, as well as such reaffirmation agreements, supplements and/or amendments as it shall reasonably require, (ii) the Administrative Agent shall be entitled to receive, from each Incremental Lender, an Administrative Questionnaire and such other documents as it shall reasonably require from such Incremental Lender, (iii) the Administrative Agent, on behalf of the

Incremental Lenders, or the Incremental Lenders, as applicable, shall have received the amount of any fees payable to the Incremental Lenders in respect of such Incremental Facility or Incremental Loans, (iv) subject to Section 2.20(h), the Administrative Agent shall have received a Borrowing Request as if the relevant Incremental Loans were subject to Section 2.03 or another written request the form of which is reasonably acceptable to the Administrative Agent (it being understood and agreed that the requirement to deliver a Borrowing Request shall not result in the imposition of any additional condition precedent to the availability of the relevant Incremental Loans) and (v) the Administrative Agent shall be entitled to receive a certificate of the Borrower signed by a Financial Officer thereof (A) certifying and attaching a copy of the resolutions adopted by the governing body of the Borrower and (B) to the extent applicable, certifying that the condition set forth in clause (a)(xi) above has been satisfied.

(e)  ~~Upon the implementation of any Incremental Revolving Facility pursuant to this Section 2.20:~~[Reserved.]

~~(i)  each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each relevant Incremental Revolving Facility Lender, and each relevant Incremental Revolving Facility Lender will automatically and without further act be deemed to have assumed a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each deemed assignment and assumption of participations, all of the Revolving Lenders’ (including each Incremental Revolving Facility Lender) (A) participations hereunder in Letters of Credit and (B) participations hereunder in Swingline Loans shall be held on a pro rata basis on the basis of their respective Revolving Commitments (after giving effect to any increase in the Revolving Commitment pursuant to this Section 2.20); and~~

~~(ii)  the existing Revolving Lenders shall assign Revolving Loans to certain other Revolving Lenders (including the Revolving Lenders providing the relevant Incremental Revolving Facility), and such other Revolving Lenders (including the Revolving Lenders providing the relevant Incremental Revolving Facility) shall purchase such Revolving Loans, in each case to the extent necessary so that all of the Revolving Lenders participate in each outstanding Borrowing of Revolving Loans pro rata on the basis of their respective Revolving Commitments (after giving effect to any increase in the Revolving Commitment pursuant to this Section 2.20); it being understood and agreed that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this clause (ii).~~

(f)  ~~On the date of effectiveness of any Incremental Revolving Facility, the maximum amount of LC Exposure and/or Swingline Loans, as applicable, permitted hereunder shall increase by an amount, if any, agreed upon by the Borrower, the Administrative Agent and the relevant Issuing Bank and/or the Swingline Lender, as applicable.~~[Reserved.]

(g)  The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Incremental Amendment and/or any amendment to any other Loan Document as may be necessary in order to establish new Classes or sub-Classes in respect of Loans or commitments pursuant to this Section 2.20, such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes or sub-Classes, in each case on terms consistent with this Section 2.20 and such other amendments as are described in Section 9.02.

(h)  Notwithstanding anything to the contrary in this Section 2.20 or in any other provision of any Loan Document, if the proceeds of any Incremental ~~Term~~ Facility are intended to be applied to finance a Permitted Acquisition or other similar Investment and the lenders providing such Incremental Facility so agree, the availability thereof shall be subject to customary “SunGard” or “certain funds” conditionality.

(i)  This Section 2.20 shall supersede any provision in Section 9.02 to the contrary.

Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Amendment, this Agreement shall be amended as necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower to effect the provisions of or be consistent with this Section 2.20. Any such amendment may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld) but without the consent of any other Lender (other than the Incremental Lenders providing such Incremental Facility), and furnished to the other parties hereto.

SECTION 2.21. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)  fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b)  any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7.03 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or the Swingline Lender hereunder; third, to cash collateralize LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s LC

Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Revolving Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(c)  the Revolving Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or the Required Revolving Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, further, that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders directly affected thereby shall not, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof;

(d)  if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)  all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender (other than, in the case of a Defaulting Lender that is the Swingline Lender, the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Credit Exposure to exceed its Revolving Commitment;

(ii)  if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the relevant Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii)  if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)  if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v)  if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to relevant Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(e)  so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Banks shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.21(d), and Swingline Exposure related to any such newly made Swingline Loan or LC Exposure related to any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.21(d)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and such Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or such Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender or the Issuing Banks, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, the Swingline Lender and the Issuing Banks each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

Article III
Representations and Warranties

Each Holding Entity and the Borrower represents and warrants to the Lenders that:

SECTION 3.01. Organization; Powers; Subsidiaries. Each Loan Party and each Restricted Subsidiary (other than any Immaterial Subsidiary) thereof (a) is duly incorporated, organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation, organization or formation; (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party; and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except in each case referred to in clauses (a) (other than with respect to the Loan Parties), (b)(i) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party (a) have been duly authorized by all necessary corporate or other organizational action, and (b) do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (x) any material contract to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (iii) violate any Law, except in each case referred to in clauses (ii) or (iii), to the extent that such conflict, breach, contravention, Lien, payment or violation would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.03. Governmental Approvals; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents or (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof), except in each case for (x) filings and actions completed on or prior to the Effective Date and as contemplated hereby and by the Collateral Documents necessary to perfect or maintain the Liens on the Collateral granted by the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties (including, without limitation, UCC financing statements, filings in the United States Patent and Trademark Office and the United States Copyright Office and Mortgages (if any)) and (y) approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect or which would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.04. Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

SECTION 3.05. Financial Condition; No Material Adverse Change.

(a)  The Historical Annual Financial Statements: (A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (B) fairly present, in all material respects, the financial condition of the Business as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (C) show all material indebtedness and other liabilities, direct or contingent, of the Business as of the date thereof, including liabilities for taxes, material commitments and Indebtedness to the extent required by GAAP.

(b)  The Historical Quarterly Financial Statements: (A) were each prepared in accordance with GAAP consistently applied throughout the period covered thereby, subject only to normal year-end audit adjustments and the absence of footnotes, except as otherwise expressly noted therein, and (B) fairly present, in all material respects, the financial condition of the Business as of the date thereof and their results of operations for the period covered thereby.

(c)  Since March 31, 2022, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

SECTION 3.06. Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or by or before any Governmental Authority, by or against any Holding Entity, the Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

SECTION 3.07. No Default. Each of the Holding Entities, the Borrower and each Restricted Subsidiary is in compliance with all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

SECTION 3.08. Ownership of Property; Liens. Each of the Holding Entities, the Borrower and each Restricted Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.09. Environmental.

(a)  Each of the Loan Parties and its Restricted Subsidiaries is and has been in compliance with all Environmental Laws and has received and maintained in full force and effect all Environmental Permits required for its current operations, except where non-compliance would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)  No Environmental Claim is pending or, to the Loan Parties’ knowledge, proposed, threatened or anticipated, with respect to or in connection with any Loan Party or its Restricted Subsidiaries or any real properties now or previously owned, leased or operated by any Loan Party or its Restricted Subsidiaries except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)  To the Loan Parties’ knowledge, there are no Environmental Liabilities of any Restricted Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there are no facts, conditions, situations or set of circumstances which would reasonably be expected to result in or be the basis for any such Environmental Liability, except, in each case, as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)  None of the Holding Entities, the Borrower or any of its Restricted Subsidiaries has assumed or retained any Environmental Liability of any other Person, except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

This Section 3.09 contains the sole and exclusive representations and warranties of the Loan Parties with respect to environmental matters.

SECTION 3.10. Insurance. The properties of the Borrower and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies that are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Restricted Subsidiary operates.

SECTION 3.11. Taxes. The Holding Entities, the Borrower and its Restricted Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material Taxes due and payable, in each case, except (a) Taxes which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) to the extent that failure to do so would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.12. ERISA Compliance. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Pension Plan (based on the assumptions used for purposes of FASB Accounting Standards Codification 715 or subsequent recodification thereof, as applicable) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Pension Plan, and the present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of FASB Accounting Standards Codification 715 or subsequent recodification thereof, as applicable) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Pension Plans, except to the extent that such excess would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.13. Subsidiaries; Equity Interests. As of the Effective Date, (a) Parent has no direct Subsidiaries other than the Borrower and the TPG Blockers and all of the outstanding Equity Interests in the Borrower and the TPG Blockers, in each case, held by Parent have been validly issued, are fully paid and nonassessable and are owned by Parent in the amount specified on Part (a) of Schedule 3.13 free and clear of all Liens except those created under the Collateral Documents and any non-consensual Liens not securing debt for borrowed money permitted hereunder, (b) each TPG Blocker has no direct Subsidiaries or other equity investments other than investments in the Borrower and all of the outstanding Equity Interests in the Borrower held by such TPG Blocker have been validly issued, are fully paid and nonassessable and are owned by such TPG Blocker in the amount specified on Part (a) of Schedule 3.13 free and clear of all Liens except those created under the Collateral Documents and any non-consensual Liens not securing debt for borrowed money permitted hereunder and (c) the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 3.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Borrower or its Subsidiaries in the amounts specified on Part (a) of Schedule 3.13 free and clear of all Liens except those created under the Collateral Documents and Permitted Prior Liens. As of the Effective Date, (x) the Borrower has no equity investments in an individual amount in excess of $500,000 (valued at the time of such initial investment) in any other Person other than (i) those specifically disclosed in Part (b) of Schedule 3.13 and (ii) investments in Subsidiaries and (y) there are no Unrestricted Subsidiaries.

SECTION 3.14. Margin Regulations; Investment Company Act.

(a)  The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Federal Reserve Board), or extending credit for the purpose of purchasing or carrying margin stock and no proceeds of any Borrowings or Letter of Credit will be used for any purpose that violates Regulation U issued by the Federal Reserve Board.

(b)  None of the Holding Entities, the Borrower, any Person Controlling any Holding Entity or the Borrower or any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

SECTION 3.15. Disclosure.

(a)  No report, financial statement, certificate or other written information furnished in writing by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the Transactions or delivered hereunder or under any other Loan Document (in each case, taken as a whole and as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time made, it being recognized by the Administrative Agent and the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

(b)  As of the Effective Date, all of the information included in the Beneficial Ownership Certification is true and correct in all material respects.

SECTION 3.16. Compliance with Laws. Each Loan Party and each Restricted Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties (including the Patriot Act), except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.17. [Reserved].

SECTION 3.18. Intellectual Property; Licenses. The Holding Entities, the Borrower and its Restricted Subsidiaries own or possess the right to use all of the trademarks, service marks, trade names, trade dress, logos, domain names and all good will associated therewith, copyrights, patents, patent rights, trade secrets, know-how, franchises, licenses, and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, without conflict with the rights of any other Person, except where the failure to own or possess the right to use any such IP Rights would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, the Holding Entities, the Borrower and its Restricted Subsidiaries hold all right, title and interest in and to such IP Rights free and clear of any Lien (other than Liens permitted by Section 6.01). No slogan or other advertising device, product, process, method, substance, part or other material or activity now employed by the Holding Entities, the Borrower or any Restricted Subsidiary infringes upon, misappropriates or otherwise violates any rights held by any other Person, except where such infringement, misappropriation or other violation would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.19. Solvency. As of the Effective Date, immediately after giving effect to the consummation of the Transactions, the Holding Entities, the Borrower and its Subsidiaries are, on a consolidated basis, Solvent.

SECTION 3.20. Collateral Documents. Except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law), the provisions of the applicable Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject, in the case of any Collateral other than Collateral consisting of Equity Interests, to Permitted Liens and, in the case of Collateral consisting of Equity Interests, to non-consensual Liens permitted by Section 6.01 (collectively, such Liens, “Permitted Prior Liens”)) on all right, title and interest of the respective Loan Parties in the Collateral described therein and proceeds thereof.

SECTION 3.21. Senior Debt. The Obligations constitute “Senior Indebtedness” (or any comparable term) or “Senior Secured Financing” (or any comparable term) under, and as defined in, the documentation governing, any Indebtedness that is subordinated to the Obligations expressly by its terms.

SECTION 3.22. Anti-Terrorism; Anti-Money Laundering; Etc.

(a)  Each Holding Entity and the Borrower have, to the extent required by applicable Laws, implemented and maintains in effect policies and procedures reasonably designed to ensure compliance in all material respects by the Holding Entities, the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Holding Entities, the Borrower, its Subsidiaries and, to Borrower’s knowledge, its and its Subsidiaries’ respective officers, directors, employees and agents are in compliance with Anti-Corruption Laws in all material respects and applicable Sanctions in all material respects.

(b)  No Loan Party nor any of its Subsidiaries or, to their knowledge, any of their Related Parties (i) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), (ii) is in material violation of (A) the Trading with the Enemy Act, (B) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) or any enabling legislation or sanctions relating thereto or (C) any other applicable laws relating to terrorism financing or money laundering (collectively, the “Anti-Money Laundering Laws”), in each case, in any material respect or (iii) is a Sanctioned Person.

(c)  No part of the proceeds of any Loan or Letter of Credit hereunder will be used directly or, to the knowledge of the Borrower, indirectly to fund any operations in, finance any investment or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country, or in any other manner that will result in any violation by any party to this Agreement (including any Lender or Arranger, the Administrative Agent, any Issuing Bank or any Swingline Lender) of any applicable Sanctions or Anti-Money Laundering Laws.

SECTION 3.23. Anti-Corruption Laws. No part of the proceeds of the Loans will be used, directly or, to the knowledge of the Borrower, indirectly, for any payments to any governmental official, governmental employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity on behalf of a Governmental Authority, in violation of Anti-Corruption Laws.

SECTION 3.24. Affected Financial Institution. No Loan Party is an Affected Financial Institution.

Article IV
Conditions

SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)  The Administrative Agent (or its counsel) shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party (which, subject to Section 9.06, may include any Electronic Signatures transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page).

(b)  The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent:

(i)  a certificate of each Loan Party party to any Loan Document as of the Effective Date, dated as of the Effective Date and executed by a secretary, assistant secretary or other Responsible Officer thereof, which shall:

(A)  certify that:

(1)  attached thereto is a true and complete copy of the certificate or articles of incorporation, formation or organization (including all amendments thereto) of such Loan Party certified as of a recent date by the relevant authority of its jurisdiction of incorporation, association, organization, formation or registration;

(2)  such certificate or articles of incorporation, formation or organization of such Loan Party attached thereto have not been amended (except as attached thereto) since the date reflected thereon and are in full force and effect;

(3)  attached thereto is a true and correct copy of the by-laws or operating, management, partnership or similar agreement of such Loan Party, together with all amendments thereto as of the Effective Date and such by-laws or operating, management, partnership or similar agreements are in full force and effect; and

(4)  attached thereto is a true and complete copy of the resolutions or written consent, as applicable, of its board of directors, board of managers, sole member, general partner, shareholders or other applicable governing body authorizing the execution, delivery and performance of the Loan Documents, which resolutions or consent have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect; and

(B)  identify by name and title and bear the signatures of the officers, managers, directors or authorized signatories of such Loan Party authorized to sign the Loan Documents to which such Loan Party is a party on the Effective Date;

(ii)  a good standing (or equivalent) certificate as of a recent date for such Loan Party from the relevant authority of its jurisdiction of incorporation, organization or formation (to the extent applicable); and

(iii)  the Collateral Documents and the Guarantee Agreement, duly executed by each party thereto, together with:

(A)  the certificates representing the shares of capital stock or other Equity Interests (in each case, to the extent certificated) required to be pledged by any Loan Party (including the Borrower) pursuant to the Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof; and

(B)  UCC-1 financing statements with respect to each Loan Party, in proper form for filing with the applicable Governmental Authority.

(c)  The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks and dated the Effective Date) of Katten Muchin Rosenman LLP, counsel for the Loan Parties, and covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

(d)  (i) The representations and warranties contained in Article III and in each of the other Loan Documents shall be true and correct in all material respects (provided that any representation and warranty that is qualified by Material Adverse Effect or other materiality qualifier shall be true and correct in all respects) as of such date except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, in the case of any representation or warranty qualified by Material Adverse Effect or other materiality qualifier, in all respects) as of such earlier date, (ii) no Default or Event of Default shall have occurred and be continuing as of such date or would immediately result from the transactions contemplated to occur on the Effective Date and (iii) the Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Responsible Officer of the Borrower, certifying as to the foregoing.

(e)  The Qualifying Public Offering shall have been, or substantially concurrently with the initial Borrowing under this Agreement shall be, consummated.

(f)  (i) The Administrative Agent shall have received, at least three (3) Business Days prior to the Effective Date, all documentation and other information regarding the Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing at least ten (10) Business Days prior to the Effective Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three (3) Business Days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least three (3) Business Days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (f) shall be deemed to be satisfied).

(g)  The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced at least two (2) Business Days prior to the Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(h)  The Administrative Agent shall have received all customary lien searches in the relevant jurisdictions (including UCC, tax and judgment lien searches and searches of the United States

Patent and Trademark Office and the United States Copyright Office (or any successor office or any similar office in any other country)) as of a recent date.

(i)  The Administrative Agent shall have received a Borrowing Request as required by Section 2.03.

(j)  To the extent requested at least three (3) Business Days prior to the Effective Date, a Note executed by the Borrower in favor of each Lender which has requested a Note pursuant to Section 2.10(e) shall have been received by each such Lender.

(k)  The Administrative Agent shall have received a Solvency Certificate, dated the Effective Date and signed by a Financial Officer of the Borrower.

(l)  The Arrangers shall have received the Historical Annual Financial Statements and the Historical Quarterly Financial Statements.

(m)  On the Effective Date, after giving effect to the transactions contemplated by this Agreement, neither the Borrower nor any of its Restricted Subsidiaries shall have any Indebtedness for borrowed money other than the Facilities and other Indebtedness permitted pursuant to Section 6.03 of this Agreement.

Without limiting the generality of the provisions in Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender and each Issuing Bank that has signed this Agreement shall conclusively be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender or Issuing Bank unless the Administrative Agent shall have received notice from such Lender or Issuing Bank prior to the proposed Effective Date specifying its objection thereto.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Banks to issue, amend or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)  The representations and warranties of the Loan Parties set forth in this Agreement and in each of the other Loan Documents shall be true and correct in all material respects (provided that any representation and warranty that is qualified by Material Adverse Effect or other materiality qualifier shall be true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment or extension of such Letter of Credit, as applicable, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (provided that any representation and warranty that is qualified by Material Adverse Effect or other materiality qualifier shall be true and correct in all respects) as of such earlier date.

(b)  At the time of and immediately after giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

Article V
Affirmative Covenants

From and after the Effective Date until the Termination Date, each Holding Entity and the Borrower shall, and shall (except in the case of the covenants set forth in Sections 5.01, 5.02 and 5.03) cause each Restricted Subsidiary to:

SECTION 5.01. Financial Statements. Deliver to the Administrative Agent for prompt distribution to each Lender:

(a)  (i) within 100 days after the end of each Fiscal Year (or 120 days for the Fiscal Year ending March 31, 2023) of the Borrower (commencing with the Fiscal Year ending March 31, 2023) so long as Parent or Borrower is Controlled by the Flex Shareholder or (ii) within 90 days after the end of each Fiscal Year of the Borrower so long as Parent or Borrower is not Controlled by the Flex Shareholder, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of operations and comprehensive income, parent company equity (deficit) and redeemable preferred units and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Deloitte & Touche LLP, PricewaterhouseCoopers, Ernst & Young or any other independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or explanatory paragraph (other than a “going concern” qualification or exception or explanatory paragraph resulting solely from an upcoming maturity date under any Indebtedness occurring within one year from the time such opinion is delivered or any actual or anticipated breach of the financial covenant set forth in Section 6.11 or any other financial covenant set forth in the definitive agreements governing any other Indebtedness or the activities, operations, financial results, assets or liability of any Unrestricted Subsidiary) or any qualification or exception or explanatory paragraph as to the scope of such audit; provided the foregoing financial statements are accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Borrower and its Subsidiaries, on the one hand, and the information relating to the Borrower and its Restricted Subsidiaries on a standalone basis, on the other hand, to the extent applicable;

(b)  in connection with each of the first three fiscal quarters of each Fiscal Year of the Borrower (commencing with the fiscal quarter ending December 31, 2022), (i) within 55 days after the end of each such fiscal quarter so long as Parent or Borrower is Controlled by the Flex Shareholder or (ii) within 45 days after the end of each such fiscal quarter so long as Parent or Borrower is not Controlled by the Flex Shareholder, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of operations and comprehensive income, parent company equity (deficit) and redeemable preferred units and cash flows for such fiscal quarter and for the portion of the Borrower’s Fiscal Year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting, in all material respects, the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; provided the foregoing financial statements are accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Borrower and its Subsidiaries, on the one hand, and the information relating to the Borrower and its Restricted Subsidiaries on a standalone basis, on the other hand, to the extent applicable; and

(c)  not later than 60 days after the end of each Fiscal Year of the Borrower (commencing with the Fiscal Year ending March 31, 2023), an annual budget of the Borrower and its Restricted Subsidiaries on a consolidated basis consisting of consolidated balance sheets of and statements of operations and comprehensive income, parent company equity (deficit) and redeemable preferred units and cash flows of the Borrower and its Restricted Subsidiaries on a quarterly basis for the then-current Fiscal Year (including the Fiscal Year in which the Latest Maturity Date occurs, if such Fiscal Year is the then-current Fiscal Year).

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 5.01 may be satisfied with respect to financial information of the Borrower and its Restricted Subsidiaries by furnishing the applicable financial statements and related narrative report of Parent and its Subsidiaries; provided that, (x) such information is accompanied by a reasonably detailed reconciliation that explains the differences between the information relating to Parent and its Subsidiaries, on the one hand, and the information relating to the Borrower and its Restricted Subsidiaries on a standalone basis, on the other hand, and (y) to the extent such information is in lieu of information required to be provided under Section 5.01(a), such materials are accompanied by a report and opinion of Deloitte & Touche LLP, PricewaterhouseCoopers, Ernst & Young or any other independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or explanatory paragraph (other than a “going concern” qualification or exception or explanatory paragraph resulting solely from an upcoming maturity date under any Indebtedness occurring within one year from the time such opinion is delivered or any actual or anticipated breach of the financial covenant set forth in Section 6.11 or any other financial covenant set forth in the definitive agreements governing any other Indebtedness or the activities, operations, financial results, assets or liability of any Unrestricted Subsidiary) or any qualification or exception or explanatory paragraph as to the scope of such audit.

SECTION 5.02. Certificates; Other Information. Deliver to the Administrative Agent for prompt distribution to each Lender, in form and detail reasonably satisfactory to the Administrative Agent:

(a)  concurrently with the delivery of the financial statements referred to in Sections 5.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower;

(b)  promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower or Parent, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower or Parent may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, whether or not otherwise required to be delivered to the Administrative Agent pursuant hereto; provided that to the extent any such documents are filed with the SEC, such documents shall be deemed delivered pursuant to this Section 5.02(b) at the time of and so long as the Borrower notifies the Administrative Agent in writing (by facsimile or electronic mail) of the filing with the SEC of any such documents;

(c)  promptly, (x) such additional information regarding the business, financial or corporate affairs of Parent, the Borrower or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender, through the Administrative Agent, may from time to time reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation; provided that, nothing in this Agreement or in any other Loan Document shall require any Loan Party or Restricted Subsidiary thereof to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes nonfinancial trade secrets or nonfinancial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their representatives or contractors) is prohibited by applicable Law, fiduciary duty or any binding agreement not entered into primarily for the purpose of qualifying for the exclusion in this clause (ii) or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product; provided further that, (in the event that any Loan Party does not provide information in reliance on the foregoing proviso, to the extent permitted under applicable Law, such Loan Party shall provide notice to the Administrative Agent that such information is being withheld and shall use its commercially reasonable efforts to communicate the applicable information in a way that would not violate the applicable obligation or risk waiver of such privilege and none of the foregoing shall be construed to limit any of the representations and warranties of the Loan Parties set forth in the Loan Documents; and

(d)  concurrently with the delivery of the financial statements referred to in Sections 5.01(a) and (b), a customary summary management discussion and analysis report, describing the material operations and financial condition of Parent, the Borrower and the Restricted Subsidiaries for the fiscal quarter and portion of the fiscal year then ended (or for the fiscal year then ended in the case of financial statements delivered pursuant to Section 5.01(a)).

Documents required to be delivered pursuant to Section 5.01(a) or (b) or Section 5.02(b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (1) on which the Borrower posts such documents, or provides a link thereto at www.nextracker.com or any successor website identified in writing by the Borrower to the Administrative Agent from time to time, (2) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) or (3) on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System.

Each of the Holding Entities and the Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information within the meaning of United States federal securities laws (“MNPI”) with respect to the Holding Entities, the Borrower or its Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each of the Holding Entities and the Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing any MNPI with respect to the Holding Entities, the Borrower or its Subsidiaries, or their respective securities (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information” (and the Administrative Agent agrees that only Borrower Materials marked “PUBLIC” will be made available on such portion of the Platform); and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

SECTION 5.03. Notices of Material Events. Promptly notify the Administrative Agent (for distribution to each Lender) after a Responsible Officer of the Borrower has knowledge of the occurrence of:

(a)  any Default or Event of Default;

(b)  any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(c)  the filing or commencement of any Proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Restricted Subsidiaries, including pursuant to any applicable Environmental Laws, that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(d)  (i) any change in the credit ratings from a credit rating agency, or the placement by a credit rating agency of the Borrower on a “CreditWatch” or “WatchList” or any similar list or the cessation by a credit rating agency of, or its written intent to cease, rating the Borrower or its debt or (ii) the occurrence of a Surety Trigger;

(e)  any other matter that has resulted, or would reasonably be expected to result in, a Material Adverse Effect; or

(f)  any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

Each notice pursuant to this Section 5.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 5.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document, if any, that have been breached.

SECTION 5.04. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its incorporation, organization or formation except in a transaction permitted by Section 6.04; (b) maintain all rights, privileges, permits, and licenses reasonably necessary in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; (c) except as otherwise determined in Borrower’s reasonable business judgment, preserve, maintain, renew and keep in full force and effect all of its registered patents, trademarks, trade names, trade dress and service marks, the failure of which to so preserve, maintain, renew or keep in full force and effect would reasonably be expected to have a Material Adverse Effect; and (d) pay and discharge as the same shall become due and payable all Federal, state and other material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Restricted Subsidiary.

SECTION 5.05. Maintenance of Properties. Maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.06. Maintenance of Insurance.

(a)  Maintain with financially sound and reputable insurance companies (that are not Affiliates of the Borrower) insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, and within 60 days after the Effective Date (or such later date as the Administrative Agent may agree in its reasonable discretion), providing for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance, which insurance (except as to Excluded Subsidiaries) (i) within 60 days after the Effective Date (or such later date as the Administrative Agent may agree in its reasonable discretion), shall name the Administrative Agent as additional insured (in the case of liability insurance) and (ii) within 60 days after the occurrence of a Springing Collateral Date (solely to the extent the Investment Grade Condition is not satisfied on such date) (or such later date as the Administrative Agent may agree in its reasonable discretion), shall name the Administrative Agent as loss payee (in the case of casualty insurance); provided, however, if any insurance proceeds are paid on the account of a casualty to assets or properties of any Loan Party that do not constitute Collateral and at such time no Event of Default shall have occurred and is continuing, then the Administrative Agent shall take such actions, including endorsement, to cause any such insurance proceeds to be promptly remitted to the Borrower to be used by the Borrower or such Loan Party in any manner not prohibited by this Agreement.

(b)  Notwithstanding anything herein to the contrary, with respect to each Mortgaged Property (if any), if at any time the area in which the buildings and other improvements (as described in the applicable Mortgage) is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as the Administrative Agent may from time to time reasonably require, and otherwise to ensure compliance with the NFIP as set forth in the Flood Laws. Following the Effective Date, the Borrower shall deliver to the Administrative Agent annual renewals of each earthquake insurance policy, each flood insurance policy or annual renewals of each force-placed flood insurance policy, as applicable. In connection with any MIRE Event, the Borrower shall provide to the Administrative Agent not later than thirty (30) days prior to the closing of such MIRE Event (and authorize the Administrative Agent to provide to the Lenders) for each Mortgaged Property (if any) a Flood Determination Form, Borrower Notice and Evidence of Flood Insurance, as applicable.

SECTION 5.07. Compliance with Laws. Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect. To the extent required by applicable Laws, maintain in effect and enforce policies and procedures designed to ensure compliance in all material respects by the Holding Entities, the Borrower and its Restricted Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.08. Books and Records. Maintain proper books of record and account, in which full, true and correct entries in all material respects in conformity with GAAP consistently applied shall be made of all financial transactions, and if and to the extent required by GAAP, matters involving the assets and business of the Holding Entities, the Borrower or such Restricted Subsidiary, as the case may be.

SECTION 5.09. Inspection Rights. Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and to make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired (with the Borrower being required to pay all reasonable and documented out-of-pocket expenses for one visit each Fiscal Year) by the Administrative Agent, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the reasonable expense of the Borrower at any time during normal business hours and without advance notice, and without limitation as to frequency. Notwithstanding the foregoing, neither the Borrower nor any Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discuss, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by applicable Law or any binding agreement (to the extent such binding agreement was not created in contemplation of such Loan Party’s or Subsidiary’s obligations under this Agreement) or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product; provided, in each case, that the Borrower shall have notified the Administrative Agent that such document, information or other matter is being withheld on the basis of the foregoing.

SECTION 5.10. Use of Proceeds. Use the proceeds of (a) the Term Loans to (i) together with cash on hand at the Borrower and its Subsidiaries, fund the Effective Date Distribution and (ii) to the extent not used in connection with the foregoing clause (i), to pay the fees and expenses incurred in connection with the Transactions and for working capital and general corporate purposes of the Borrower and its Restricted Subsidiaries, including without limitation for the financing of acquisitions and Investments, and any other purpose not in contravention of any Law or of any Loan Document, (b) the Revolving Loans to pay the fees and expenses incurred in connection with the Transactions and for working capital and general corporate purposes of the Borrower and its Restricted Subsidiaries, including without limitation for the financing of acquisitions and Investments, and any other purpose not in contravention of any Law or of any Loan Document and (c) any other Credit Event for working capital and general corporate purposes of the Borrower and its Restricted Subsidiaries, including without limitation for the financing of acquisitions and Investments, and any other purpose not in contravention of any Law or of any Loan Document.

SECTION 5.11. Covenant to Guarantee Obligations and Give Security.

(a)  Upon the formation or acquisition by any Loan Party of any new direct or indirect Subsidiary (other than any Excluded Subsidiary or a Holding Entity), or upon a Subsidiary of any Loan Party ceasing to be an Excluded Subsidiary, as applicable, the Borrower shall, at the Borrower’s expense (in accordance with Section 9.03(a)):

(i)  within 60 days (as such time may be extended by the Administrative Agent in its reasonable discretion) following the creation or acquisition of such Subsidiary or following such Subsidiary ceasing to be an Excluded Subsidiary, as applicable, cause such

Subsidiary to (a) become a Guarantor by executing and delivering to the Administrative Agent a joinder to the Guarantee Agreement and/or such other document as the Administrative Agent shall deem appropriate for such purpose, (b) solely to the extent the Investment Grade Condition is not satisfied on such date, provide the Administrative Agent, for the benefit of the Secured Parties, a Lien on its assets (other than Excluded Assets) to secure the Obligations by executing and delivering to the Administrative Agent a joinder to the Collateral Agreement and/or such other document as the Administrative Agent shall deem appropriate for such purpose and (c) deliver to the Administrative Agent such other customary documentation reasonably requested by the Administrative Agent including, without limitation, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a) and/or (b), as applicable), all in form, content and scope reasonably satisfactory to the Administrative Agent;

(ii)  solely to the extent (x) an Equity Interest Collateral Period is not in effect on such date and (y) the Investment Grade Condition is not satisfied on such date, within 60 days (as such time may be extended by the Administrative Agent in its reasonable discretion) after such formation or acquisition or after such Subsidiary ceases to be an Excluded Subsidiary, as applicable, if requested in writing by the Administrative Agent or if the Administrative Agent is directed in writing by the Required Lenders to request, furnish to the Administrative Agent a description of the owned real property of such Subsidiary, in detail reasonably satisfactory to the Administrative Agent;

(iii)  solely to the extent the Investment Grade Condition is not satisfied on such date, within 60 days (as such time may be extended by the Administrative Agent in its reasonable discretion) after such formation or acquisition or after such Subsidiary ceases to be an Excluded Subsidiary, as applicable, cause each direct and indirect parent (to the extent such parent is a Loan Party) of such Subsidiary to pledge its interests in such Subsidiary (to the extent not constituting Excluded Assets) to the Administrative Agent, for the benefit of the Secured Parties, to secure such parent’s Obligations (if it has not already done so) and to deliver to the Administrative Agent all certificated Equity Interests (to the extent not constituting Excluded Assets) of such Subsidiary (if any) together with transfer powers in respect thereof endorsed in blank, and cause such Subsidiary:

(A)  to duly execute and deliver to the Administrative Agent, for the benefit of the Secured Parties, any additional collateral and security agreements or supplements thereto, as reasonably specified by and in form and substance reasonably satisfactory to the Administrative Agent, to secure payment of all the Obligations of such Subsidiary, and constituting Liens on the personal property (other than Excluded Assets) of such Subsidiary; and

(B)  to take whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting first priority perfected Liens on properties purported to be subject to the Collateral Documents and other agreements delivered pursuant to this Section 5.11, subject to Permitted Prior Liens; and

(iv)  within 60 days (as such time may be extended by the Administrative Agent in its reasonable discretion) after such formation or acquisition or after such Subsidiary ceases to be an Excluded Subsidiary, as applicable, deliver to the Administrative Agent, upon the request of the Administrative Agent, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters as the Administrative Agent may reasonably request.

Notwithstanding any of the foregoing to the contrary, the Collateral shall be subject to the limitations and exclusions set forth in the applicable Collateral Documents.

(b)  Upon the occurrence of a Springing Collateral Date, with respect to any Material Real Estate Assets owned by a Loan Party on the Springing Collateral Date or acquired by a Loan Party thereafter (solely to the extent the Investment Grade Condition is not satisfied on such date and no Equity Interest Collateral Period is in effect on such date), and all Material Real Estate Assets owned by any Subsidiary that becomes a Loan Party pursuant to Section 5.11(a) above on or following the occurrence of a Springing Collateral Date (solely to the extent the Investment Grade Condition is not satisfied on such date and no Equity Interest Collateral Period is in effect on such date), within 90 days (as such time may be extended by the Administrative Agent in its reasonable discretion) (and, in the case of clause (vii) below, within the time period set forth therein) after (i) the Springing Collateral Date, in the case of Material Real Estate Assets owned by the Loan Parties on the Springing Collateral Date and (ii) the date such Material Real Estate Assets is acquired (or such Subsidiary is formed or acquired or ceases to be an Excluded Subsidiary, as applicable) in such other cases, the Borrower shall, or shall cause the applicable Loan Party to, at its expense, provide to the Administrative Agent, or, with respect to clause (vii), as applicable, acknowledge receipt of, as applicable:

(i)  deeds of trust, trust deeds, deeds to secure debt or mortgages made by the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties (collectively, with each other mortgage or similar document delivered pursuant to this Section 5.11, the “Mortgages”), each in form and substance reasonably satisfactory to the Administrative Agent and covering the Material Real Estate Assets then owned by the applicable Loan Party, together with any other Material Real Estate Asset acquired by any Loan Party, in each case duly executed by the appropriate Loan Party;

(ii)  a description of the owned property so acquired in detail reasonably satisfactory to the Administrative Agent;

(iii)  evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein subject to Permitted Prior Liens in favor of the Administrative Agent for the benefit of the Secured Parties and that all filing, documentary, stamp, intangible and recording taxes and fees have been paid;

(iv)  fully paid American Land Title Association Lender’s Extended Coverage title insurance policies (the “Mortgage Policies”), with endorsements and in amounts reasonably acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, subject only to Permitted Prior Liens;

(v)  American Land Title Association/National Society of Professional Surveyors surveys of any Material Real Estate Assets that are reasonably acceptable to Administrative Agent and are of a form, scope and substance sufficient to cause all standard survey exceptions from the corresponding Mortgage Policy to be removed and the survey related endorsements issued, for which all necessary fees (where applicable) have been paid and, in each case, certified to the Administrative Agent, the applicable Loan Party, and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located, or in lieu thereof, an existing survey, together with a no change affidavit sufficient for the title insurance company to remove the standard survey exception from the applicable Mortgaged Policy and issue the survey related endorsements to the applicable Mortgage Policy;

(vi)  without limiting clause (vii) below, evidence of the insurance to the extent required by the terms of the Mortgages;

(vii)  at least 40 days (as such time period may be reduced by the Administrative Agent in its reasonable discretion) prior to the end of the 90 day period referred to in the lead in to this clause (b), the following documents: (A) a completed “life of loan” Federal Emergency Management Agency Standard Flood Hazard Determination form (a “Flood Determination Form”), (B) if any improvement(s) to the applicable improved real property is located in a special flood hazard area, a notification thereof to the Borrower from Administrative Agent (“Borrower Notice”) and (if applicable) notification to the Borrower that flood insurance coverage under the National Flood Insurance Program (“NFIP”) is not available because the community does not participate in the NFIP, (C) documentation evidencing the Borrower’s receipt of the Borrower Notice (e.g., countersigned Borrower Notice, return receipt of certified U.S. Mail, or overnight delivery), and (D) if the Borrower Notice is required to be given and flood insurance is available in the community in which the applicable real property is located, a copy of one of the following: the flood insurance policy, the Borrower’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been provided as a separate policy or within the property insurance program for the applicable real property, or such other evidence of flood insurance reasonably satisfactory to the Administrative Agent (any of the foregoing being “Evidence of Flood Insurance”); and

(viii)  such legal opinions and other customary documents (including a certificate from the Borrower certifying that all conditions and requirements in clause (vii) above have been satisfied) as the Administrative Agent may reasonably request with respect to such Mortgage or Mortgaged Property.

Notwithstanding any of the foregoing to the contrary, but without derogation of the Borrower’s obligation to deliver information as set forth in clause (vii) above or acknowledge receipt of any such information, as applicable, (i) the Collateral shall exclude Excluded Assets and shall be subject to the limitations and exclusions set forth in the applicable Collateral Documents and (ii) the Administrative Agent shall not enter into a Mortgage in respect of any owned Material Real Estate Asset until (a) if such Mortgage relates to a property not located in a flood zone, five Business Days after the Administrative Agent has received and has delivered to the Revolving Lenders a completed Flood Determination Form or (b) if such Mortgage relates to property located in a flood zone, 14 calendar days after the Administrative Agent has received the following documents and has delivered such documents to the Revolving Lenders: (x) a completed Flood Determination Form, (y) if such real property is located in a “special flood hazard area”, (1) a Borrower Notice and (if applicable) notification to the Borrower that flood insurance coverage under the NFIP is not available because the community does not participate in the NFIP and (2) documentation evidencing the Borrower’s receipt of the Borrower Notice (e.g., countersigned Borrower Notice, return receipt of certified U.S. Mail, or overnight delivery) and (z) if flood insurance is required by Flood Laws, Evidence of Flood Insurance.

(c)  Upon the occurrence of the Springing Collateral Date, the Holding Entities and the Borrower shall, and shall cause each of the other Loan Parties to, at the Borrower’s expense (in accordance with Section 9.03(a)), within 60 days (as such time may be extended by the Administrative Agent in its reasonable discretion) following the Springing Collateral Date, (i) execute and deliver any and all further instruments and documents (including any additional collateral and security agreements or any supplements thereto) and take all such other action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents, and the filing of intellectual property security agreements substantially in the form of Exhibit A-1 to the Collateral Agreement in the United States Patent and Trademark Office or the United States Copyright Office, as applicable) as the Administrative Agent may deem reasonably necessary or desirable to grant, perfect, preserve or obtain the benefit of a first priority Lien (subject to Permitted Prior Liens) to secure the Obligations in favor of the Administrative Agent for the benefit of the Secured Parties on any assets of the Loan Parties that constituted “Excluded Assets” solely pursuant to clause (k) of the definition thereof immediately prior to the Springing Collateral Date (including, but not limited to, any actions specified in the foregoing clauses (a) and (b) above and clause (f) below, as applicable) and (ii) deliver to the Administrative Agent such other customary documentation reasonably requested by the Administrative Agent including, without limitation, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)), all in form, content and scope reasonably satisfactory to the Administrative Agent; provided that the filing of intellectual property security agreements in the United States Copyright Office, if applicable, shall be made within thirty (30) days following the occurrence of the Springing Collateral Date.

(d)  If any Collateral Reinstatement Date occurs, and any Collateral has been previously released from the Liens created by the Collateral Documents pursuant to Section 9.14(e), then (x) the Holding Entities and the Borrower (on behalf of themselves and each other Loan Party) agree that, notwithstanding any purported termination of the Collateral Documents upon any IG Release Date, to the fullest extent permitted by applicable Law, including the Uniform Commercial Code, any Lien on the assets of the Loan Parties granted and/or perfected under the Collateral Documents shall automatically and without delivery of any instrument or performance of any act by any person, be fully reinstated as if no IG Release Date had previously occurred and (y) notwithstanding any such reinstatement, the Holding Entities and the Borrower shall, and shall cause each of the other Loan Parties to, within 60 days of such Collateral Reinstatement Date (or such later date as the Administrative Agent may reasonably agree):

(i)  execute and deliver to the Administrative Agent a new Collateral Agreement and any other applicable Collateral Documents and any other document as the Administrative Agent acting reasonably shall deem appropriate to grant, a Lien in favor of the Administrative Agent for the benefit of the Secured Parties on each Loan Party’s assets (other than Excluded Assets), and deliver to the Administrative Agent such other customary documentation reasonably requested by the Administrative Agent, including, without limitation, favorable opinions of counsel to the Loan Parties (which shall cover, among other things, the legality, validity binding effect and enforceability of such documentation referred to above), all in form, content and scope reasonably satisfactory to the Administrative Agent;

(ii)  take all such other action (including the filing of Uniform Commercial Code financing statements) as the Administrative Agent may deem reasonably necessary or desirable to grant, perfect, preserve or obtain the benefit of a first priority Lien (subject to Permitted Prior Liens) to secure the Obligations in favor of the Administrative Agent for the benefit of the Secured Parties on the assets of each Loan Party (other than Excluded Assets);

(iii)  deliver to the Administrative Agent the results of a recent Lien search with respect to each Loan Party, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.01 or discharged on or prior to the Collateral Reinstatement Date;

(iv)  deliver to the Administrative Agent the certificates representing the shares of capital stock or other Equity Interests (in each case, to the extent certificated) required to be pledged by any Loan Party (including the Borrower) pursuant to the Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof; and/or

(v)  use commercially reasonable efforts to deliver to the Administrative Agent a copy of, or a certificate as to coverage under, the insurance policies and endorsements required by Section 5.06 and the applicable provisions of the Collateral Documents.

(e)  At any time upon request of the Administrative Agent, the Holding Entities and the Borrower shall, and the Borrower shall cause each of its Restricted Subsidiaries that is or becomes a Guarantor to, at the Borrower’s expense (in accordance with Section 9.03(a)), (i) promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem reasonably necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, deeds of trust, trust deeds, deeds to secure debt, mortgages, security agreement supplements, intellectual property security agreement supplements and other security and pledge agreements consistent with the terms and provisions of this Agreement.

(f)  As promptly as practicable following (and, in any case, within three Business Days (or such later date as the Administrative Agent may agree in its reasonable discretion) of) the formation or acquisition of any new Holding Entity, Parent and/or each other applicable Holding Entity shall, at the Borrower’s expense (in accordance with Section 9.03(a)):

(i)  cause such Holding Entity to (a) become a Guarantor by executing and delivering to the Administrative Agent a joinder to the Guarantee Agreement and/or such other document as the Administrative Agent shall deem appropriate for such purpose, (b) solely to the extent the Investment Grade Condition is not satisfied on such date, provide the Administrative Agent, for the benefit of the Secured Parties, a Lien on its assets (other than Excluded Assets) to secure the Obligations by executing and delivering to the Administrative Agent a joinder to the Collateral Agreement and/or such other document as the Administrative Agent shall deem appropriate for such purpose and (c) deliver to the Administrative Agent such other customary documentation reasonably requested by the Administrative Agent including, without limitation, (i) documentation by which such Holding Entity expressly assumes all obligations of a “Holding Entity” under this Agreement and the other Loan Documents and (ii) favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a), (b) and/or (c)(i), as applicable), all in form, content and scope reasonably satisfactory to the Administrative Agent;

(ii)  solely to the extent the Investment Grade Condition is not satisfied on such date, cause each direct and indirect parent (to the extent such parent is a Loan Party) of such Holding Entity to pledge its interests in such Holding Entity (to the extent not constituting Excluded Assets) to the Administrative Agent, for the benefit of the Secured Parties, to secure such parent’s Obligations (if it has not already done so) and to deliver to the Administrative Agent all certificated Equity Interests (to the extent not constituting Excluded Assets) of such

Holding Entity (if any) together with transfer powers in respect thereof endorsed in blank, and cause such Holding Entity:

(A)  to duly execute and deliver to the Administrative Agent, for the benefit of the Secured Parties, any additional collateral and security agreements or supplements thereto, as reasonably specified by and in form and substance reasonably satisfactory to the Administrative Agent, to secure payment of all the Obligations of such Subsidiary, and constituting Liens on the personal property (other than Excluded Assets) of such Holding Entity; and

(B)  to take whatever action (including the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting first priority perfected Liens on properties purported to be subject to the Collateral Documents and other agreements delivered pursuant to this Section 5.11, subject to Permitted Prior Liens; and

(iii)  deliver to the Administrative Agent, upon the request of the Administrative Agent, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters as the Administrative Agent may reasonably request.

Notwithstanding any of the foregoing to the contrary, the Collateral shall be subject to the limitations and exclusions set forth in the applicable Collateral Documents.

SECTION 5.12. Compliance with Environmental Laws. Comply, and cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits, except where the failure to so comply would not reasonably be likely to have a Material Adverse Effect; and, if ordered to do so by a Governmental Authority or otherwise required pursuant to any Environmental Law, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to address all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that none of the Holding Entities, the Borrower nor any of its Restricted Subsidiaries shall be required to undertake any such ordered or required cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

SECTION 5.13. Lender Calls. Participate in quarterly conference calls with the Administrative Agent and the Lenders, such calls to be held at such time as may be agreed to by the Borrower and the Administrative Agent within a reasonable period of time following such request, with such calls including members of senior management of the Borrower, to discuss the state of the business of the Holding Entities, the Borrower and its Subsidiaries, including recent performance, operational activities, current business and market conditions and material performance changes; provided that, (x) in no event shall more than one such call be required in any fiscal quarter and (y) the requirements set forth in this Section 5.13 may be satisfied with a public earnings call for the applicable period.

SECTION 5.14. Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents or Section 5.11 or 5.15, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Restricted Subsidiaries is or is to be a party, and cause each of its Restricted Subsidiaries to do so.

SECTION 5.15. Post-Closing Obligations. Each of the Loan Parties shall satisfy the requirements set forth on Schedule 5.15 on or before the date specified for such requirement in such Schedule or such later date to be determined by the Administrative Agent in its reasonable discretion.

SECTION 5.16. Designation of Restricted and Unrestricted Subsidiaries.

(a)  The Borrower may designate any Restricted Subsidiary to be an Unrestricted Subsidiary in accordance with the definition of “Unrestricted Subsidiary”; provided that, (i) immediately before and after giving effect to such designation, no Event of Default shall have occurred and be continuing, (ii) immediately before and after giving effect to such designation, the Borrower shall be in pro forma compliance with the financial covenant set forth in Section 6.11, and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if (x) it is a “Restricted Subsidiary” as defined in or in respect of any Indebtedness in excess of the Threshold Amount or (y) it or any of its Subsidiaries owns, licenses or otherwise holds any legal right to any IP Rights that are material to the operation of the business of the Holding Entities, the Borrower and its Restricted Subsidiaries, taken as a whole (collectively, “Material Intellectual Property”), other than non-exclusive licenses, sublicenses or cross-licenses in the ordinary course of business and which do not materially interfere with the business of the Holding Entities, the Borrower and its Restricted Subsidiaries, taken as a whole. All outstanding Investments owned by the Borrower and its Restricted Subsidiaries in the designated Unrestricted Subsidiary will be treated as an Investment by the Borrower or such Restricted Subsidiary, as applicable, made at the time of the designation. The amount of all such outstanding Investments will be the aggregate fair market value of such Investments at the time of the designation. The designation will not be permitted if such Investment would not be permitted under Section 6.02 at that time and if such Restricted Subsidiary does not otherwise meet the definition of an Unrestricted Subsidiary. Any designation of a Subsidiary of the Borrower as an Unrestricted Subsidiary shall be evidenced to the Administrative Agent by delivering to the Administrative Agent a certified copy of the board resolution of the Borrower giving effect to such designation and a certificate signed by a Responsible Officer of the Borrower certifying that such designation complied with the foregoing conditions and the conditions set forth in the definition of “Unrestricted Subsidiary” and was permitted by this Section 5.16.

(b)  If, at any time, any Unrestricted Subsidiary would fail to meet the requirements of clause (iii) of the immediately preceding paragraph or any of those set forth in the definition of “Unrestricted Subsidiary”, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and (1) any Indebtedness of such Subsidiary, (2) any Liens of such Subsidiary, and (3) any Investments of such Subsidiary, in each case shall be deemed to be incurred by a Restricted Subsidiary of the Borrower as of such date and, if such Indebtedness, Liens or Investments are not permitted to be incurred as of such date under Section 6.03, Section 6.01 or Section 6.02 as applicable, the Borrower shall be in default of such Section 6.03, Section 6.01 or Section 6.02 as applicable.

(c)  The Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence, on the date of designation, of Indebtedness, Liens and Investments by a Restricted Subsidiary of the Borrower of any outstanding Indebtedness, Liens and Investments of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 6.03, such Liens are permitted under Section 6.01 and such Investments are permitted under Section 6.02; (2) no Event of Default shall have occurred and be continuing and (3) immediately before and after giving effect to such designation, the Borrower shall be in pro forma compliance with the financial covenant set forth in Section 6.11.

SECTION 5.17. Accuracy of Information. The Borrower will ensure that any report, financial statement, certificate or other written information furnished in writing by or on behalf of any Loan Party to the Administrative Agent or the Lenders in connection with this Agreement or any amendment or modification hereof or waiver hereunder (in each case, taken as a whole and as modified or supplemented by other information so furnished) contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading, and the furnishing of such information shall be deemed to be a representation and warranty by the Borrower on the date thereof as to the matters specified in this Section; provided that, with respect to projected financial information, the Borrower shall represent only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time made, it being recognized by the Administrative Agent and the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

Article VI
Negative Covenants

From and after the Effective Date until the Termination Date, the Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly (and, in the case of Section 6.12, each Holding Entity shall not):

SECTION 6.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)  Liens created pursuant to any Loan Document securing the Obligations;

(b)  Liens existing on the Effective Date and, to the extent securing an aggregate amount greater than $1,000,000, as set forth on Schedule 6.01, and any modifications, replacements, refinancings, renewals or extensions thereof; provided that, (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof, and (ii) the modification, replacement, refinancing, renewal or extension of the obligations secured or benefited thereby, to the extent constituting Indebtedness, is permitted by Section 6.03(b);

(c)  Liens for Taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)  Liens imposed by applicable Law, such as carriers’, warehousemen’s, landlords’, mechanics’, materialmen’s, repairmen’s or other like Liens granted or arising in the ordinary course of business, which secure amounts not overdue for a period of more than 60 days or, if more than 60 days overdue, are unfiled and either no other action has been taken to enforce such Lien or such Liens are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are (if applicable) maintained on the books of the applicable Person in accordance with GAAP;

(e)  pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)  (i) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and (ii) Liens on Permitted Surety Collateral securing obligations of the Borrower or the applicable Restricted Subsidiary, as the case may be, under the related Surety Bond, in each case, incurred in reliance on Section 6.03(n)(i);

(g)  easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not materially interfere with the ordinary conduct of the business of the applicable Person, and any matters that are disclosed in any Mortgage Policies reasonably acceptable to the Administrative Agent;

(h)  Liens securing judgments for the payment of money not constituting an Event of Default under Section 7.01(h) or securing appeal or other surety bonds related to such judgments;

(i)  (i) Liens securing Indebtedness permitted under Section 6.03(e); provided that (A) such Liens do not at any time encumber any property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and (B) the Indebtedness secured thereby does not exceed the cost or fair market value of the property, whichever is lower, being acquired on the date of acquisition, improvements thereto and related expenses; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender on customary terms; and (ii) Liens securing Indebtedness permitted under Section 6.03(t); provided that, (w) such Liens existed on the property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existed on the property or asset of any Person that becomes a Restricted Subsidiary in connection with a Permitted Acquisition, (x) such Lien is not created in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be and (y) such Lien shall not encumber any other property or assets of the Borrower or any Restricted Subsidiary (other than any Person acquired by the Borrower or any Restricted Subsidiary as a result of a Permitted Acquisition and any Restricted Subsidiary of such acquired Person) as of the date of such Permitted Acquisition;

(j)  (x) precautionary filings in respect of operating leases and (y) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower or any Restricted Subsidiary or (ii) secure any Indebtedness;

(k)  Liens on property of Restricted Subsidiaries that are not Guarantors securing Indebtedness in an aggregate principal amount and other obligations in an amount which does not exceed the greater of $~~50,000,000~~257,500,000 and 50% of Consolidated EBITDA of the Borrower and its

Restricted Subsidiaries based on the most recent financial statements delivered under Section 5.01(a) or (b), in the aggregate;

(l)  Liens (including put and call arrangements) on Equity Interests of any Unrestricted Subsidiary that are Excluded Assets and that secure Indebtedness of such Unrestricted Subsidiary;

(m)  Liens in favor of custom and revenue authorities arising as a matter of law to secure payment of non-delinquent customs duties in connection with the importation of goods;

(n)  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of letters of credit and bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(o)  Liens arising out of conditional sale, consignment, title retention or similar arrangements for the sale of goods entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(p)  Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection; (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business; and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(q)  deposits made in the ordinary course of business to secure liability to insurance carriers;

(r)  Liens on Cash Collateral granted in favor of any Lenders and/or Issuing Banks created as a result of any requirement or option to Cash Collateralize pursuant to this Agreement;

(s)  Liens that are customary contractual rights of setoff (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness; (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries; or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(t)  (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies except for such noncompliance that does not materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries; and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;

(u)  Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(v)  Liens consisting of licensing or sublicensing agreements for the use of IP Rights entered into in the ordinary course of business;

(w)  ~~[reserved];~~other Liens securing obligations in an aggregate principal amount which does not exceed the greater of $129,000,000 and 25% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 5.01(a) or (b); provided that, (i) in the case of this clause (w), no Event of Default shall have occurred and be continuing and (ii) if such Lien is secured by any assets of any Loan Party, such Lien shall be (x) limited to Liens on Collateral and (y) secured on a junior basis to the Obligations in right of security;

(x)  Liens on Collateral securing obligations under the documentation for Indebtedness permitted pursuant to Section 6.03(s); provided that such Liens shall be ~~subject to (i) with respect to Incremental Equivalent Debt incurred by that Borrower that is~~(i) secured on a junior basis to the Obligations in right of security~~,~~ and (ii) subject to a “junior lien” intercreditor agreement reasonably satisfactory to the Administrative Agent ~~and (ii) with respect to Incremental Equivalent Debt incurred by that Borrower that is secured on a pari passu basis with the Term Loans and Revolving Loans in right of security, a “pari passu” intercreditor agreement reasonably satisfactory to the Administrative Agent;~~;

(y)  Liens on Collateral securing obligations under the documentation for Indebtedness permitted pursuant to Section 6.03(h) or 6.03(t)(y) (or Permitted Refinancing Indebtedness in respect thereof); provided that, ~~(i)~~ such Liens shall be (~~A~~i) secured on a junior basis to the Obligations in right of security and (ii) subject to a “junior lien” intercreditor agreement reasonably satisfactory to the Administrative Agent ~~to the extent secured on a junior basis to the Obligations in right of security and (B) subject to a “pari passu” intercreditor agreement reasonably satisfactory to the Administrative Agent to the extent secured on a pari passu basis with the Obligations in right of security and (ii) the aggregate principal amount of such Indebtedness that may be secured on a pari passu basis with the Obligations in right of security pursuant to this clause (y) shall not exceed the greater of (i) $38,750,000 and (y) 25% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 5.01(a) or (b);~~;

(z)  Liens on Equity Interests in joint ventures (i) securing obligations of such joint ventures or (ii) pursuant to the relevant joint venture agreement or arrangement;

(aa) (i) Liens on Receivables Assets arising under Permitted Securitization and Receivables Financings~~; and~~ and (ii) Liens on property subject to Sale and Leaseback Transactions securing obligations in an aggregate principal amount which does not exceed the greater of $77,250,000 and 15% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 5.01(a) or (b), in the aggregate; and

(bb) Liens on cash collateral securing Indebtedness permitted pursuant to Section 6.03(q)(ii); provided that, the aggregate amount of cash collateral securing such obligations shall not exceed the lesser of (x) 103% of the aggregate face amount of the letters of credit issued and outstanding at such time pursuant to Section 6.03(q)(ii) and (y) the greater of $257,500,000 and 50% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 5.01(a) or (b).

For purposes of determining compliance with this Section 6.01, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens described in Sections 6.01(a) through (bb) but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens described in Sections 6.01(a) through (bb), the Borrower shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.01 and will only be required to include the amount and type of such Lien or such item of Indebtedness secured by such Lien in one of the categories of such Lien securing such item of Indebtedness permitted in this Section 6.01; provided, however, that, notwithstanding the foregoing, (i) Liens on Collateral securing obligations under the documentation for Indebtedness permitted pursuant to Section 6.03(s) shall at all times be deemed to have been incurred and exist under Section 6.01(x) and (ii) Liens on Collateral constituting Permitted Surety Collateral securing obligations under Surety Bonds shall at all times be deemed to have been incurred and exist under Section 6.01(f)(ii). In addition, with respect to any Lien securing Indebtedness that was permitted to be secured at the time of incurrence thereof, additional Indebtedness resulting solely from the accrual of interest, accretion of accreted value, the payment of interest in the form of additional Indebtedness or in the form of common stock of the Borrower, or the amortization of original issue discount, the accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, in each case with respect to such permitted secured Indebtedness, shall also be permitted to be secured by such Lien.

Notwithstanding the foregoing, the Borrower shall not, nor shall it permit any other Loan Party to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness for borrowed money upon any Subject Asset, whether now owned or hereafter acquired, other than pursuant to the foregoing clauses (a), (b), (i)(i), (l), (r), (w), (x), (y), (aa) and (bb).

SECTION 6.02. Investments. Make any Investments, except:

(a)  Investments held by the Borrower or such Restricted Subsidiary in the form of cash and Cash Equivalents;

(b)  advances to officers, directors, employees and consultants of the Borrower and Restricted Subsidiaries (i) in an aggregate amount not to exceed $2,500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes; and (ii) in connection with such Person’s purchase of Equity Interests of Parent, provided that, no cash is actually advanced pursuant to this clause (ii) unless immediately repaid;

(c)  Investments (i) existing on the Effective Date in Subsidiaries existing on the Effective Date; provided that in the case of this clause (i), any such Investments in Restricted Subsidiaries that are not Loan Parties in the form of intercompany loans by Loan Parties shall be evidenced by notes and, to the extent required pursuant to the Collateral Agreement, such notes shall have been pledged (individually or pursuant to a global note) to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent for the benefit of the Secured Parties unless such pledge would, in the good faith judgment of the Borrower in consultation with the Administrative Agent, result in adverse tax consequences to the Borrower and its Restricted Subsidiaries as reasonably determined by Borrower in consultation with the Administrative Agent; (ii) in Loan Parties (other than the Holding Entities) (including those formed or acquired after the Effective Date so long as the Borrower and its Restricted Subsidiaries comply with the applicable provisions of Section 5.11, provided that, notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Lien of the Administrative Agent for the benefit of the Secured Parties shall not attach to any such Investment in the form of an intercompany loan and any intercompany note evidencing such loan shall not be required to be delivered to the Administrative Agent if any such note is subsequently reasonably promptly contributed to a Subsidiary that is not a Loan Party pursuant to Section 6.02(c)(iv)); (iii) by Restricted Subsidiaries that are not Loan Parties in Restricted Subsidiaries that are not Loan Parties; (iv) by the Borrower or any other

Loan Party in Unrestricted Subsidiaries or in Restricted Subsidiaries that are not Loan Parties; provided that, in the case of this clause (iv), (A) no Event of Default shall have occurred and be continuing, (B) the Borrower and its Restricted Subsidiaries comply with the applicable provisions of Section 5.11, (C) the aggregate amount of all such Investments outstanding at any time (determined without regard to any write-downs or write-offs of such Investments) shall not exceed the sum of (1) the greater (x) of $~~46,500,000~~154,500,000 and (y) 30% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 5.01(a) or (b) plus (2) any Net Equity Proceeds plus (3) an amount not to exceed the Available Amount at the time of the making of such Investment; provided further that, this clause (C) shall not apply to any such Investment in a Restricted Subsidiarity that is not a Loan Party that is in the form of an equity contribution or intercompany loan if, reasonably promptly following receipt of such equity contribution or intercompany loan, the proceeds of such equity contribution or intercompany loan shall be used by such Restricted Subsidiaries that are not Loan Parties (or Restricted Subsidiaries thereof) to consummate a Permitted Acquisition (and any such Investment described in this proviso shall not utilize the basket set forth in this clause (C), but shall, if applicable, utilize the basket set forth in the definition of Permitted Acquisition) and (D) any such Investments in the form of intercompany loans shall be evidenced by notes and, to the extent required pursuant to the Collateral Agreement, such notes shall have been pledged (individually or pursuant to a global note) to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent for the benefit of the Secured Parties unless (x) such pledge would result in adverse tax consequences to the Borrower and its Restricted Subsidiaries as reasonably determined by Borrower in consultation with the Administrative Agent or (y) reasonably promptly following the making of such intercompany loan the holder of such note representing such loan contributes such note as an equity contribution to any Restricted Subsidiary that is not a Loan Party that will reasonably promptly following receipt of such equity contribution consummate (or cause one or more of its Restricted Subsidiaries to consummate) a Permitted Acquisition, in which case and in each such case, notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Lien of the Administrative Agent for the benefit of the Secured Parties shall not attach to any such note, and any such note shall not be required to be delivered to the Administrative Agent;

(d)  Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e)  (i) Any Investments by the Borrower or any Guarantor in the form of Permitted Acquisitions and (ii) any Permitted Acquisition by any Restricted Subsidiary that is not a Loan Party (or any Restricted Subsidiary thereof) funded from, reasonably promptly following receipt thereof, the cash proceeds received by such Restricted Subsidiary (or any parent entity(ies) thereof that is also a Restricted Subsidiary and that received such proceeds in accordance with Section 6.02(c)(iv)) from any equity contribution or intercompany loan permitted under Section 6.02(c)(iv);

(f)  Guarantees permitted by Section 6.03;

(g)  to the extent constituting Investments, transactions expressly permitted under Sections 6.04 (other than Section 6.04(c)) and 6.14;

(h)  Investments existing on, or made pursuant to legally binding written commitments in existence on, the Effective Date and, to the extent having an aggregate value greater than $1,000,000, set forth on Schedule 6.02, and any modification, replacement, renewal or extension thereof; provided, that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 6.02;

(i)  promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 6.05;

(j)  Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(k)  Investments to the extent that payment for such Investments is made solely by the issuance of Qualified Equity Interests of Parent (or of the Borrower) to the seller of such Investments;

(l)  Restricted Subsidiaries of the Borrower may be established or created if the Borrower and such Restricted Subsidiary comply with the requirements of Section 5.11, if applicable; provided that, in each case, to the extent such new Restricted Subsidiary is created solely for the purpose of consummating a transaction pursuant to an acquisition permitted by this Section 6.02, and such new Restricted Subsidiary at no time holds any assets or liabilities other than any merger or acquisition consideration contributed to it contemporaneously with the closing of such transactions, such new Restricted Subsidiary shall not be required to take the actions set forth in Section 5.11, as applicable, until the applicable acquisition is consummated (at which time the surviving entity of the applicable transaction shall be required to so comply in accordance with the provisions thereof);

(m)  Investments (x) in Loan Parties (other than the Holding Entities) and (y) by Restricted Subsidiaries that are not Loan Parties in Restricted Subsidiaries that are not Loan Parties, in each case, consisting of Receivables Assets in connection with Permitted Securitization and Receivables Financings;

(n)  Swap Contracts to the extent permitted pursuant to Section 6.03(d);

(o)  so long as no Event of Default under Section 7.01(a) or (f) has occurred and is continuing or would be caused thereby, other Investments; provided that in no event shall the aggregate amount of Investments made pursuant to this Section 6.02(o) during the term of this Agreement (net of any returns of capital on such Investments) exceed the sum of (1) the greater of (x) $~~77,500,000~~257,500,000 and (y) 50% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 5.01(a) or (b) plus (2) any Net Equity Proceeds plus (3) an amount not to exceed the Available Amount at the time of the making of such Investment;

(p)  so long as Parent or Borrower is Controlled by the Flex Shareholder, Investments consisting of loans to the Flex Shareholder that are made in the ordinary course of business and for a bona fide business purpose; provided that, the aggregate amount of all such Investments outstanding at any time (determined without regard to any write-downs or write-offs of such Investments) shall not exceed $75,000,000;

(q)  Investments consisting of the non-exclusive licensing or sublicensing of IP Rights in the ordinary course of business;

(r)  Investments consisting of the non-exclusive licensing or contribution of IP Rights pursuant to joint marketing arrangements with other Persons; and

(s)  unlimited Investments shall be permitted so long as (i) no Event of Default under Section 7.01(a) or (f) shall exist before or after giving effect to such Investment and (ii) the pro forma Total Net Leverage Ratio would be less than 3.75:1.00.

Notwithstanding anything to the contrary herein, including the foregoing, neither the Borrower nor any Loan Party shall sell, lease, transfer, convey or otherwise dispose of (including pursuant to an exclusive license) any Material Intellectual Property to any Holding Entity or any Subsidiary of the Borrower (or any Affiliate thereof) that is not a Loan Party (including, for the avoidance of doubt, any Unrestricted Subsidiary), other than non-exclusive licenses, sublicenses or cross-licenses in the ordinary course of business and which do not materially interfere with the business of the Holding Entities, the Borrower and its Restricted Subsidiaries, taken as a whole.

SECTION 6.03. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a)  Indebtedness under the Loan Documents, including, without limitation, Incremental ~~Term Loans and Incremental Revolving~~ Loans;

(b)  Indebtedness outstanding on the Effective Date and, to the extent constituting an aggregate principal amount greater than $1,000,000, as set forth on Schedule 6.03, and any Permitted Refinancing Indebtedness in respect thereof; provided that, any such Indebtedness (including any Permitted Refinancing Indebtedness in respect thereof), to the extent owed by a Loan Party to a Subsidiary that is not a Loan Party, shall be unsecured and subordinated to the payment of the Obligations in a manner reasonably satisfactory to the Administrative Agent;

(c)  (i) Guarantees by the Borrower or any Guarantor in respect of Indebtedness otherwise permitted hereunder of the Borrower or any Guarantor (other than any Holding Entity); (ii) Guarantees by any Restricted Subsidiary that is not a Loan Party in respect of Indebtedness otherwise permitted hereunder of the Borrower or any Restricted Subsidiary; and (iii) Guarantees by the Borrower or any Guarantor in respect of Indebtedness otherwise permitted hereunder of Restricted Subsidiaries that are not Loan Parties to the extent such Guarantee constitutes an Investment permitted by Sections 6.02(c)(i) or 6.02(o);

(d)  obligations (contingent or otherwise) of the Borrower or any Restricted Subsidiary existing or hereafter arising under any Swap Contract; provided that, (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation; and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party (other than pursuant to customary netting or set-off provisions);

(e)  Indebtedness of the Borrower or any Restricted Subsidiary in respect of Capital Leases and purchase money obligations for fixed or capital assets, which may be secured by Liens under and within the applicable limitations set forth in Section 6.01(i); provided that, the aggregate amount of all such Indebtedness at any one time outstanding pursuant to this clause (e) shall not exceed the greater of (x) $~~23,250,000~~77,250,000 and (y) 15% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 5.01(a) or (b);

(f)  Indebtedness of the Borrower or any Restricted Subsidiary owing to the Borrower or any Restricted Subsidiary to the extent constituting an Investment permitted by

Section 6.02(c); provided that, such Indebtedness, to the extent owed by a Loan Party to a Restricted Subsidiary that is not a Loan Party, shall be subordinated to the payment of the Obligations in a manner reasonably satisfactory to the Administrative Agent;

(g)  Indebtedness pursuant to Permitted Securitization and Receivables Financings; provided that the aggregate principal amount of Indebtedness outstanding in respect of all such Permitted Securitization and Receivables Financings that are recourse to any Loan Party or its Restricted Subsidiaries or to any assets of any Loan Party or its Restricted Subsidiary other than Receivables Assets shall not exceed the greater of (x) ~~$15,500,000~~129,000,000 and (y) ~~10~~25% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 5.01(a) or (b);

(h)  (1) Indebtedness issued by the Borrower and its Restricted Subsidiaries, including Disqualified Equity Interests (such Indebtedness, “Ratio Debt”); provided that (i) (A) in the case of Ratio Debt incurred by any Loan Party, such Ratio Deb shall rank on a pari passu basis with, or on a junior basis to, the Obligations in right of payment and (B) to the extent secured, shall be secured on a ~~pari passu basis with, or on a~~ junior basis to~~,~~  the Obligations in right of security, (ii) (A) in the case of Ratio Debt that is secured ~~on a pari passu basis with the Obligations in right of security~~, the pro forma Secured Net Leverage Ratio would be less than ~~3.00~~2.75:1.00 and (B) in the case of Ratio Debt that ~~is secured on a junior basis to the Obligations in right of security or~~ is unsecured, the pro forma Total Net Leverage Ratio would be less than the then applicable Maximum Total Net Leverage Ratio, (iii) except with respect to such Indebtedness, together with any such Incurred Acquisition Debt (or Permitted Refinancing Indebtedness in respect thereof), in an aggregate amount not to exceed the greater of (x) $~~116,250,000~~386,250,000 and (y) 75% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 5.01(a) or (b), the stated maturity of such Indebtedness is not less than 91 days following the Latest Maturity Date at the time of incurrence of such Indebtedness and the Weighted Average Life to Maturity of such Indebtedness is not shorter than the remaining Weighted Average Life to Maturity of any then-existing tranche of Term Loans and (iv) at the time of incurrence of such Indebtedness, there shall be no Event of Default and (2) Permitted Refinancing Indebtedness in respect of any Indebtedness incurred under the foregoing clause (1); provided that, the aggregate amount of all Indebtedness incurred by Restricted Subsidiaries that are not Loan Parties at any one time outstanding pursuant to this clause (h), together with the aggregate amount of Incurred Acquisition Debt (or Permitted Refinancing Indebtedness in respect thereof) incurred by Restricted Subsidiaries that are not Loan Parties, shall not exceed the greater of (i) $~~23,250,000~~77,250,000 and (ii) 15% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 5.01(a) or (b);

(i)  other Indebtedness of the Borrower and its Restricted Subsidiaries in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $~~38,750,000~~257,500,000 and (y) ~~25~~50% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 5.01(a) or (b);

(j)  Indebtedness of the Borrower or any of its Restricted Subsidiaries consisting of Guarantees to customers with respect to customer advanced deposits;

(k)  Indebtedness of the Borrower or any of its Restricted Subsidiaries consisting of obligations to pay insurance premiums or take-or-pay obligations contained in supply arrangements incurred in the ordinary course of business;

(l)  Indebtedness consisting of obligations of the Borrower or its Restricted Subsidiaries under deferred consideration or other similar arrangements (including earn-outs,

indemnifications, incentive non-competes and other contingent obligations and agreements consisting of the adjustment of purchase price or similar adjustments) incurred by such Person in connection with any Permitted Acquisition or Disposition permitted by Section 6.05 or any other Investment permitted under Section 6.02; provided that the aggregate outstanding principal amount of all such Indebtedness of Restricted Subsidiaries that are not Loan Parties shall not exceed the greater of (i) $~~23,250,000~~77,250,000 and (ii) 15% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 5.01(a) or (b).

(m)  Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in respect of bank guarantees, warehouse receipts or similar instruments (other than letters of credit) issued or created in the ordinary course of business consistent with past practice, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations (other than obligations in respect of letters of credit) regarding workers compensation claims;

(n)  (i) obligations in respect of performance, bid~~, appeal~~  and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of its Restricted Subsidiaries~~;~~ (collectively, “Surety Bonds”), in each case, incurred in the ordinary course of business; provided that, the aggregate outstanding principal amount of all such Indebtedness incurred in reliance on this clause (n)(i) shall not exceed $1,000,000,000; and (ii) obligations in respect of appeal bonds provided by the Borrower or any of its Restricted Subsidiaries;

(o)  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that, such Indebtedness is extinguished within five Business Days of incurrence;

(p)  Indebtedness in respect of overdraft facilities, automatic clearinghouse arrangements, employee credit card programs, corporate cards and purchasing cards, and other business cash management arrangements in the ordinary course of business, including Indebtedness arising under or in connection with any Cash Management Agreement with a Cash Management Bank;

(q)  (i) Indebtedness incurred under commercial letters of credit issued for the account of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business (and not for the purpose of, directly or indirectly, incurring Indebtedness or providing credit support or a similar arrangement in respect of Indebtedness) or Indebtedness of the Borrower or any of its Restricted Subsidiaries under letters of credit and bank guarantees backstopped by Letters of Credit issued under this Agreement and (ii) Indebtedness of the Borrower or any of its Restricted Subsidiaries under letters of credit and bank guarantees issued in the ordinary course of business (and not for the purpose of, directly or indirectly, incurring debt for borrowed money or providing credit support or a similar arrangement in respect of debt for borrowed money) (x) in an unlimited amount to the extent any such letter of credit or bank guarantee is in a currency other than Dollars or Euros or (y) in an amount not to exceed the greater of (1) $~~155,000,000~~515,000,000 and (2) 100% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 5.01(a) or (b) for all such other letters of credit or bank guarantees that are not otherwise permitted by this Section 6.03; provided that, in the case of the foregoing clause (ii), to the extent any such Indebtedness is secured, it shall only be secured by Liens permitted pursuant to Section 6.01(bb);

(r)  Indebtedness representing deferred compensation to employees of the Borrower or any of its Restricted Subsidiaries incurred in the ordinary course of business;

(s)  (1) secured or unsecured debt incurred or issued by the Borrower in respect of one of more series of notes or term loans (such debt, “Incremental Equivalent Debt”) in an amount not to exceed in the aggregate the Incremental Available Amount; provided that, (i) no Event of Default shall exist before or after giving effect to the incurrence of such Incremental Equivalent Debt; (ii) such Incremental Equivalent Debt (x) shall rank (1) pari passu with or junior to with the ~~Term Loans and Revolving Loans~~Obligations in right of payment and (2) ~~pari passu to or junior with the Term Loans and Revolving Loans~~junior to the Obligations in respect of security, or be unsecured, and (y) shall not be (1) Guaranteed by any Person that is not a Guarantor or (2) if secured, secured at any time by any assets other than the Collateral securing the Term Facility and the Revolving Facility at such time; (iii) [reserved], (iv) subject to the limitations in clause (v) and (vi) below, the terms of such Incremental Equivalent Debt shall not be materially more restrictive, taken as a whole, to the Borrower and the other Loan Parties than those set forth in this Agreement at the time of incurrence of such Incremental Equivalent Debt unless (x) such terms apply only after the Latest Maturity Date at the time such Incremental Equivalent Debt is established or (y) this Agreement is amended so that such terms are also applicable for the benefit of any Lenders under any then-existing Facilities, (v) the Weighted Average Life to Maturity of such Incremental Equivalent Debt shall be no shorter than the remaining Weighted Average Life to Maturity of any then-existing tranche of Term Loans; (vi) the stated maturity of such Incremental Equivalent Debt shall be no shorter than the Latest Maturity Date at the time of incurrence of such Incremental Equivalent Debt; and (vii) if such debt is secured, then the collateral agent, trustee or other representative acting on behalf of the holders of such Incremental Equivalent Debt shall have executed and delivered an intercreditor agreement reasonably satisfactory to the Administrative Agent and (2) Permitted Refinancing Indebtedness in respect thereof (provided that any such Permitted Refinancing Indebtedness incurred in reliance on clause (a) of the definition of Incremental Available Amount shall be deemed to be a utilization of such clause (a) for purposes hereof);

(t)  (x) Indebtedness assumed in connection with a Permitted Acquisition so long as (i) such Indebtedness existed prior to the consummation of such Permitted Acquisition, (ii) such Indebtedness is not created in contemplation of such Permitted Acquisition, (iii) such Indebtedness is solely the obligation of such Person, and not of the Borrower or any other Restricted Subsidiary (other than any Person acquired by the Borrower or any Restricted Subsidiary as a result of such Permitted Acquisition and any Restricted Subsidiary of such acquired Person as of the date of such Permitted Acquisition) and (iv) the Borrower is in pro forma compliance with the financial covenant set forth in Section 6.11 ~~and (y~~, (y) Indebtedness issued by the Borrower and its Restricted Subsidiaries, including Disqualified Equity Interests, in connection with a Permitted Acquisition (such Indebtedness, “Incurred Acquisition Debt”); provided that (i) (A) in the case of Incurred Acquisition Debt incurred by any Loan Party, such Incurred Acquisition Debt shall rank on a pari passu basis with, or on a junior basis to, the Obligations in right of payment and (B) to the extent secured, shall be secured on a junior basis to the Obligations in right of security, (ii) (A) in the case of Incurred Acquisition Debt that is secured, the pro forma Secured Net Leverage Ratio would be less than 2.75:1.00 and (B) in the case of Incurred Acquisition Debt that is unsecured, the pro forma Total Net Leverage Ratio would be less than the then applicable Maximum Total Net Leverage Ratio, (iii) except with respect to such Indebtedness, together with any such Indebtedness incurred pursuant to clause (h) above, in an aggregate amount not to exceed the greater of (x) $386,250,000 and (y) 75% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 5.01(a) or (b), the stated maturity of such Indebtedness is not less than 91 days following the Latest Maturity Date at the time of incurrence of such Indebtedness and the Weighted Average Life to Maturity of such Indebtedness is not shorter than the remaining Weighted Average Life to Maturity of any then-existing tranche of Term Loans and (iv) at the time of incurrence of such Indebtedness, there shall be no Event of Default; provided that, the aggregate amount of all Incurred Acquisition Debt (or Permitted Refinancing Indebtedness in respect thereof) incurred by Restricted Subsidiaries that are not Loan Parties at any one time outstanding, together with the aggregate amount of all Indebtedness incurred by Restricted

Subsidiaries that are not Loan Parties pursuant to the above clause (h), shall not exceed the greater of (i) $77,250,000 and (ii) 15% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 5.01(a) or (b) and (z) Permitted Refinancing Indebtedness in respect of any Indebtedness assumed under the foregoing clause (x) or (y); and

(u)  so long as Parent or Borrower is Controlled by the Flex Shareholder, unsecured Indebtedness of the Borrower or any Restricted Subsidiary in favor of any Flex Shareholder that is made in the ordinary course of business and for a bona fide business purpose; provided that, the aggregate outstanding principal amount of all such Indebtedness, when taken together with any outstanding Indebtedness of the Borrower or any Restricted Subsidiary in favor of any Flex Shareholder permitted under Section 6.03(b), shall not exceed $75,000,000.

Further, for purposes of determining compliance with this Section 6.03, (A) Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness described in Sections 6.03(a) through (u) but may be permitted in part under any combination thereof and (B) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness described in Sections 6.03(a) through (u), the Borrower shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.03 and will only be required to include the amount and type of such item of Indebtedness (or any portion thereof) in one of the categories of Indebtedness permitted in this Section 6.03; provided that, notwithstanding the foregoing, (i) all Indebtedness outstanding on the Effective Date (other than Obligations or Indebtedness constituting an aggregate principal amount of $1,000,000 or less) and set forth on Schedule 6.03 shall at all times be deemed to have been incurred and to exist pursuant to Section 6.03(b), (ii) all obligations under Swap Contracts shall at all times be deemed to have been incurred and to exist pursuant to Section 6.03(d) ~~and~~, (iii) all Incremental Equivalent Debt shall at all times be deemed to have been incurred and to exist pursuant to Section 6.03(s) and (iv) all obligations under Surety Bonds shall at all times be deemed to have been incurred and to exist pursuant to Section 6.03(n)(i).

SECTION 6.04. Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Event of Default exists or would result therefrom:

(a)  any Subsidiary may merge with (i) the Borrower; provided that the Borrower shall be the continuing or surviving Person and (ii) any Subsidiary; provided that (A) when any wholly-owned Subsidiary is merging with another Subsidiary, a wholly-owned Subsidiary shall be the continuing or surviving Person, (B) when any Restricted Subsidiary is merging with another Subsidiary, a Restricted Subsidiary shall be the continuing or surviving Person, (C) when any Guarantor is merging with another Subsidiary, the continuing or surviving Person shall be a Guarantor and (D) if as a result thereof, the Borrower owns, directly or indirectly, less of such Subsidiary’s equity interests than it did prior to the merger, such merger shall also constitute a Disposition subject to Section 6.05 (and must be permitted by any clause thereof other than Section 6.05(g));

(b)  a merger, dissolution, liquidation, consolidation or Disposition (i) of any Immaterial Subsidiary or (ii) the purpose of which is to effect a Disposition permitted pursuant to Section 6.05 (other than Section 6.05(g))

(c)  the Borrower or any Restricted Subsidiary may consummate any Permitted Acquisition or any other Investment permitted by Section 6.02(k) or (o); provided that, (i) in any such transaction involving the Borrower, the Borrower shall be the continuing or surviving Person; and (ii) in any such transaction involving a Guarantor, the continuing or surviving Person shall be a Guarantor; and

(d)  any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution or otherwise) (i) to the Borrower or to a Guarantor (other than any Holding Entity); or (ii) if the transferor is not a Guarantor, to any other Restricted Subsidiary; provided in each case that (A) if the transferor in such a transaction is a wholly-owned Subsidiary, then the transferee must either be the Borrower or a wholly-owned Subsidiary, (B) if the transferor in such a transaction is a wholly-owned Restricted Subsidiary, then the transferee must either be the Borrower or a wholly-owned Restricted Subsidiary and (C) to the extent that the transferee is not the Borrower or a wholly-owned Subsidiary (based on the percentage of such transferee which is not owned directly or indirectly by the Borrower), the Disposition shall constitute a Disposition subject to Section 6.05 and shall be permitted under this Section 6.04 so long as it is permitted by any clause of Section 6.05 other than Section 6.05(g);

Notwithstanding anything to the contrary herein, including the foregoing, neither the Borrower nor any Loan Party shall sell, lease, transfer, convey or otherwise dispose of (including pursuant to an exclusive license) any Material Intellectual Property to any Holding Entity or any Subsidiary of the Borrower (or any Affiliate thereof) that is not a Loan Party (including, for the avoidance of doubt, any Unrestricted Subsidiary), other than non-exclusive licenses, sublicenses or cross-licenses in the ordinary course of business and which do not materially interfere with the business of the Holding Entities, the Borrower and its Restricted Subsidiaries, taken as a whole.

SECTION 6.05. Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a)  Dispositions of obsolete or worn out property, whether now owned or hereafter acquired in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower and its Restricted Subsidiaries (including, in Borrower’s reasonable business judgment, allowing any registrations or any applications for registration of any IP Rights to lapse or go abandoned);

(b)  Dispositions of inventory in the ordinary course of business;

(c)  Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d)  Dispositions of property by the Borrower to any Restricted Subsidiary, or by any Restricted Subsidiary to the Borrower or to a Restricted Subsidiary; provided that if the transferor of such property is the Borrower or a Guarantor, the transferee thereof must either be the Borrower or a Guarantor or such Disposition must otherwise constitute an Investment permitted by Section 6.02;

(e)  Dispositions of accounts receivable for purposes of collection;

(f)  Dispositions of investment securities and Cash Equivalents in the ordinary course of business;

(g)  (A) Dispositions permitted by Section 6.04 (other than Section 6.04(a)(ii)(D), Section 6.04(b) or Section 6.04(d)(ii)(C)); (B) Dispositions that constitute Investments permitted by

Section 6.02 (other than Section 6.02(g)); and (C) Dispositions that constitute Restricted Payments permitted by Section 6.06;

(h)  Dispositions consisting of licenses or sublicenses of IP Rights in the ordinary course of business;

(i)  (i) Dispositions of property subject to or resulting from casualty losses and (ii) transfers of condemned property as a result of the exercise of “eminent domain” or other similar policies to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement;

(j)  Dispositions by the Borrower and its Restricted Subsidiaries of property not otherwise permitted under this Section 6.05; provided that (i) at the time of such Disposition and after giving effect thereto, no Event of Default shall exist or would result from such Disposition, (ii) the consideration received for such property shall be in an amount at least equal to the fair market value thereof and (iii) no less than 75% of such consideration shall have been paid in cash or Cash Equivalents; provided, however, that for the purposes of clause (iii), the following shall be deemed to be cash: (A) any liabilities (as shown on the Borrower’s or the applicable Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing and (B) any securities received by the Borrower or the applicable Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition;

(k)  Dispositions by the Borrower and its Restricted Subsidiaries of property acquired after the Effective Date in Permitted Acquisitions; provided that (i) the Borrower disposes of any such assets within 180 days following the closing of such Permitted Acquisition and (ii) the fair market value of the assets to be divested in connection with any Permitted Acquisition does not exceed an amount equal to 35% of the total cash and non-cash consideration for such Permitted Acquisition;

(l)  leases, licenses, easements, subleases or sublicenses granted to others in the ordinary course of business which do not interfere in any material respect with the business of the Borrower or any Restricted Subsidiary;

(m)  Dispositions by the Borrower or any Restricted Subsidiary of Receivables Assets to a Receivables Financier under Permitted Securitization and Receivables Financings;

(n)  Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between the joint venture or similar parties set forth in joint venture agreements and similar binding arrangements;

(o)  Dispositions of Equity Interests of, or sale of Indebtedness or other securities of, Unrestricted Subsidiaries, other than Unrestricted Subsidiaries, substantially all the assets of which are cash and/or Cash Equivalents or proceeds thereof; and

(p)  Dispositions of letters of credit or bank guarantees (or the rights thereunder) consisting of the cancellation thereof in the ordinary course of business in exchange for cash or Cash Equivalents.

Notwithstanding anything to the contrary herein, including the foregoing, neither the Borrower nor any Loan Party shall sell, lease, transfer, convey or otherwise dispose of (including pursuant to an exclusive license) any Material Intellectual Property to any Holding Entity or any Subsidiary of the Borrower (or any Affiliate thereof) that is not a Loan Party (including, for the avoidance of doubt, any Unrestricted Subsidiary), other than non-exclusive licenses, sublicenses or cross-licenses in the ordinary course of business and which do not materially interfere with the business of the Holding Entities, the Borrower and its Restricted Subsidiaries, taken as a whole.

SECTION 6.06. Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)  each Restricted Subsidiary may make Restricted Payments to the Borrower, the Guarantors (other than any Holding Entity) and any other Person (including any other Restricted Subsidiary) that owns an Equity Interest in such Restricted Subsidiary ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)  the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in Qualified Equity Interests of such Person, in the case of a Restricted Subsidiary, ratably to each Person that owns an Equity Interest in such Restricted Subsidiary of the class of Equity Interest in respect of which the Restricted Payment is being made;

(c)  the Borrower and each Restricted Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it (in the case of a Restricted Subsidiary, ratably from each Person that owns the class of Equity Interest being repurchased, redeemed or acquired) with the proceeds received from the substantially concurrent issue (in the case of a Restricted Subsidiary, ratably to each Person that owns an Equity Interest in such Restricted Subsidiary) of new shares of its Qualified Equity Interests;

(d)  the Borrower and each Restricted Subsidiary may make Restricted Payments pursuant to and in accordance with their stock option, stock purchase and other benefit plans of general application to management, directors or other employees of the Borrower and its Restricted Subsidiaries, as adopted or implemented in the ordinary course of business;

(e)  so long as no Event of Default shall have occurred and be continuing at the time of any action described in this clause (e) or would result therefrom, the Borrower may (i) declare and make cash dividends to its equity holders in respect of Qualified Equity Interests and (ii) purchase, redeem or otherwise acquire for cash Qualified Equity Interests issued by it in an aggregate amount with respect to clauses (i) and (ii) collectively from and after the Effective Date not to exceed the sum of (1) the greater of $~~38,750,000~~129,000,000 and 25% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 5.01(a) or (b) plus (2) any Net Equity Proceeds plus (3) ~~so long as the pro forma Total Net Leverage Ratio would be less than 3.50:1.00,~~ an amount not to exceed the Available Amount at the time of the making of such dividend, purchase, redemption or acquisition; ~~provided that, in the case of each of clauses (i) and (ii) above, the Borrower is in pro forma compliance with the financial covenant set forth in Section 6.11;~~

(f)  the Borrower may make the Effective Date Distribution;

(g)  Investments pursuant to Section 6.02(c) shall be permitted;

(h)  non-cash repurchases of Equity Interests of the Borrower deemed to occur (i) upon the non-cash exercise of stock options and warrants or similar equity incentive awards, and (ii) in connection with the withholding of a portion of the Equity Interests granted or awarded to a director or an employee to pay for the taxes payable by such director or employee upon such grant or award shall be permitted;

(i)  the Borrower or any of its Restricted Subsidiaries may (i) pay cash in lieu of fractional shares in connection with any dividend, split or combination thereof or any Permitted Acquisition and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion;

(j)  the payment of dividends and distributions within forty five (45) days after the date of declaration thereof, if at the date of declaration of such payment, such payment would have complied with the other provisions of this Section 6.06 shall be permitted;

(k)  the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all holders of common stock of the Borrower pursuant to any shareholders’ rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics shall be permitted; provided that any such purchase, redemption, acquisition, cancellation or other retirement of such rights is not for the purpose of evading the limitations of this covenant (all as determined in good faith by a Responsible Officer that is a senior financial officer of the Borrower);

(l)  the Borrower and each Restricted Subsidiary may make Restricted Payments to the Holding Entities, the proceeds of which shall be used by the Holding Entities to pay (or to make a Restricted Payment to its direct or indirect parent to enable it to pay) (i) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, plus customary salary, bonus, severance and other benefits or claims payable to, and indemnities provided on behalf of, current or former directors, officers, managers, employees or consultants (or, solely with respect to benefits, any family member thereof) of any such parent company, to the extent such salary, bonuses, severance and other benefits, claims or indemnities in respect of any of the foregoing are directly attributable and reasonably allocated to the ownership or operations of the Borrower and its Restricted Subsidiaries and (ii) insurance premiums to the extent relating to the ownership or operations of the Borrower and its Restricted Subsidiaries;

(m)  the Borrower and each Restricted Subsidiary may make (i) Tax Distributions (without duplication for any payments made pursuant to Section 6.06(n) herein) and (ii) Restricted Payments, the proceeds of which shall be used to pay franchise Taxes and other fees, similar Taxes and expenses of any Loan Party or the Holding Entities required to maintain the corporate existence or privilege of doing business of such Person;

(n)  the Borrower and each Restricted Subsidiary may make payments pursuant to the Tax Receivable Agreement (as in effect on the date hereof and as the same may be amended from time to time solely to the extent any such amendment is not, individually or together with any other amendments thereto on or after the Effective Date, adverse to the Lenders in any material respect); and

(o)  unlimited Restricted Payments shall be permitted so long as (i) no Event of Default shall exist before or after giving effect to such Restricted Payment and (ii) the pro forma Total Net Leverage Ratio would be less than 3.25:1.00.

Notwithstanding anything to the contrary herein, including the foregoing, neither the Borrower nor any Loan Party shall sell, lease, transfer, convey or otherwise dispose of (including pursuant to an exclusive license) any Material Intellectual Property to any Holding Entity or any Subsidiary of the Borrower (or any Affiliate thereof) that is not a Loan Party (including, for the avoidance of doubt, any Unrestricted Subsidiary), other than non-exclusive licenses, sublicenses or cross-licenses in the ordinary course of business and which do not materially interfere with the business of the Holding Entities, the Borrower and its Restricted Subsidiaries, taken as a whole.

SECTION 6.07. Change in Nature of Business. Engage in any material line of business substantially different from the Permitted Business.

SECTION 6.08. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, in each case, with a fair market value in excess of (x) $~~23,250,000~~77,250,000 and (y) 15% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 5.01(a) or (b), provided that the foregoing restriction shall not apply to:

(a)  transactions on fair and reasonable terms not materially less favorable to the Borrower or such Restricted Subsidiary than would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate;

(b)  transactions between or among Loan Parties and their Restricted Subsidiaries which are not otherwise prohibited hereunder;

(c)  the payment of reasonable fees, expenses and compensation (including equity compensation) to and insurance provided on behalf of current, former and future officers and directors of the Borrower or any of its Restricted Subsidiaries and indemnification agreements entered into by the Borrower or any of its Restricted Subsidiaries;

(d)  employment and severance arrangements between the Borrower or any of its Restricted Subsidiaries and their respective current, former and future officers and employees and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business;

(e)  transactions pursuant to agreements in existence on the Effective Date and set forth on Schedule 6.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect;

(f)  Restricted Payments made pursuant to Section 6.06, Investments made pursuant to Section 6.02(p) and Indebtedness pursuant to Section 6.03(u);

(g)  transactions between or among Loan Parties and Restricted Subsidiaries who are not Loan Parties; provided any such transaction does not adversely impact the Collateral securing the Obligations or the guarantees of the Obligations, impair the rights of or benefits or remedies available to the Secured Parties under any Loan Document or result in (and are not reasonably expected to result in) a Material Adverse Effect; provided that, during the continuance of an Event of Default, any amounts payable by a Loan Party to a Restricted Subsidiary that is not a Loan Party in connection with any such transactions shall be subordinated to the payment of the Obligations;

(h)  the pledge of Equity Interests of Unrestricted Subsidiaries; and

(i)  the Transactions.

SECTION 6.09. Restrictive Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Restricted Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Restricted Subsidiary to Guarantee the Indebtedness of the Borrower hereunder or (iii) of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations; provided that, clauses (i) and (iii) shall not prohibit any negative pledge or similar provision, or restriction on transfer of property, incurred or provided in favor of any holder of Indebtedness permitted under Section 6.03(e) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness or any other property securing any other Indebtedness permitted under Section 6.03(e); or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person. Notwithstanding the foregoing, this Section 6.09 will not restrict or prohibit:

(A)  to the extent constituting a limitation described in Section 6.09(a)(i), restrictions imposed pursuant to an agreement that has been entered into in connection with a transaction permitted pursuant to Section 6.05 with respect to the property that is subject to that transaction;

(B)  restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 6.03(b), (e) (to the extent secured under Section 6.01(i)(i)), (h) (to the extent secured under Section 6.01(y)) or (s) (to the extent secured under Section 6.01(x)), in each case in respect of the limitation described in Section 6.09(a)(iii), to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(C)  provisions restricting subletting or assignment of Contractual Obligations;

(D)  to the extent constituting a limitation described in Section 6.09(a)(i), restrictions contained in Indebtedness permitted under Section 6.03(h) or (i) so long as, in each case, such restrictions are no more restrictive, taken as a whole, to the Borrower and its Restricted Subsidiaries than the restrictions or covenants contained in this Agreement;

(E)  to the extent constituting a limitation described in Section 6.09(a)(i), provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into by the Borrower and its Restricted Subsidiaries in the ordinary course of business;

(F)  to the extent constituting a limitation described in Section 6.09(a)(i), restrictions on cash or other deposits or net worth imposed by customers on the Borrower and its Restricted Subsidiaries under contracts entered into in the ordinary course of business;

(G)  to the extent constituting a limitation described in Section 6.09(a)(i), encumbrances or restrictions arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Borrower or any of its Restricted Subsidiaries in any manner material to the Borrower or any of its Restricted Subsidiaries; or

(H)  to the extent constituting a limitation described in Section 6.09(a)(i), encumbrances or restrictions existing under, by reason of or with respect to customary provisions contained in leases or non-exclusive licenses of IP Rights and other agreements, in each case, entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business.

SECTION 6.10. Use of Proceeds. Request any Credit Event, use, or allow any of its Restricted Subsidiaries to use, the proceeds of any Credit Event, directly or, to the knowledge of the Borrower, indirectly (a) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value in violation of Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of, or with, any Sanctioned Person or in any Sanctioned Country or in any other manner that would result in a violation of Sanctions by any the Borrower or any of its Restricted Subsidiaries, or (c) to purchase or carry margin stock (within the meaning of Regulation U) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

SECTION 6.11. Maximum Total Net Leverage Ratio. Commencing with the fiscal quarter ending March 31, 2023, permit the Total Net Leverage Ratio as of the last day of any four fiscal quarter period of the Borrower to be greater than (i) with respect to any Measurement Period prior to December 31, 2023, 4.50:1.00, (ii) with respect to any Measurement Period ending on or after December 31, 2023, and prior to June 30, 2024, 4.25:1.00 and (iii) with respect to any Measurement Period ending on or after June 30, 2024, 4.00:1.00 (the “Maximum Total Net Leverage Ratio”). Notwithstanding the foregoing, (i) at the election of the Borrower (the notice of which election shall be given to the Administrative Agent within thirty (30) days after consummating the relevant Qualified Acquisition (any such election, a “Qualified Acquisition Election”)), the Maximum Total Net Leverage Ratio set forth above shall be increased by 0.50:1.00 in connection with a Qualified Acquisition for four (4) consecutive fiscal quarters (and no other fiscal quarters), starting with the fiscal quarter in which such Qualified Acquisition is consummated (such period, a “Leverage Increase Period”), (ii) the Borrower may make a Qualified Acquisition Election no more than three times during the life of this Agreement and (iii) if the Borrower makes a Qualified Acquisition Election, then the next Qualified Acquisition Election may not occur until the Total Net Leverage Ratio has been at or below the then applicable Maximum Total Net Leverage Ratio (without giving effect to any Qualified Acquisition Election) for at least two (2) fiscal quarters subsequent to the prior Leverage Increase Period.

SECTION 6.12. Holding Entity Covenants.

(a)  Parent will not conduct, transact or otherwise engage in any business or operations, incur or suffer to exist Indebtedness or Liens, own or acquire any material assets, dispose of any assets or incur any liabilities (other than liabilities permitted under this Section 6.12(a), liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and business and activities permitted by this Agreement), other than (i) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (ii) the direct or indirect ownership and/or acquisition of Equity Interests (other than Disqualified Equity Interests) of (x) the Borrower, (y) the TPG Blockers and (z) (A) any other Holding Entities (other than Parent) or (B) any wholly owned Subsidiary of Parent that will become (including pursuant to a merger of such Subsidiary with another Person, pursuant to which merger (and immediately upon consummation thereof), the survivor of such merger will become) a Holding Entity, in each case in this clause (B), within three Business Days (or such longer period as the Administrative Agent may agree in its reasonable discretion) of such direct or indirect ownership by Parent; provided that, (1) in the case of this clause (z), Parent and such Holding Entity shall be in compliance with Section 5.11(f) (within the time period set forth therein) and (2) any such Person described in clause (z)(B) shall at all times be in compliance with the covenant set forth in

Section 6.12(c) (it being understood and agreed that, solely for purposes of this clause (2), Section 6.12(c) shall be deemed to apply to such Person as if such Person were a “Holding Entity”), (iii) participating in tax, accounting and other administrative matters as a member of the consolidated group of Parent and its Subsidiaries, (iv) the performance of its obligations under this Agreement and the other Loan Documents, (v) the incurrence or existence of Liens in favor of any Loan Party or any non-consensual Liens not securing debt for borrowed money that would constitute Permitted Prior Liens hereunder if incurred by the Borrower, (vi) making Investments in the other Holding Entities (other than the TPG Blockers), the Borrower and its Restricted Subsidiaries, including any such Investments in existence on the Effective Date, (vii) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes, (viii) any public offering of its common stock or any other issuance or registration of its Equity Interests for sale or resale permitted by this Article VI, (ix) activities necessary or reasonably advisable for or incidental to the listing of Parent’s common stock and the continued existence of Parent as a public company, (x) making dividends or other distributions (other than distributions of Equity Interests of the Borrower or the other Holding Entities (other than the TPG Blockers)) to the holders of Parent’s common stock or holding any cash received in connection with Restricted Payments made by the Borrower in accordance with Section 6.06 or by any other Holding Entity in accordance with this Section 6.12(c), in each case, pending application thereof by Parent, (xi) consummating the Transactions and entering into, and performing under, the Tax Receivable Agreement and each other agreement set forth on Schedule 6.08 to which Parent is a party (in each case, as in effect on the date hereof and as the same may be amended from time to time solely to the extent any such amendment is not, individually or together with any other amendments thereto on or after the Effective Date, adverse to the Lenders in any material respect)) ~~and~~, (xii) providing unsecured guarantees in respect of the obligations under Surety Bonds incurred by the Borrower and its Restricted Subsidiaries pursuant to Section 6.03(n) and (xiii) activities incidental to the businesses or activities described in clauses (i) to (xii) of this paragraph.

(b)  Each TPG Blocker will not conduct, transact or otherwise engage in any business or operations, incur or suffer to exist Indebtedness or Liens, own or acquire any material assets, dispose of any assets or incur any liabilities (other than liabilities permitted under this Section 6.12(b), liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and business and activities permitted by this Agreement) or merge with or into any other Person, other than (i) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (ii) the direct ownership and/or acquisition of Equity Interests (other than Disqualified Equity Interests) of the Borrower, (iii) participating in tax, accounting and other administrative matters as a member of the consolidated group of Parent and its Subsidiaries, (iv) the performance of its obligations under this Agreement and the other Loan Documents, (v) the incurrence or existence of Liens in favor of any Loan Party or any non-consensual Liens not securing debt for borrowed money that would constitute Permitted Prior Liens hereunder if incurred by the Borrower, (vi) making Investments in the Borrower and its Restricted Subsidiaries, including any such Investments in existence on the Effective Date, (vii) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes, (viii) making dividends or other distributions (other than distributions of Equity Interests of the Borrower) to Parent or holding any cash received in connection with Restricted Payments made by the Borrower in accordance with Section 6.06 pending application thereof by such TPG Blocker, (ix) consummating the Transactions and entering into, and performing under any agreement set forth on Schedule 6.08 to which such TPG Blocker is a party (in each case, as in effect on the date hereof and as the same may be amended from time to time solely to the extent any such amendment is not, individually or together with any other amendments thereto on or after the Effective Date, adverse to the Lenders in any material respect)) and (x) activities incidental to the businesses or activities described in clauses (i) to (ix) of this paragraph; provided that, notwithstanding anything to the contrary herein, it is understood and agreed that any TPG Blocker may (i) dissolve so long as all or substantially all of its assets are transferred to another Holding Entity or (ii) merge with and into

Parent or another Holding Entity so long as, in the case of a merger with Parent or any other Holding Entity (other than any other TPG Blocker), Parent or such other Holding Entity is the surviving Person.

(c)  Each Holding Entity (other than Parent or a TPG Blocker) will not conduct, transact or otherwise engage in any business or operations, incur or suffer to exist Indebtedness or Liens, own or acquire any material assets, dispose of any assets or incur any liabilities (other than liabilities permitted under this Section 6.12(c), liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and business and activities permitted by this Agreement) or merge with or into any other Person, other than (i) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (ii) the direct or indirect ownership and/or acquisition of Equity Interests (other than Disqualified Equity Interests) of the Borrower and/or any other Holding Entities (other than Parent or a TPG Blocker), (iii) participating in tax, accounting and other administrative matters as a member of the consolidated group of Parent and its Subsidiaries, (iv) the performance of its obligations under this Agreement and the other Loan Documents, (v) the incurrence or existence of Liens in favor of any Loan Party or any non-consensual Liens not securing debt for borrowed money that would constitute Permitted Prior Liens hereunder if incurred by the Borrower, (vi) making Investments in other Holding Entities (other than Parent or a TPG Blocker), the Borrower and its Restricted Subsidiaries, (vii) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes, (viii) making dividends or other distributions (other than distributions of Equity Interests of the Borrower) to Parent or any other Holding Entity (other than a TPG Blocker) or holding any cash received in connection with Restricted Payments made by the Borrower in accordance with Section 6.06 or by any other Holding Entity in accordance with this Section 6.12(c), in each case, pending application thereof by such Holding Entity and (ix) activities incidental to the businesses or activities described in clauses (i) to (viii) of this paragraph; provided that, (A) for the avoidance of doubt, activities consummated and completed prior to the date a Holding Entity (other than a TPG Blocker) becomes a wholly-owned Subsidiary of Parent shall not be a violation of this Section 6.12(c) so long as (x) at the time such Holding Entity becomes a wholly-owned Subsidiary of Parent it has no assets or liabilities and (y) no such activities are consummated after the time such Holding Entity becomes a wholly-owned Subsidiary of Parent (in the case of each of the foregoing clauses (x) and (y), other than as otherwise expressly permitted under this Section 6.12(c)) and (B) notwithstanding anything to the contrary herein, it is understood and agreed that any Holding Entity (other than Parent or a TPG Blocker) may (i) dissolve so long as all or substantially all of its assets are transferred to another Holding Entity (other than a TPG Blocker) or (ii) merge with and into (x) Parent, (y) another Holding Entity (other than a TPG Blocker) or (z) a Person that is, or upon the consummation of such merger will become, a wholly-owned Subsidiary of Parent that is organized under the laws of a jurisdiction located in the United States of America so long as, in the case of a merger with (A) Parent, Parent is the surviving Person or (B) any such Person referred to in clause (z) above, either (1) such Holding Entity (other than Parent or a TPG Blocker) is the surviving Person or (2) the surviving Person becomes a Holding Entity immediately after giving effect to such merger and is in compliance with each of Section 5.11(f) (within the time periods specified therein) and this Section 6.12(c).

SECTION 6.13. Fiscal Year. Make any change in its (a) accounting policies or financial reporting practices, except as required by GAAP, or (b) Fiscal Year.

SECTION 6.14. Prepayments of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness that is (x) subordinated in right of payment to the Obligations or (y) secured on a junior lien basis to the Liens securing the Obligations (collectively, the “Junior Indebtedness”), except for (a) the refinancing thereof with the proceeds of any Permitted Refinancing Indebtedness permitted by Section 6.03, (b) the prepayment of Indebtedness of the Borrower or any Restricted Subsidiary owed to the Borrower or any Restricted Subsidiary to the extent not prohibited by the subordination provisions applicable thereto, (c) so long as no Event of Default shall exist before or after giving effect thereto, prepayments, redemptions, purchases or other payments made to satisfy Junior Indebtedness (not in violation of any subordination terms in respect thereof) in an amount not to exceed the sum of (1) the greater of $~~23,250,000~~129,000,000 and ~~15~~25% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 5.01(a) or (b) plus (2) any Net Equity Proceeds plus (3) ~~so long as the pro forma Total Net Leverage Ratio would be less than 3.50:1.00,~~ an amount not to exceed the Available Amount at the time of the making of such prepayment, redemption, purchase or other payment, (d) unlimited prepayments, redemptions, purchases or other payments made to satisfy Junior Indebtedness (not in violation of any subordination terms in respect thereof) shall be permitted so long as (i) no Event of Default shall exist before or after giving effect to such prepayment, redemption, purchase or other payment and (ii) the pro forma Total Net Leverage Ratio would be less than 3.25:1.00, and (e) payments of regularly scheduled interest and fees due under any document, agreement or instrument evidencing any Junior Indebtedness or entered into in connection with any Junior Indebtedness, other non-principal payments thereunder, any mandatory prepayments of principal, interest and fees thereunder, scheduled payments thereon necessary to avoid the Junior Indebtedness from constituting “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code and principal on the scheduled maturity date of any Junior Indebtedness (or within ninety (90) days thereof), in each case to the extent not expressly prohibited by the subordination provisions applicable thereto, if any.

SECTION 6.15. Sale and Leaseback Transactions. Enter into any Sale and Leaseback Transaction in which any Loan Party is the seller or the lessee unless the disposition of assets is permitted under Section 6.05 and the incurrence of indebtedness is permitted by Section 6.03.

SECTION 6.16. Amendments to Indebtedness. Amend, modify, or change in any manner any term or condition of any Junior Indebtedness, in each case, in a manner materially adverse to the Lenders or that would effect a prepayment, redemption or repurchase or a Restricted Payment not otherwise permitted under Section 6.06 or Section 6.14, as applicable.

Article VII
Events of Default

SECTION 7.01. Events of Default. Each of the following shall constitute an Event of Default (each, an “Event of Default”):

(a)  Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any reimbursement obligation in respect of any LC Disbursement or (ii) within five Business Days after the same becomes due, any interest on any Loan or LC Disbursement or any fee or any other amount payable (other than an amount referred to in the foregoing clause (i)) hereunder or under any other Loan Document; or

(b)  Specific Covenants. Any Holding Entity or the Borrower fails to perform or observe any term, covenant or agreement contained in any of (i) Sections 5.03(a), 5.04 (with respect to the Borrower’s existence), 5.10 or Article 6 or (ii) Section 5.01 and, in the case of this clause (ii), such failure continues for five days after the Administrative Agent provides written notice to the Borrower of such failure; or

(c)  Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the Administrative Agent provides written notice to the Borrower of such failure; or

(d)  Representation and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect in any material respect (or if qualified by materiality or Material Adverse Effect, in any respect) when made or deemed made; or

(e)  Cross-Default. (i) Any Holding Entity, the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness under the Loan Documents and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, in each case after any applicable grace, cure or notice period, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded (provided that this clause (B) shall not apply to secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement); or (ii) there occurs under any Swap Contract an Early Termination Date (as defined, or as such comparable term may be used and defined, in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Holding Entity, the Borrower or any Restricted Subsidiary is the Defaulting Party (as defined, or as such comparable term may be used and defined, in such Swap Contract) or (B) any Termination Event (as defined, or as such comparable term may be used and defined, in such Swap Contract) under any Swap Contract as to which any Holding Entity, the Borrower or any Restricted Subsidiary is an Affected Party (as defined, or as such comparable term may be used and defined, in such Swap Contract) and, in either event, the aggregate Swap Termination Value of all such Swap Contracts owed by such Holding Entity, the Borrower or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount; provided that, a default under clause (i) of this Section 7.01(e) shall only be continuing to the extent any such breach or default remains unremedied and is not validly waived by the required holders of such Indebtedness in accordance with the terms of the documents governing such Indebtedness prior to any termination of the Revolving Commitments and/or acceleration of the Loans or exercise by the Administrative Agent of any other remedies pursuant to Section 7.02; or

(f)  Insolvency Proceedings, Etc. Any Loan Party or any of its Restricted Subsidiaries (other than an Immaterial Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)  Inability to Pay Debts; Attachment. (i) Any Holding Entity, the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) admits in writing its inability to generally pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or

(h)  Judgments. There is entered against any Holding Entity, the Borrower or any Restricted Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 60 consecutive days during which such judgment has not be discharged or a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)  ERISA. (i) An ERISA Event occurs that alone or together with any other ERISA Events that have occurred would reasonably be expected to result in a Material Adverse Effect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan that would result in liability to such Loan Party or ERISA Affiliate in an aggregate amount in excess of the Threshold Amount; or

(j)  Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder including the release or termination thereof by the Administrative Agent or the Required Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any material provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any material provision of any Loan Document; or

(k)  Change of Control. There occurs any Change of Control; or

(l)  Collateral Documents. (i) Any Collateral Document after delivery thereof pursuant to Article 4 or Section 5.11 shall for any reason (other than pursuant to the terms hereof) cease to create a valid and perfected first priority Lien (subject to Permitted Prior Liens and any exceptions on the Mortgage Policies issued in connection with the Mortgaged Properties reasonably acceptable to the Administrative Agent) on the Collateral purported to be covered thereby or (ii) any Lien created or purported to be created by the Collateral Documents shall cease to have the lien priority established or purported to be established by any applicable intercreditor agreement (other than in accordance with its terms), except to the extent as a result of (x) the Administrative Agent’s failure to maintain possession of any stock certificates actually received by it representing Equity Interests pledged under the Collateral Documents or (B) a UCC financing statement having lapsed because a UCC continuation statement was not filed in a timely manner.

SECTION 7.02. Remedies Upon an Event of Default. If an Event of Default occurs (other than an event with respect to the Borrower described in Section 7.01(f)), and at any time thereafter during the continuance of such Event of Default, the Administrative Agent may with the consent of the

Required Lenders, and shall at the request of the Required Lenders, by notice to the Borrower, take any or all of the following actions, at the same or different times:

(a)  terminate the Commitments, and thereupon the Commitments shall terminate immediately;

(b)  declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations accrued hereunder and under any other Loan Document, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and the other Loan Parties;

(c)  require that the Borrower provide cash collateral as required in Section 2.06(j); and

(d)  exercise on behalf of itself, the Lenders and the Issuing Banks all rights and remedies available to it, the Lenders and the Issuing Banks under the Loan Documents and applicable law.

If an Event of Default described in Section 7.01(f) occurs with respect to the Borrower, the Commitments shall automatically terminate and the principal of the Loans then outstanding and cash collateral for the LC Exposure, together with accrued interest thereon and all fees and other Obligations accrued hereunder and under any other Loan Document, shall automatically become due and payable, and the obligation of the Borrower to cash collateralize the LC Exposure as provided in clause (c) above shall automatically become effective, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and the Holding Entities.

In addition to any other rights and remedies granted to the Administrative Agent and the Lenders in the Loan Documents, the Administrative Agent on behalf of the Lenders may exercise all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Loan Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived by the Holding Entities and the Borrower, in each case, on behalf of itself and its Subsidiaries), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by any Loan Party of any cash collateral arising in respect of the Collateral on such terms as the Administrative Agent deems reasonable, and/or may forthwith sell, lease, assign give an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Secured Parties, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, all without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Loan Party, which right or equity is hereby waived and released by the Holding Entities and the Borrower, in each case, on behalf of itself and its Subsidiaries. Each of the Holding Entities and the Borrower further agrees, in each case, on behalf of itself and its Subsidiaries, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the premises of the

Borrower, another Loan Party or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Article VII, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any other way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the New York Uniform Commercial Code, need the Administrative Agent account for the surplus, if any, to any Loan Party. To the extent permitted by applicable law, each Holding Entity and the Borrower, in each case, on behalf of itself and its Subsidiaries waives all Liabilities it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

SECTION 7.03. Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Borrower or the Required Lenders:

(a)  all payments received on account of the Obligations shall, subject to Section 2.21 and any intercreditor agreement permitted hereunder and then in effect, be applied by the Administrative Agent as follows:

(i)  first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent (including fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 9.03 and amounts pursuant to Section 2.12(c) payable to the Administrative Agent in its capacity as such);

(ii)  second, to payment of that portion of the Obligations constituting fees, expenses, indemnities and other amounts (other than principal, reimbursement obligations in respect of LC Disbursements, interest and Letter of Credit fees) payable to the Lenders, the Issuing Banks and the other Secured Parties (including fees and disbursements and other charges of counsel to the Lenders and the Issuing Banks payable under Section 9.03) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;

(iii)  third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and charges and interest on the Loans and unreimbursed LC Disbursements, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (iii) payable to them;

(iv)  fourth, (A) to payment of that portion of the Obligations constituting unpaid principal of the Loans and unreimbursed LC Disbursements, (B) to cash collateralize that portion of LC Exposure comprising the undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the Borrower pursuant to Section 2.06 or 2.21; provided that (x) any such amounts applied pursuant to subclause (B) above shall be paid to the Administrative Agent for the account of the Issuing Banks to cash collateralize Obligations in respect of Letters of Credit, (y) subject to Section 2.06 or 2.21, amounts used to cash collateralize the aggregate amount of Letters of Credit pursuant to this clause (iv) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of cash collateral shall be distributed to the other Obligations, if any, in the order set forth in this Section 7.03 and (C) to any other amounts owing with respect to Secured Cash Management Obligations and Secured Hedging Obligations, in each case, ratably among the Lenders and the Issuing Banks and any other applicable Secured Parties in proportion to the respective amounts described in this clause (iv) payable to them;

(v)  fifth, to the payment in full of all other Obligations, in each case ratably among the Administrative Agent, the Lenders, the Issuing Banks and the other Secured Parties based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and

(vi)  finally, the balance, if any, after all Obligations (other than Secured Hedging Obligations not yet due and payable, Secured Cash Management Obligations not yet due and payable and Unliquidated Obligations for which no claim has been made) have been paid in full in cash, to the Borrower or as otherwise required by law; and

(b)  if any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Article VIII
The Administrative Agent

SECTION 8.01. Authorization and Action.

(a)  Each Lender and each Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and collateral agent under the Loan Documents and each Lender and each Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Further, each of the Lenders and the Issuing Banks, on behalf of itself and any of its Affiliates that are Secured Parties, hereby irrevocably empower and authorize JPMorgan Chase Bank, N.A. (in its capacity as Administrative Agent) to execute and deliver the Collateral Documents and the Guarantee Agreement and all related documents or instruments as shall be necessary or appropriate to effect the purposes of the Collateral Documents and the Guarantee Agreement. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Lender and each Issuing Bank hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Collateral Document governed by the laws of such jurisdiction on such Lender’s or such Issuing Bank’s behalf. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b)  As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Holding Entity, the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c)  In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i)  the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, any Issuing Bank or any other Secured Party other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby;

(ii)  where the Administrative Agent is required or deemed to act as a trustee in respect of any Collateral over which a security interest has been created pursuant to a Loan Document expressed to be governed by the laws of any jurisdiction other than the United States of America, or is required or deemed to hold any Collateral “on trust” pursuant to the foregoing, the obligations and liabilities of the Administrative Agent to the Secured Parties in its capacity as trustee shall be excluded to the fullest extent permitted by applicable law; and

(iii)  nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.

(d)  The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e)  None of any Co-Documentation Agent or any Arrangers shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(f)  In case of the pendency of any proceeding with respect to any Loan Party under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any reimbursement obligation in respect of any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)  to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and

(ii)  to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such proceeding.

(g)  [reserved.]

(h)  The provisions of this Article VIII are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article VIII, none of the Holding Entities, the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article VIII.

SECTION 8.02. Administrative Agent’s Reliance, Limitation of Liability, Etc.

(a)  Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b)  The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.03 unless and until written notice thereof stating that it is a “notice under Section 5.03” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower, a Lender or the Issuing Banks. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent or (vi) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any Liabilities, costs or expenses suffered by any Holding Entity, the Borrower, any Subsidiary, any Lender or any Issuing Bank as a result of, any determination of the Credit Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender or any Issuing Bank or any Dollar amount thereof.

(c)  Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or any Issuing Bank and shall not be responsible to any Lender or the Issuing Banks for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

SECTION 8.03. Posting of Communications.

(a)  Each of the Holding Entities and the Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)  Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and each of the Holding Entities and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks, each of the Holding Entities and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c)  THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGERS, ANY CO-DOCUMENTATION AGENT OR ANY OF THEIR RESPECTIVE

RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

(d)  Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and each Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or each Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e)  Each of the Lenders, each of the Issuing Bank, each of the Holding Entities and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f)  Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 8.04. The Administrative Agent Individually. With respect to its Commitments, Loans (including Swingline Loans), Letter of Credit Commitment and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Banks”, “Lenders”, “Required Lenders”, “Required Revolving Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, an Issuing Bank or as one of the Required Lenders or Required Revolving Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Holding Entities, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.

SECTION 8.05. Successor Administrative Agent.

(a)  The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default under Sections 7.01(a) or (f) has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(b)  Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Collateral Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest) and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article VIII and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.

SECTION 8.06. Acknowledgements of Lenders and Issuing Banks.

(a)  Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Arrangers, any Co-Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arrangers, any Co-Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)  Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

(c) (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error.

(ii)  Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the

NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii)  The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations (or any other Obligations) owed by the Borrower or any other Loan Party; provided that, the immediately preceding clauses (x) and (y) shall not apply to the extent any such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds received by Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Payment.

(iv)  Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

(v)  For the avoidance of doubt, this Section 8.06(c) will not create any additional Obligations of the Loan Parties under the Loan Documents or otherwise increase or alter such Obligations

SECTION 8.07. Collateral Matters.

(a)  Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the UCC. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties. The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) as described in Section 9.14(d) or 9.14(e); (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant hereto. Upon any sale or transfer to any Person that is not a Loan Party of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days’ prior written request by the Borrower to the Administrative Agent, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Secured Parties herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s reasonable opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Loan Parties in respect of) all interests retained by any Loan Party, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent.

(b)  In furtherance of the foregoing and not in limitation thereof, no Secured Cash Management Agreement or Secured Hedge Agreement will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such Secured Cash Management Agreement or Secured Hedge Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

(c)  The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to (i) subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 6.01(c), (d), (e), (f), (g), (h), (i), (j), (m), (n), (p) and (s) and (ii) execute any intercreditor agreements and/or subordination agreements with any holder of any Indebtedness or Liens permitted by this Agreement to the extent such intercreditor agreement and/or subordination agreement is required. The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.

SECTION 8.08. Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles

(provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION 8.09. Certain ERISA Matters.

(a)  Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto, to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)  such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)  the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)  (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)  such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)  In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Arrangers, the Co-Documentation Agents or any of their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, or the Arrangers, the Co-Documentation Agents or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(c)  The Administrative Agent and each Arranger and Co-Documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent fees or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 8.10. Cash Management Agreements and Secured Hedge Agreements.

(c)  Except as otherwise expressly set forth herein or in any Loan Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 7.03, any Guarantee or any Collateral by virtue of the provisions hereof or of any Guarantee (including the Guarantee Agreement) or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or consent to any amendment, waiver or modification of the provisions hereof or of the Guarantee Agreement or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII or Section 7.03 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Cash Management

Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Cash Management Agreements and Secured Hedge Agreements in the case of a Termination Date. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of this Article VIII for itself and its Affiliates as if a “Lender” party hereto.

(d)  Each of the Cash Management Banks and Hedge Banks hereby authorizes the Administrative Agent to enter into the any intercreditor agreement, subordination agreement or other agreement or arrangement permitted under this Agreement, and any amendment, modification, supplement or joinder with respect thereto, and each of the Cash Management Banks and Hedge Banks acknowledges that any such agreement or arrangement is binding upon such Cash Management Bank or Hedge Bank, as applicable.

Article IX
Miscellaneous

SECTION 9.01. Notices.

(a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by e-mail, as follows:

(i)  if to the Borrower, to it at 6200 Paseo Padre Pkwy
Fremont, CA 94555, iredondo@nextracker.com, with a copy (which shall not constitute notice) to Katten Muchin Rosenman LLP, 50 Rockefeller Plaza, New York, NY 10020-1605, evan.borenstein@katten.com and brian.stern@katten.com;

(ii)  if to any Holding Entity, to it at 6200 Paseo Padre Pkwy
Fremont, CA 94555, iredondo@nextracker.com, with a copy (which shall not constitute notice) to Katten Muchin Rosenman LLP, 50 Rockefeller Plaza, New York, NY 10020-1605, evan.borenstein@katten.com and brian.stern@katten.com;

(iii)  if to the Administrative Agent, (A) in the case of a notification of the DQ List, to it at JPMDQ_Contact@jpmorgan and (B) for Borrowings and all other notices, to it at:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road

NCC5, Floor 1

Newark, DE 19713-2107

Attention:

Michelle Won

Email:

michelle.won@chase.com

Facsimile:

302-634-3301

with a copy to:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road

NCC5, Floor 1

Newark, DE 19713-2107

Attention:

Iris Vasquez

Email:

wasiris.vasquez@chase.com

Facsimile:

302-634-3301

(iv)  if to any Lender or Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)  Notices and other communications to any Loan Party, the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(d)  Any party hereto may change its address, telecopy number or email for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02. Waivers; Amendments.

(a)  No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Holding Entity or the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)  Except as provided in Section 2.20 with respect to an Incremental Amendment or as provided in Section 2.14(b), Section 2.14(c), Section 9.02(c) and Section 9.02(e), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by, in the case of this Agreement, the Holding Entities, the Borrower and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) and, in the case of any other Loan Document, the applicable Loan Parties party to such Loan Document and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders); provided that, no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest, fees or other amounts payable hereunder, without the written consent of each Lender directly affected thereby (except that neither(A) any amendment or modification of the financial covenant in this Agreement (or defined terms used in the financial covenant in this Agreement) or (B) the waiver or reduction of the Borrower to pay interest or fees at the applicable default rate set forth in Section 2.13(d) shall constitute a reduction in the rate of interest or fees for purposes of this clause (ii)), (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby (other than any reduction of the amount of, or any extension of the payment date for, the mandatory prepayments required under Section 2.11 or the waiver or reduction of the Borrower to pay interest or fees at the applicable default rate set forth in Section 2.13(d), in each case which shall only require the approval of the Required Lenders), (iv) change Section 2.09(c) or 2.18(b) or (d) in a manner that would alter the ratable reduction of Commitments or the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change the payment waterfall provisions of Section 2.21(b) or 7.03 without the written consent of each Lender, (vi) waive any condition set forth in Section 4.02 in respect of the making of a Revolving Loan without the written consent of the Required Revolving Lenders (provided further and notwithstanding anything to the contrary herein, any waiver of the conditions set forth in Section 4.02 in respect of the making of Revolving Loans shall only require the consent of the Required Revolving Lenders), (vii) change any of the provisions of this Section or the definition of “Required Lenders”, “Required Revolving Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, solely with the consent of the parties prescribed by Section 2.20 to be parties to an Incremental Amendment, Incremental ~~Term~~ Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Loans are included on the Effective Date), (viii) (x) release the Borrower from its obligations under Article X or, except as provided in Section 9.14(e), under the Collateral Documents or (y) release all or substantially all of the Guarantors from their obligations under the Guarantee Agreement or, except as provided in Section 9.14(e), the Collateral Documents, in each case, without the written consent of each Lender, (ix) except as provided in Section 9.14(d) or 9.14(e) or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender or (x) except as provided in Section 8.07(c) or in any Collateral Document, subordinate (1) the Liens securing the Obligations under the Loan Documents or (2) the Obligations under the Loan Documents in right of payment, in each case, to the obligations under any Indebtedness (such Indebtedness, “Priming Debt”), without the written consent of each Lender; provided that, this clause (x) shall not apply with respect to (i) a “roll up” debtor-in-possession financing or (ii) any transaction in respect of Priming Debt so long as the Borrower offered to each Lender directly and adversely affected thereby a bona fide opportunity to ratably participate in such Priming Debt on the same terms as the other lenders participating in such Priming Debt; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be (it being understood that any change to Section 2.21 shall require the consent of the Administrative Agent, the Issuing Banks and the Swingline Lender); and provided further that no such agreement shall amend or modify the provisions of Section 2.06 without the prior written consent of the Administrative Agent and such Issuing Bank and (B) any amendment or waiver that by its terms affects the rights or duties of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) will require only the requisite percentage in interest of the affected Class or Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders. Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification.

(c)  Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (x) to add one or more credit facilities (in addition to the Incremental ~~Term~~ Loans pursuant to an Incremental Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans, the initial Term Loans, Incremental ~~Term~~ Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.

(d)  If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent (and, in the case of any Revolving Lender, the Issuing Banks and the Swingline Lender) shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, (ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender and (iii) such Non-Consenting Lender shall have received the outstanding principal amount of its Loans and participations in LC Disbursements. Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

(e)  Notwithstanding anything to the contrary herein, if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

SECTION 9.03. Expenses; Limitation of Liability; Indemnity Etc.

(a)  Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates and the Arrangers (which shall be limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of a single firm as primary counsel and a single firm of local counsel in each applicable material jurisdiction), in connection with the syndication and distribution (including, without limitation, via the Internet or through a service such as Intralinks and any virtual data room fees) of the credit facilities provided for herein, the preparation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender (which shall be limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of a single firm as primary counsel, along with a single firm of local counsel in each applicable material jurisdiction, for all such parties taken as a whole, and, in the event of an actual or reasonably perceived conflict of interest (as reasonably determined by the Administrative Agent or the applicable Issuing Bank or Lender), one additional firm of primary counsel and one additional local counsel in each applicable material jurisdiction, in each case, for each group of similarly affected persons) in connection with the enforcement or protection of its rights in connection with this Agreement and any other Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses (subject to the foregoing limitations with respect to legal fees and expenses) incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)  Limitation of Liability. To the extent permitted by applicable law (i) the Borrower and any other Loan Party shall not assert, and the Borrower and each other Loan Party hereby waives, any claim against the Administrative Agent, any Arrangers, any Co-Documentation Agent, any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 9.03(b) shall relieve the Borrower or any other Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(c)  Indemnity. The Borrower shall indemnify the Administrative Agent, each Arranger, each Co-Documentation Agent, the Swingline Lender, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses (which shall be limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of a single firm of primary counsel, along with a single firm of local counsel in each applicable material jurisdiction for all Indemnitees taken as whole, and, in the event of an actual or reasonably perceived conflict of interest (as reasonably determined by the applicable Indemnitees), one additional firm of primary counsel and one additional local counsel in each applicable material jurisdiction, in each case, to each group of similarly affected Indemnitees) incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, (ii) the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (iii) any action taken in connection with this Agreement, including, but not limited to, the payment of principal, interest and fees, (iv) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (v) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Holding Entity, the Borrower or any of their respective Subsidiaries, or any Environmental Liability related in any way to any Holding Entity, the Borrower or any of their respective Subsidiaries or (vi) any actual or prospective Proceeding in any jurisdiction relating to any of the foregoing (including in relation to enforcing the terms of the limitation of liability and indemnification referred to above), whether or not such Proceeding is brought by the Borrower or any other Loan Party or its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have primarily resulted from (i) the willful misconduct, bad faith or gross negligence of such Indemnitee, (ii) a material breach by such Indemnitee of its obligations under this Agreement or the other Loan Documents or (iii) any dispute solely among Indemnitees (not arising from any act or omission of the Borrower or any of its Affiliates) other than claims against an Indemnitee acting in its capacity as, or in fulfilling its role as, the Administrative Agent, an Arranger, the Swingline Lender, an Issuing Bank or any other similar capacity under this Agreement or the other Loan Documents. This Section 9.03(c) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(d)  Lender Reimbursement. To the extent that the Borrower fails to pay any amount required to be paid by it under clause (a) or (c) of this Section 9.03, each Lender severally agrees to pay to the Administrative Agent, and each Revolving Lender severally agrees to pay to each Issuing Bank, the Swingline Lender, and each Related Party of any of the foregoing Persons (each, an “Agent-Related Person”), as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable payment is sought) of such unpaid amount (it being understood that the Borrower’s failure to pay any such amount shall not relieve the Borrower of any default in the payment thereof); provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such.

(e)  Payments. All amounts due under this Section 9.03 shall be payable not later than thirty (30) days after written demand therefor.

SECTION 9.04. Successors and Assigns.

(a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the relevant Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the relevant Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, Indemnitees, Lender-Related Persons and the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A)  the Borrower (provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within (x) in the case of an assignment of Revolving Loans or Revolving Commitments, ten (10) Business Days after having received notice thereof and (y) in the case of an assignment of Term Loans, five (5) Business Days after having received notice thereof); provided further that, no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Sections 7.01(a) and (f) has occurred and is continuing, any other assignee;

(B)  the Administrative Agent; provided that, no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender, an Approved Fund;

(C)  the Issuing Banks; provided that no consent of the Issuing Banks shall be required for an assignment of all or any portion of a Term Loan; and

(D)  the Swingline Lender; provided that no consent of the Swingline Lender shall be required for an assignment of all or any portion of a Term Loan.

(ii)  Assignments shall be subject to the following additional conditions:

(A)  except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of Revolving Commitments and Revolving Loans) or $1,000,000 (in the case of a Term Loan) unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default under Sections 7.01(a) and (f) has occurred and is continuing;

(B)  each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)  the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders; and

(D)  the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws.

For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof, (d) each Holding Entity, the Borrower or any of their respective Affiliates or (d) a Disqualified Institution.

(i)  Subject to acceptance and recording thereof pursuant to clause (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such

Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such Assignment and Assumption). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section.

(ii)  The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(iii)  Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section and any written consent to such assignment required by clause (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(d), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)  Any Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to

Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or Section 1.163-5(b) of the Proposed United States Treasury Regulations (or, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Notwithstanding anything herein to the contrary, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over it, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)  Disqualified Institutions.

(i)  No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign or grant a participation in all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). Notwithstanding anything herein to the contrary, with respect to any assignee or Participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a written supplement to the list of “Disqualified Institutions” referred to in, the definition of “Disqualified Institution”), (x) such assignee or Participant shall not retroactively be disqualified from becoming a Lender or Participant and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment or participation in violation of this clause (e)(i) shall not be void, but the other provisions of this clause (e) shall apply.

(ii)  If any assignment or participation is made to any Disqualified Institution without the Borrower’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interest, rights and obligations under this Agreement to one or more Persons (other than an Ineligible Institution, the Borrower, any of the Borrower’s Subsidiaries or any of the Borrower’s Affiliates) at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii)  Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions to whom an assignment or participation is made in violation of clause (i) above (A) will not have the right to (x) receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter and (y) for purposes of voting on any plan of reorganization, each Disqualified Institution party hereto hereby agrees (1) not to vote on such plan of reorganization, (2) if such Disqualified Institution does vote on such plan of reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other applicable laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan of reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other applicable laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv)  The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on an Approved Electronic Platform, including that portion of such Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender or potential Lender requesting the same.

(v)  The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any other Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y)

have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, by any other Person to any Disqualified Institution.

(f)  Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of its Term Loans hereunder to the Borrower but only if:

(i)  such assignment is made pursuant to a Dutch auction open to all Lenders holding Term Loans of the specified Class on a pro rata basis;

(ii)  no Event of Default has occurred and is continuing or would result therefrom;

(iii)  any such Term Loans shall be automatically and permanently cancelled and retired immediately upon acquisition thereof by the Borrower and the Administrative Agent shall record such cancellation and retirement in the Register; and

(iv)  the Borrower does not use the proceeds of the Revolving ~~Credit~~ Facility to acquire such Term Loans.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) the reductions of the Letter of Credit Commitment of any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic

Signature transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each other Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the other Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) agrees that the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other obligations at any time owing, by such Lender, each Issuing Bank or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, such Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the relevant Issuing Bank, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Issuing Banks and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have. Each Lender and each Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.

(a)  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN ANY SUCH OTHER LOAN DOCUMENT) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b)  Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Secured Party relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.

(c)  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(d)  Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(e)  Each of the parties hereto hereby irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case the Administrative Agent, any such Issuing Bank or any such Lender agrees (except with respect to any audit, review or examination conducted by bank accountants or examiners or any self-regulatory authority or governmental or regulatory authority exercising examination or regulatory authority), to the extent reasonably practicable and not prohibited by applicable law or regulation, to inform the Borrower as promptly as practicable prior to any such disclosure), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (1) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participants, in reliance on this clause (f)) or (2) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction and to credit insurance providers and brokers, in each case, relating to the Borrower and its obligations, (g) on a confidential basis to (1) any rating agency in connection with rating any Holding Entity, the Borrower or its Subsidiaries or the credit facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein, (h) with the consent of the

Borrower or (i) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower and other than customary information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 9.13. USA PATRIOT Act. Each Lender that is subject to the requirements of the Patriot Act and the requirements of the Beneficial Ownership Regulation hereby notifies the Borrower and each other Loan Party that, pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower or such Loan Party, which information includes the name, address and tax identification number of the Borrower and such Loan Party and other information that will allow such Lender to identify the Borrower and such Loan Party in accordance with the Patriot Act and the Beneficial Ownership Regulation and other applicable “know your customer” and anti-money laundering rules and regulations.

SECTION 9.14. Collateral and Guaranty Matters.

(a)  A Guarantor (other than any Holding Entity or the Borrower) shall automatically be released from its obligations under the Guarantee Agreement and the Collateral Documents upon the consummation of any transaction permitted by this Agreement as a result of which such Guarantor ceases to be a Restricted Subsidiary or, in the case of a TPG Blocker, such TPG Blocker shall automatically be released from its obligations under this Agreement upon the dissolution of such TPG Blocker or the merger of such TPG Blocker with and into another Holding Entity, in each case, in a transaction permitted by Section 6.12; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. In connection with any release of a Guarantor or Liens on Collateral pursuant to this Section 9.14, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) promptly execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence the release of such release of such Guarantor from its obligations under the Guarantee Agreement and the Collateral Documents, in each case in accordance with the terms of the Loan Documents and this Section 9.14; provided that, if requested by the Administrative Agent, the Borrower shall have delivered a certificate, executed by a Responsible Officer of the Borrower on or prior to the date any such action is requested to be taken by the Administrative Agent, certifying that the applicable transaction is permitted under the Loan Documents (and the Lenders hereby authorize the Administrative Agent to rely upon such certificate in performing its obligations under this Section 9.14).

(b)  Further, the Administrative Agent may (and is hereby irrevocably authorized by each Lender to), upon the request of the Borrower, release any Guarantor (other than any Holding Entity or the Borrower) from its obligations under the Guarantee Agreement and the Collateral Documents if (i) such Guarantor becomes an Excluded Subsidiary or is otherwise not required pursuant to the terms of this Agreement to be a Guarantor (provided that, if any Guarantor becomes an Excluded Subsidiary by virtue of clause (d) of the definition thereof, such Guarantor shall not be released from its obligations under the Guarantee Agreement and the Collateral Documents solely by virtue of becoming an Excluded Subsidiary of the type described in clause (d) of the definition thereof as a result of a disposition of less than all of its outstanding Equity Interests, unless (x) the Borrower shall at such time be deemed to have made an Investment in a non-Loan Party Subsidiary (as if such Subsidiary were then newly acquired) in an amount equal to the fair market value of such Subsidiary still directly or indirectly owned by the Borrower after giving effect to the Disposition that caused such Subsidiary to become an Excluded Subsidiary and (y) such Disposition is a good faith Disposition to a bona fide unaffiliated third party (as determined by the Borrower in good faith) for a bona fide business purpose (as determined by the Borrower in good faith) (it being understood that this proviso shall not limit the release of any Guarantor that otherwise qualifies as an Excluded Subsidiary for reasons other than by virtue of clause (d) of the definition thereof)) or (ii) such release is approved, authorized or ratified by the requisite Lenders pursuant to Section 9.02.

(c)  At such time as the principal and interest on the Loans, all LC Disbursements, the fees, expenses and other amounts payable under the Loan Documents and the other Obligations (other than Secured Hedging Obligations not yet due and payable, Secured Cash Management Obligations not yet due and payable, Unliquidated Obligations for which no claim has been made and other Obligations expressly stated to survive such payment and termination) shall have been paid in full in cash, the Commitments shall have been terminated and no Letters of Credit shall be outstanding (or any outstanding Letters of Credit shall have been cash collateralized or backstopped pursuant to arrangements reasonably satisfactory to the Administrative Agent and the relevant Issuing Bank (the “Termination Date”)), the Collateral Documents and all obligations (other than those expressly stated to survive such termination) of each Guarantor thereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.

(d)  The Liens granted to the Administrative Agent by the Loan Parties on any Collateral shall automatically terminate and be released and the Administrative Agent is hereby authorize to release such Liens (i) upon the Termination Date, (ii) on Collateral (other than Equity Interests in the Borrower) constituting property being sold or disposed of in a transaction permitted hereunder to any Person (other than to a Loan Party) if the Borrower certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) on Collateral constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII or (v) on assets that constitute Excluded Assets. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(e)  If at any time the Investment Grade Condition is satisfied (the “IG Release Date”), upon the Borrower’s delivery to the Administrative Agent of an officers’ certificate certifying that the Investment Grade Condition has been satisfied, the Collateral Documents (excluding, for the avoidance of doubt, this Agreement and the Guarantee Agreement) shall be automatically terminated and all such Collateral shall be released from the Liens created by the Collateral Documents without delivery of any instrument or performance of any act by any Person.

Notwithstanding anything to the contrary in this Agreement, upon a Subsidiary being designated an Unrestricted Subsidiary in accordance with Section 5.16 of this Agreement or otherwise ceasing to be a Restricted Subsidiary (including by way of liquidation or dissolution) in a transaction permitted by this Agreement, such Subsidiary shall be automatically released and relieved of any obligations under this Agreement, the Guarantee Agreement, the Collateral Documents and all other Loan Documents, all Liens granted by such Subsidiary in its assets to the Administrative Agent shall be automatically released, all pledges to the Administrative Agent of Equity Interests in any such Subsidiary shall be automatically released, and the Administrative Agent is authorized to, and shall promptly, deliver to the Borrower any acknowledgement confirming such releases and all necessary releases and terminations, in each case as the Borrower may reasonably request to evidence such release and at Borrower’s expense (in accordance with Section 9.03(a)). To the extent any Loan Document conflicts or is inconsistent with the terms of this Section, this Section shall govern and control in all respects.

Any execution and delivery of documents pursuant to this Section 9.14 shall be without recourse to or warranty by the Administrative Agent.

SECTION 9.15. Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

SECTION 9.16. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the applicable Overnight Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.17. No Fiduciary Duty, etc.

(a)  Each of the Holding Entities and the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to each of the Holding Entities and the Borrower with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, any Holding Entity, the Borrower or any other person. Each of the Holding Entities and the Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each of the Holding Entities and the Borrower acknowledges and agrees that no Credit Party is advising any Holding Entity or the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Each of the Holding Entities and the Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to any Holding Entity or the Borrower with respect thereto.

(b)  Each of the Holding Entities and the Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, any Holding Entity, the Borrower, its Subsidiaries and other companies with which any Holding Entity, the Borrower or any of its Subsidiaries may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c)  In addition, each of the Holding Entities and the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its Affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which any Holding Entity, the Borrower or any of its Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each of the Holding Entities and the Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to any Holding Entity, the Borrower or any of its Subsidiaries, confidential information obtained from other companies.

SECTION 9.18. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the

Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)  the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)  the effects of any Bail-In Action on any such liability, including, if applicable:

(i)  a reduction in full or in part or cancellation of any such liability;

(ii)  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)  the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.19. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 9.20. Intercreditor Agreements. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document: (i) the Liens granted to the Administrative Agent in favor of the Secured Parties pursuant to the Loan Documents and the exercise of any right related to any

Collateral shall be subject, in each case, to the terms of any intercreditor agreement permitted hereunder and then in effect, (ii) in the event of any conflict between the express terms and provisions of this Agreement or any other Loan Document, on the one hand, and any such intercreditor agreement, on the other hand, the terms and provisions of such intercreditor agreement shall control and (iii) each Lender and Issuing Bank (A) authorizes the Administrative Agent to execute any such intercreditor agreement on behalf of such Lender and Issuing Bank, and (B) agrees to be bound by the terms of any such intercreditor agreement and agrees that any action taken by the Administrative Agent under any such intercreditor agreement shall be binding upon such Lender and Issuing Bank.

SECTION 9.21. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such Agreement Currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

Article X
Borrower Guarantee

In order to induce the Lenders to extend credit to the Borrower hereunder and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Borrower hereby absolutely and irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Specified Ancillary Obligations of the Subsidiaries. The Borrower further agrees that the due and punctual payment of such Specified Ancillary Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Specified Ancillary Obligation.

The Borrower waives presentment to, demand of payment from and protest to any Subsidiary of any of the Specified Ancillary Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Borrower hereunder shall not be affected by (a) the failure of any applicable Lender (or any of its Affiliates) to assert any claim or demand or to enforce any right or remedy against any Subsidiary under the provisions of any Cash Management Agreement, any Swap Contracts or otherwise; (b) any extension or renewal of any of the Specified Ancillary Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, any other Loan Document, any Cash Management Agreement, any Swap Contracts or other agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Specified Ancillary Obligations; (e) the failure of any applicable Lender (or any of its Affiliates) to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Specified Ancillary Obligations, if any; (f) any change in the corporate, partnership or other existence, structure or ownership of any Subsidiary or any other guarantor of any of the Specified Ancillary Obligations; (g) the enforceability or validity of the Specified Ancillary Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Specified Ancillary Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Subsidiary or any other guarantor of any of the Specified Ancillary Obligations, for any reason related to this Agreement, any other Loan Document, any Cash Management Agreement, any Swap Contracts, or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by such Subsidiary or any other guarantor of the Specified Ancillary Obligations, of any of the Specified Ancillary Obligations or otherwise affecting any term of any of the Specified Ancillary Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Borrower or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Borrower to subrogation, other than the payment of such obligations.

The Borrower further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Specified Ancillary Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any applicable Lender (or any of its Affiliates) to any balance of any deposit account or credit on the books of the Administrative Agent, any Issuing Bank or any Lender in favor of any Subsidiary or any other Person.

The obligations of the Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Specified Ancillary Obligations, any impossibility in the performance of any of the Specified Ancillary Obligations or otherwise.

The Borrower further agrees that its obligations hereunder shall constitute a continuing and irrevocable guarantee of all Specified Ancillary Obligations now or hereafter existing and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Specified Ancillary Obligation (including a payment effected through exercise of a right of setoff) is rescinded, or is or must otherwise be restored or returned by any applicable Lender (or any of its Affiliates) upon the insolvency, bankruptcy or reorganization of any Subsidiary or otherwise (including pursuant to any settlement entered into by a holder of Specified Ancillary Obligations in its discretion).

In furtherance of the foregoing and not in limitation of any other right which any applicable Lender (or any of its Affiliates) may have at law or in equity against the Borrower by virtue hereof, upon the failure of any Subsidiary to pay any Specified Ancillary Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Borrower hereby promises to and will, upon receipt of written demand by any applicable Lender (or any of its Affiliates), forthwith pay, or cause to be paid, to such applicable Lender (or any of its Affiliates) in cash an amount equal to the unpaid principal amount of such Specified Ancillary Obligations then due, together with accrued and unpaid interest thereon. The Borrower further agrees that if payment in respect of any Specified Ancillary Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York, Chicago or any other office, branch, affiliate or correspondent bank of the applicable Lender for such currency and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Specified Ancillary

Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of any applicable Lender (or any of its Affiliates), disadvantageous to such applicable Lender (or any of its Affiliates) in any material respect, then, at the election of such applicable Lender, the Borrower shall make payment of such Specified Ancillary Obligation in Dollars (based upon the applicable equivalent Dollar amount of such Specified Ancillary Obligation on the date of payment as determined by the Administrative Agent) and/or in New York, Chicago or such other payment office as is designated by such applicable Lender (or its Affiliate) and, as a separate and independent obligation, shall indemnify such applicable Lender (and any of its Affiliates) against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

Until the full performance and payment in cash of the Obligations (other than Secured Hedging Obligations not yet due and payable, Secured Cash Management Obligations not yet due and payable and Unliquidated Obligations for which no claim has been made), upon payment by the Borrower of any sums as provided above, all rights of the Borrower against any Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior payment in full in cash of all the Specified Ancillary Obligations owed by such Subsidiary to the applicable Lender (or its applicable Affiliates).

The Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Guarantor to honor all of its obligations under the Guarantee Agreement and the Collateral Documents in respect of Specified Swap Obligations (provided, however, that the Borrower shall only be liable under this paragraph for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this paragraph or otherwise under this Article X voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The Borrower intends that this paragraph constitute, and this paragraph shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Nothing shall discharge or satisfy the liability of the Borrower hereunder except the full performance and payment in cash of the Obligations (other than Secured Hedging Obligations not yet due and payable, Secured Cash Management Obligations not yet due and payable and Unliquidated Obligations for which no claim has been made).

[Signature Pages Intentionally Omitted]

Exhibit B

Amendment No. 2 Revolving Commitments

Amendment No. 2 Incremental Lender	Amendment No. 2 Revolving Commitment
JPMORGAN CHASE BANK, N.A.	$26,692,307.68
BANK OF AMERICA, N.A.	$27,538,461.54
BARCLAYS BANK PLC	$42,923,076.92
CITIBANK, N.A.	$39,076,923.08
MIZUHO BANK, LTD.	$52,538,461.54
THE BANK OF NOVA SCOTIA	$27,538,461.54
BNP PARIBAS	$27,538,461.54
HSBC BANK USA	$27,538,461.54
KEYBANK NATIONAL ASSOCIATION	$46,769,230.77
TRUIST BANK	$27,538,461.54
UNICREDIT BANK GMBH, NEW YORK BRANCH	$46,769,230.77
U.S. BANK NATIONAL ASSOCIATION	$46,769,230.77
GOLDMAN SACHS BANK USA	$40,000,000.00
SUMITOMO MITSUI BANKING CORPORATION	$20,769,230.77
AGGREGATE COMMITMENTS	$500,000,000.00

Exhibit C

Schedule 2.01A

[see attached]

SCHEDULE 2.01A

Commitments

Lender	Revolving Commitment
JPMORGAN CHASE BANK, N.A.	$94,000,000.00
BANK OF AMERICA, N.A.	$91,000,000.00
BARCLAYS BANK PLC	$91,000,000.00
CITIBANK, N.A.	$91,000,000.00
MIZUHO BANK, LTD.	$91,000,000.00
THE BANK OF NOVA SCOTIA	$66,000,000.00
BNP PARIBAS	$66,000,000.00
HSBC BANK USA	$66,000,000.00
KEYBANK NATIONAL ASSOCIATION	$66,000,000.00
TRUIST BANK	$66,000,000.00
UNICREDIT BANK GMBH, NEW YORK BRANCH	$66,000,000.00
U.S. BANK NATIONAL ASSOCIATION	$66,000,000.00
GOLDMAN SACHS BANK USA	$40,000,000.00
SUMITOMO MITSUI BANKING CORPORATION	$40,000,000.00
AGGREGATE COMMITMENTS	$1,000,000,000.00

Exhibit D

Schedule 2.01B

[see attached]

SCHEDULE 2.01B

Letter of Credit Commitments

Issuing Bank	Letter of Credit Commitment
JPMORGAN CHASE BANK, N.A.	$51,086,957.00
BANK OF AMERICA, N.A.	$49,456,522.00
BARCLAYS BANK PLC	$49,456,522.00
CITBIANK, N.A.	$49,456,522.00
MIZUHO BANK, LTD.	$49,456,522.00
THE BANK OF NOVA SCOTIA	$35,869,565.00
BNP PARIBAS	$35,869,565.00
HSBC BANK USA	$35,869,565.00
KEYBANK NATIONAL ASSOCIATION	$35,869,565.00
TRUIST BANK	$35,869,565.00
U.S. BANK NATIONAL ASSOCIATION	$35,869,565.00